EXHIBIT 10.1
------------



                      PURCHASE AND SALE AGREEMENT
                             (EUROPE/USA)


                             by and among


                    LASALLE PARTNERS INCORPORATED,

THE JONES LANG WOOTTON ENTITIES LISTED HEREIN,


 The Persons named as "Management Shareholders" on the Signature Pages hereto

and

The "Shareholders" and "Related JLW Owners" who hereafter execute a Purchase and Sale Joinder
Agreement (Europe/USA)

                     dated as of October 21, 1998

                           TABLE OF CONTENTS

                                                                   Page

                               ARTICLE I

                      PURCHASE AND SALE OF SHARES . . . . . . . . .   3
              Section 1.1   Purchase and Sale of Shares . . . . . .   3
              Section 1.2   Purchase Price. . . . . . . . . . . . .   3
              Section 1.3   Escrow of Certain Consideration Shares.   4
              Section 1.4   Consideration Adjustment. . . . . . . .   4
              Section 1.5   Closing . . . . . . . . . . . . . . . .  11
              Section 1.6   Deliveries by the Shareholders. . . . .  12
              Section 1.7   Deliveries by Parent. . . . . . . . . .  13
              Section 1.8   Representatives . . . . . . . . . . . .  13
              Section 1.9   Corporate Governance Matters. . . . . .  15
              Section 1.10  Integration . . . . . . . . . . . . . .  18

                              ARTICLE II

                        MATTERS RELATING TO THE
                  SHAREHOLDER TRANSACTION DOCUMENTS;
                             REALLOCATION . . . . . . . . . . . . .  18
              Section 2.1   Signing Procedures. . . . . . . . . . .  18
              Section 2.2   Permitted Reallocation of Consideration
and Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

                              ARTICLE III

                    REPRESENTATIONS AND WARRANTIES
                        OF THE JLW PARTNERSHIPS
     AND THE MANAGEMENT SHAREHOLDERS. . . . . . . . . . . . . . . .  20
              Section 3.1   Shares; Claims to Assets. . . . . . . .  20
              Section 3.2   Corporate Organization. . . . . . . . .  21
              Section 3.3   Capitalization of the Companies . . . .  21
              Section 3.4   Subsidiaries and Affiliates . . . . . .  22
              Section 3.5   Authorization . . . . . . . . . . . . .  23
              Section 3.6   No Violation. . . . . . . . . . . . . .  24
              Section 3.7   Consents and Approvals. . . . . . . . .  24
              Section 3.8   Financial Statements. . . . . . . . . .  24
              Section 3.9   No Undisclosed Liabilities. . . . . . .  26
              Section 3.10  Absence of Certain Changes. . . . . . .  27
              Section 3.11  Real Property . . . . . . . . . . . . .  27
              Section 3.12  Intangible Property Rights. . . . . . .  27
              Section 3.13  Certain Contracts . . . . . . . . . . .  30
              Section 3.14  Licenses and Other Authorizations . . .  31
              Section 3.15  Year 2000 and Euro Compliance . . . . .  31
              Section 3.16  Clients . . . . . . . . . . . . . . . .  32
              Section 3.17  Operation of the Businesses . . . . . .  32
              Section 3.18  Insurance . . . . . . . . . . . . . . .  32
              Section 3.19  Labor Relations . . . . . . . . . . . .  33
              Section 3.20  Employee Benefit Plans. . . . . . . . .  33
              Section 3.21  Litigation. . . . . . . . . . . . . . .  35
              Section 3.22  Compliance with Law . . . . . . . . . .  35
              Section 3.23  Taxes . . . . . . . . . . . . . . . . .  36
              Section 3.24  Environmental Matters . . . . . . . . .  38
              Section 3.25  Personnel . . . . . . . . . . . . . . .  39
              Section 3.26  Disclosure Documents. . . . . . . . . .  39
              Section 3.27  Integration Matters . . . . . . . . . .  39
              Section 3.28  Related Party Transactions. . . . . . .  39
              Section 3.29  Activities of NewCo 1, NewCo 2, NewCo 3
and Salta Ltd . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
              Section 3.30  Securities Laws Matters.. . . . . . . .  40
              Section 3.31  Opinion of Financial Advisor. . . . . .  40
              Section 3.32  Certain Fees. . . . . . . . . . . . . .  40

                              ARTICLE IV


               REPRESENTATIONS AND WARRANTIES OF PARENT . . . . . .  40
              Section 4.1   Corporate Organization. . . . . . . . .  40
              Section 4.2   Capitalization. . . . . . . . . . . . .  40
              Section 4.3   Subsidiaries and Affiliates . . . . . .  41
              Section 4.4   Authorization . . . . . . . . . . . . .  41
              Section 4.5   No Violation. . . . . . . . . . . . . .  42
              Section 4.6   Consents and Approvals. . . . . . . . .  42
              Section 4.7   SEC Reports and Financial Statements. .  43
              Section 4.8   No Undisclosed Liabilities. . . . . . .  43
              Section 4.9   Absence of Certain Changes or Events. .  43
              Section 4.10  Licenses and Other Authorizations . . .  44
              Section 4.11  Insurance . . . . . . . . . . . . . . .  44
              Section 4.12  Labor Relations . . . . . . . . . . . .  44
              Section 4.13  Parent Employee Benefit Matters.. . . .  44
              Section 4.14  Litigation. . . . . . . . . . . . . . .  46
              Section 4.15  Compliance with Law . . . . . . . . . .  46
              Section 4.16  Taxes . . . . . . . . . . . . . . . . .  47
              Section 4.17  Opinion of Financial Advisors . . . . .  47
              Section 4.18  Certain Fees. . . . . . . . . . . . . .  47
              Section 4.19  Disclosure Documents. . . . . . . . . .  48
              Section 4.20  Other . . . . . . . . . . . . . . . . .  48

                               ARTICLE V

                   COVENANTS OF THE JLW PARTNERSHIPS
                           AND THE COMPANIES. . . . . . . . . . . .  48
              Section 5.1   Operation of the Companies. . . . . . .  48
              Section 5.2   Access. . . . . . . . . . . . . . . . .  51
              Section 5.3   Consents. . . . . . . . . . . . . . . .  51
              Section 5.4   Closing Net Worth.. . . . . . . . . . .  51
              Section 5.5   Other Offers. . . . . . . . . . . . . .  51
              Section 5.6   Integration Matters . . . . . . . . . .  52
              Section 5.7   Nine-Month Financial Statements . . . .  52

                              ARTICLE VI

                          COVENANTS OF PARENT . . . . . . . . . . .  52
              Section 6.1   Operation of Parent . . . . . . . . . .  52
              Section 6.2   Access. . . . . . . . . . . . . . . . .  54
              Section 6.3   Consents. . . . . . . . . . . . . . . .  55
              Section 6.4   Listing of Consideration Shares.. . . .  55
              Section 6.5   Stockholder Approval; Proxy . . . . . .  55
              Section 6.6   Other Offers. . . . . . . . . . . . . .  55
              Section 6.7   Employee Trust. . . . . . . . . . . . .  56
              Section 6.8   Certain Stockholder Agreements. . . . .  57
              Section 6.9   Guarantee of Indemnification
Agreements. . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
              Section 6.10  [Intentionally Left Blank]. . . . . . .  57
              Section 6.11  Certain Instruments of Indemnification.  57
              Section 6.12  Obtain Certain Releases . . . . . . . .  57
              Section 6.13  Employee Stock Options. . . . . . . . .  57
              Section 6.14  Director and Officer Indemnification. .  57

                              ARTICLE VII

               CONDITIONS TO OBLIGATIONS OF THE PARTIES . . . . . .  58
              Section 7.1   No Injunction . . . . . . . . . . . . .  58
              Section 7.2   No Litigation . . . . . . . . . . . . .  58
              Section 7.3   HSR Act and Other Approvals . . . . . .  58
              Section 7.4   Stockholders Vote . . . . . . . . . . .  59
              Section 7.5   Other Closings. . . . . . . . . . . . .  59
              Section 7.5   Consummation of the Integration . . . .  59
              Section 7.6   Exercise of Put Right or Call Right . .  59
              Section 7.7   Execution and Delivery of the other
Operative Agreements. . . . . . . . . . . . . . . . . . . . . . . .  59
              Section 7.8   Amendments. . . . . . . . . . . . . . .  59

                             ARTICLE VIII

                  CONDITIONS TO OBLIGATIONS OF PARENT . . . . . . .  59
              Section 8.1   Representations and Warranties Correct
as of the Integration Commencement Date . . . . . . . . . . . . . .  60
              Section 8.2   Certain Representations and Warranties
Correct as of the Closing Date. . . . . . . . . . . . . . . . . . .  60
              Section 8.3   Performance; No Default . . . . . . . .  60
              Section 8.4   Delivery of Certificate . . . . . . . .  60
              Section 8.5   Opinions of Counsel to the  JLW
Partnerships and the Companies. . . . . . . . . . . . . . . . . . .  61
              Section 8.6   Comfort Letter. . . . . . . . . . . . .  61
              Section 8.7   Settlement of  Related Party Accounts .  61
              Section 8.8   No Material Adverse Effect. . . . . . .  61

                              ARTICLE IX

             CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS. . . . .  61
              Section 9.1   Representations and Warranties Correct
as of the Integration Commencement Date . . . . . . . . . . . . . .  61
              Section 9.2   Performance; No Default . . . . . . . .  61
              Section 9.3   Delivery of Certificate . . . . . . . .  62
              Section 9.4   Opinions of Counsel to Parent . . . . .  62
              Section 9.5   Good Standing Certificate . . . . . . .  62
              Section 9.6   Listing of Consideration Shares . . . .  62
              Section 9.7   Certain Stockholder Agreements. . . . .  62
              Section 9.8   Indemnification Agreements. . . . . . .  62
              Section 9.9   Inland Revenue Ruling . . . . . . . . .  62
              Section 9.10  No Material Adverse Effect. . . . . . .  62
              Section 9.11  Directors and Officers. . . . . . . . .  62
              Section 9.12  Amendments. . . . . . . . . . . . . . .  63

                               ARTICLE X

                              TAX MATTERS . . . . . . . . . . . . .  63
              Section 10.1  Allocation of Purchase Price. . . . . .  63
              Section 10.2  Tax Returns . . . . . . . . . . . . . .  63
              Section 10.3  Mutual Cooperation. . . . . . . . . . .  63
              Section 10.4  Tax Covenant. . . . . . . . . . . . . .  64

                              ARTICLE XI

                              TERMINATION . . . . . . . . . . . . .  64
              Section 11.1  Termination of Agreement. . . . . . . .  64
              Section 11.2  Effect of Termination . . . . . . . . .  66
              Section 11.3  Termination Fee . . . . . . . . . . . .  66

                              ARTICLE XII

                     SURVIVAL AND INDEMNIFICATION . . . . . . . . .  66
              Section .12.1 Survival of Representations, Warranties
and Covenants . . . . . . . . . . . . . . . . . . . . . . . . . . .  66
              Section .12.2 Indemnification of the Buyers . . . . .  67

                             ARTICLE XIII

                             MISCELLANEOUS. . . . . . . . . . . . .  67
              Section 13.1  Further Efforts . . . . . . . . . . . .  67
              Section 13.2  Expenses. . . . . . . . . . . . . . . .  67
              Section 13.3  Press Releases and Announcements. . . .  67
              Section 13.4  Entire Agreement; No Third Party
Beneficiaries . . . . . . . . . . . . . . . . . . . . . . . . . . .  68
              Section 13.5  Amendment, Extension and Waiver . . . .  68
              Section 13.6  Headings. . . . . . . . . . . . . . . .  68
              Section 13.7  Notices . . . . . . . . . . . . . . . .  68
              Section 13.8  Assignment. . . . . . . . . . . . . . .  71
              Section 13.9  Applicable Law. . . . . . . . . . . . .  71
              Section 13.10  Jurisdiction . . . . . . . . . . . . .  71
              Section 13.11 Service of Process. . . . . . . . . . .  71
              Section 13.12 Words in Singular and Plural Form . . .  71
              Section 13.13 Counterparts. . . . . . . . . . . . . .  72
              Section 13.14 [Intentionally Left Blank]. . . . . . .  72
              Section 13.15 Restrictive Trade Practices Act . . . .  72
              Section 13.16 WAIVER OF JURY TRIAL. . . . . . . . . .  72

                              ARTICLE XIV

                          CERTAIN DEFINITIONS . . . . . . . . . . .  72


Exhibit 1     Agreed Generally Accepted Accounting Principles
Exhibit 2     Determination of 1999 Compensation Expense
Exhibit 3     Form of DEL Stockholder Agreement
Exhibit 4     Form of Indemnification Agreement Guarantee
Exhibit 5     [Intentionally Left Blank]
Exhibit 6     Form of Instrument of Assumption
Exhibit 7     Form of Instrument of Assumption
Exhibit 8     Landlord Consents and Parent Guarantees
Exhibit 9     [Intentionally Left Blank]
Exhibit 10    JLW Businesses Employees deemed to have Knowledge
Exhibit 11    Parent Employees deemed to have Knowledge

Annex A       Form of Purchase and Sale Joinder Agreement (Europe/USA)
Annex B       Integration Plan and Integration Agreements
Annex C       Form of Stockholder Agreement
Annex D       Form of Indemnity and Escrow Agreement
Annex E       [Intentionally Left Blank]
Annex F       [Intentionally Left Blank]
Annex G       Form of Stock Transfer Form
Annex H       Form of Power of Attorney
Annex I       Articles of Amendment and Restatement of Parent
Annex J       [Intentionally Left Blank]
Annex K       Amended and Restated Bylaws of Parent
Annex L       Terms of the ESOT
Annex M       [Intentionally Left Blank]
Annex N       [Intentionally Left Blank]
Annex O       Form of Comfort Letter

INDEX OF DEFINED TERMS


Term                                                         Defined
                                                            in Section

1999 Income Statements. . . . . . . . . . . . . . . . . . . . . .1.4(p)
1999 Stub Period. . . . . . . . . . . . . . . . . . . . . . . . .1.4(p)
Action. . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Adjustment Shares . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
Adjustment Shares Conversion Amount . . . . . . . . . . . . . . .1.4(e)
Adjustment Shares Deficit . . . . . . . . . . . . . . . . . . . .1.4(l)
Affiliate . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Agreed Generally Accepted Accounting Principles . . . . . . . . .1.4(b)
Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Allocation Notice . . . . . . . . . . . . . . . . . . . . . . . .1.4(k)
Allocation Notice Delivery Period . . . . . . . . . . . . . . . .1.4(k)
Amended Parent Bylaws . . . . . . . . . . . . . . . . . . . . . .1.9(a)
Applicable Auditors . . . . . . . . . . . . . . . . . . . . . . .1.4(b)
Applicable Integration Agreements . . . . . . . . . . . . . . . .2.1(a)
Applicable Joinder Agreement. . . . . . . . . . . . . . . . . . .1.1(c)
Asia Region 1999 Income Statement . . . . . . . . . . . . . . . .1.4(p)
Asia Region Adjustment Amount . . . . . . . . . . . . . . . . . .1.4(h)
Asia Region Adjustment Shares . . . . . . . . . . . . . . . . . .1.4(a)
Asia Region Agreement . . . . . . . . . . . . . . . . . . . . .Preamble
Asia Region Balance Sheet . . . . . . . . . . . . . . . . . . . .1.4(b)
Asia Region Closing Net Worth . . . . . . . . . . . . . . . . . .1.4(b)
Asia Region Companies . . . . . . . . . . . . . . . . . . . . .Preamble
Asia Region Financial Statements. . . . . . . . . . . . . . . . .1.4(b)
Asia Region Share Deficit . . . . . . . . . . . . . . . . . . . .1.4(h)
Asia Region Shareholders. . . . . . . . . . . . . . . . . . Article XIV
Assets. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .3.17
Audited Financial Statements. . . . . . . . . . . . . . . . . . .3.8(a)
Australasia Region 1999 Income Statement. . . . . . . . . . . . .1.4(p)
Australasia Region Adjustment Shares. . . . . . . . . . . . . . .1.4(a)
Australasia Region Adjustment Amount. . . . . . . . . . . . . . .1.4(i)
Australasia Region Agreement. . . . . . . . . . . . . . . . . .Preamble
Australasia Region Balance Sheet. . . . . . . . . . . . . . . . .1.4(b)
Australasia Region Closing Net Worth. . . . . . . . . . . . . . .1.4(b)
Australasia Region Companies. . . . . . . . . . . . . . . . . .Preamble
Australasia Region Financial Statements . . . . . . . . . . . . .1.4(b)
Australasia Region Share Deficit. . . . . . . . . . . . . . . . .1.4(i)
Australasia Region Shareholders . . . . . . . . . . . . . . Article XIV
Australia Acquisition Sub . . . . . . . . . . . . . . . . . . .Preamble
Authorized Actions. . . . . . . . . . . . . . . . . . . . . . 1.8(b)(i)
Board . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.9(b)
Business Day. . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Call Notice . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1(a)
Call Right. . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1(a)
Cash Consideration. . . . . . . . . . . . . . . . . . . . . . . .1.1(c)
Closing . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.5(a)
Closing Authorized Actions. . . . . . . . . . . . . . . . . . 1.8(b)(i)
Closing Balance Sheets. . . . . . . . . . . . . . . . . . . . . .1.4(b)
Closing Date. . . . . . . . . . . . . . . . . . . . . . . . 1.5 (b)(ii)
Closing Financial Statements. . . . . . . . . . . . . . . . . . .1.4(b)
Closing Net Worth . . . . . . . . . . . . . . . . . . . . . Article XIV
Closing Statement Resolution Period . . . . . . . . . . . . . . .1.4(c)
Closing Statements. . . . . . . . . . . . . . . . . . . . . . . .1.4(b)
Closing Statements Objection. . . . . . . . . . . . . . . . . . .1.4(c)
Code. . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Commencement Date . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Commitment Date . . . . . . . . . . . . . . . . . . . . . . . . .2.1(b)
Companies . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Company . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Company Disclosure Schedule . . . . . . . . . . . . . . . . Article XIV
Company Material Adverse Effect . . . . . . . . . . . . . . Article XIV
Company Subsidiaries. . . . . . . . . . . . . . . . . . . . Article XIV
Company Subsidiary. . . . . . . . . . . . . . . . . . . . . Article XIV
Compass Agreement . . . . . . . . . . . . . . . . . . . . . . . . . 4.9
Computer Programs . . . . . . . . . . . . . . . . . . . . . Article XIV
Computer Systems. . . . . . . . . . . . . . . . . . . . . . . . . .3.15
Confidentiality Agreement . . . . . . . . . . . . . . . . . . . . . 5.2
Consent . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Consideration . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Consideration Shares. . . . . . . . . . . . . . . . . . . . . . .1.1(c)
Contract(s) . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Controlled Affiliate. . . . . . . . . . . . . . . . . . . . Article XIV
Copyrights. . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
DEL . . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
DEL Stockholder Agreement . . . . . . . . . . . . . . . . . . . . . 6.8
Designated Countries. . . . . . . . . . . . . . . . . . . . . . 3.12(c)
Designated JLW Shareholder(s) . . . . . . . . . . . . . . . . . .2.1(a)
Domestic Plan . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Encumbrances. . . . . . . . . . . . . . . . . . . . . . . . Article XIV
English Courts. . . . . . . . . . . . . . . . . . . . . . . . . . 13.10
Environmental Laws. . . . . . . . . . . . . . . . . . . . . Article XIV
ERISA . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.20(a)
ERISA Affiliate . . . . . . . . . . . . . . . . . . . . . . Article XIV
Escrow Agent. . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
Escrow Agreement. . . . . . . . . . . . . . . . . . . . . . . .Preamble
Escrow Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
ESOT. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
ESOT Adjustment Shares. . . . . . . . . . . . . . . . . . . . . . . 6.7
ESOT Agreements . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
ESOT Escrow Shares. . . . . . . . . . . . . . . . . . . . . . . . . 6.7
ESOT Shares . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
ESOT Sub Trust. . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
ESOT Trustee. . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
Euro Compliant. . . . . . . . . . . . . . . . . . . . . . . . . . .3.15
Europe/USA Region Shareholders. . . . . . . . . . . . . . . . .Preamble
Exchange Act. . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Exercise Period . . . . . . . . . . . . . . . . . . . . . . . . .1.1(a)
Fifteenth Director. . . . . . . . . . . . . . . . . . . . . . . .1.9(g)
Final Asia Region Closing Net Worth . . . . . . . . . . . . . . .1.4(c)
Final Australasia Region Closing Net Worth. . . . . . . . . . . .1.4(c)
Final Closing Balance Sheets. . . . . . . . . . . . . . . . . . .1.4(c)
Final Closing Financial Statements  . . . . . . . . . . . . . . .1.4(c)
Final Closing Statements. . . . . . . . . . . . . . . . . . . . .1.4(c)
Final Closing Statements Determinate Date . . . . . . . . . . . .1.4(e)
Final JLW England Closing Net Worth . . . . . . . . . . . . . . .1.4(c)
Final JLW Ireland Closing Net Worth . . . . . . . . . . . . . . .1.4(c)
Final JLW Scotland Closing Net Worth. . . . . . . . . . . . . . .1.4(c)
Final Master Shareholder List . . . . . . . . . . . . . . . Article XIV
Final Return Date . . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Financial Statement . . . . . . . . . . . . . . . . . . . . . . .3.8(a)
Foreign Plan. . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Forfeiture Shares . . . . . . . . . . . . . . . . . . . . . . . . . 1.2
Forfeiture Shares Escrow Agent. . . . . . . . . . . . . . . . . . . 1.2
Guernsey Insurance Laws . . . . . . . . . . . . . . . . . . Article XIV
HSR Act . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.7
Illinois Courts . . . . . . . . . . . . . . . . . . . . . . . . . 13.10
Income Tax(es). . . . . . . . . . . . . . . . . . . . . . . Article XIV
Indemnification Agreement Guarantee . . . . . . . . . . . . . . . . 6.9
Indemnified Persons . . . . . . . . . . . . . . . . . . . . . . .1.8(b)
Independent Director. . . . . . . . . . . . . . . . . . . . Article XIV
Initial Consideration Shares. . . . . . . . . . . . . . . . . . . . 1.2
Initial Distribution Shares . . . . . . . . . . . . . . . . . . . . 1.2
Instruction Letter. . . . . . . . . . . . . . . . . . . . . . . .2.1(a)
Intangible Property Rights. . . . . . . . . . . . . . . . . Article XIV
Integration . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Integration Agreements. . . . . . . . . . . . . . . . . . . . .Preamble
Integration Commencement Date . . . . . . . . . . . . . . . . 1.5(b)(i)
Integration Completion. . . . . . . . . . . . . . . . . . . . 1.5(b)(i)
Integration Completion Date . . . . . . . . . . . . . . . . . 1.5(b)(i)
Integration Escrow Agreement. . . . . . . . . . . . . . . . . . 1.10(b)
Integration Plan. . . . . . . . . . . . . . . . . . . . . . . .Preamble
Interests . . . . . . . . . . . . . . . . . . . . . . . . . . . 3.12(c)
Interim Financial Statements. . . . . . . . . . . . . . . . . . .3.8(a)
Irish Companies Act . . . . . . . . . . . . . . . . . . . . . . .3.2(a)
Irish Registrar of Companies. . . . . . . . . . . . . . . . . . .3.2(a)
Irish Service Subsidiaries. . . . . . . . . . . . . . . . . Article XIV
IRS . . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
JLW Acquisition Proposal. . . . . . . . . . . . . . . . . . . . . . 5.5
JLW Asia ESOT Sub Trust . . . . . . . . . . . . . . . . . . . . . . 6.7
JLW Australasia ESOT Sub Trust. . . . . . . . . . . . . . . . . . . 6.7
JLW Businesses. . . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW Combined 9/30 Financial Statement Schedules . . . . . . Article XIV
JLW Combined 9/30 Income Statement Schedules. . . . . . . . . . . . 3.8
JLW Combined 9/30 Balance Sheet Schedules . . . . . . . . . Article XIV
JLW Combined Balance Sheet Schedules. . . . . . . . . . . . . . .3.8(a)
JLW Combined Financial Statement Schedules. . . . . . . . . . . .3.8(a)
JLW Combined Income Statement Schedules . . . . . . . . . . . . .3.8(a)
JLW Combined Interim Balance Sheet Schedules. . . . . . . . . . .3.8(a)
JLW Combined Year-End Balance Sheet Schedules . . . . . . . . . .3.8(a)
JLW Continuation. . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW Directors . . . . . . . . . . . . . . . . . . . . . . . . . .1.9(b)
JLW Employee Directors. . . . . . . . . . . . . . . . . . . . . .1.9(b)
JLW Employees . . . . . . . . . . . . . . . . . . . . . . . . . .1.9(h)
JLW England . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW England 1999 Income Statement . . . . . . . . . . . . . . . .1.4(p)
JLW England Adjustment Shares . . . . . . . . . . . . . . . . . .1.4(a)
JLW England Adjustment Amount . . . . . . . . . . . . . . . . . .1.4(e)
JLW England Balance Sheet . . . . . . . . . . . . . . . . . . . .1.4(b)
JLW England Closing Net Worth . . . . . . . . . . . . . . . . . .1.4(b)
JLW England ESOT Sub Trust. . . . . . . . . . . . . . . . . . . . . 6.7
JLW England Financial Statements. . . . . . . . . . . . . . . . .1.4(b)
JLW England Interim Financial Statements. . . . . . . . . . . . .3.8(a)
JLW England Share Deficit . . . . . . . . . . . . . . . . . . . .1.4(e)
JLW England Shareholders. . . . . . . . . . . . . . . . . . . . .1.4(a)
JLW Fees and Expenses . . . . . . . . . . . . . . . . . . . Article XIV
JLW Independent Directors . . . . . . . . . . . . . . . . . . . .1.9(b)
JLW Ireland . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW Ireland 1999 Income Statement . . . . . . . . . . . . . . . .1.4(p)
JLW Ireland Adjustment Amount . . . . . . . . . . . . . . . . . .1.4(g)
JLW Ireland Adjustment Shares . . . . . . . . . . . . . . . . . .1.4(a)
JLW Ireland Balance Sheet . . . . . . . . . . . . . . . . . . . .1.4(b)
JLW Ireland Closing Net Worth . . . . . . . . . . . . . . . . . .1.4(b)
JLW Ireland ESOT Sub Trust. . . . . . . . . . . . . . . . . . . . . 6.7
JLW Ireland Financial Statements. . . . . . . . . . . . . . . . .1.4(b)
JLW Ireland Interim Financial Statements. . . . . . . . . . . . .3.8(a)
JLW Ireland Share Deficit . . . . . . . . . . . . . . . . . . . .1.4(g)
JLW Ireland Shareholders. . . . . . . . . . . . . . . . . . . . .1.4(a)
JLW Nominating Committee. . . . . . . . . . . . . . . . . . . . .1.9(d)
JLW Nominees. . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW Parties . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
JLW Partnership(s). . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW Scotland. . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW Scotland 1999 Income Statement. . . . . . . . . . . . . . . .1.4(p)
JLW Scotland Adjustment Shares. . . . . . . . . . . . . . . . . .1.4(a)
JLW Scotland Adjustment Amount. . . . . . . . . . . . . . . . . .1.4(f)
JLW Scotland Balance Sheet. . . . . . . . . . . . . . . . . . . .1.4(b)
JLW Scotland Closing Net Worth. . . . . . . . . . . . . . . . . .1.4(b)
JLW Scotland ESOT Trustees. . . . . . . . . . . . . . . . . . . . . 6.7
JLW Scotland ESOT Sub Trust . . . . . . . . . . . . . . . . . . . . 6.7
JLW Scotland Financial Statements . . . . . . . . . . . . . . . .1.4(b)
JLW Scotland Interim Financial Statements . . . . . . . . . . . .3.8(a)
JLW Scotland Share Deficit. . . . . . . . . . . . . . . . . . . .1.4(f)
JLW Scotland Shareholders . . . . . . . . . . . . . . . . . . . .1.4(a)
JLW Sellers . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
JLW Supply. . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW Transfer Taxes. . . . . . . . . . . . . . . . . . . . . Article XIV
JLW USA . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
JLW USA Shares. . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Joinder Agreement . . . . . . . . . . . . . . . . . . . . . . .Preamble
Knowledge . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
LACM. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.9(a)
Leased Real Property. . . . . . . . . . . . . . . . . . . . . . 3.11(b)
Liabilities . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Licenses. . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Listed Agreements . . . . . . . . . . . . . . . . . . . . . . . 3.13(a)
Managed Properties. . . . . . . . . . . . . . . . . . . . . . . 3.24(a)
Management Shareholder(s) . . . . . . . . . . . . . . . . . . .Preamble
Materials of Environmental Concern. . . . . . . . . . . . . Article XIV
Minimum Asia Region Closing Net Worth . . . . . . . . . . . . . .1.4(h)
Minimum Australasia Region Closing Net Worth. . . . . . . . . . .1.4(i)
Minimum Closing Working Capital . . . . . . . . . . . . . . . . .1.4(j)
Minimum JLW England Closing Net Worth . . . . . . . . . . . . . .1.4(e)
Minimum JLW Ireland Closing Net Worth . . . . . . . . . . . . . .1.4(g)
Minimum JLW Scotland Closing Net Worth. . . . . . . . . . . . . .1.4(f)
Neutral Auditor . . . . . . . . . . . . . . . . . . . . . . . . .1.4(d)
NewCo 1 . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
NewCo 2 . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
NewCo 3 . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Nine-Month Interim Financial Statements . . . . . . . . . . Article XIV
Nominating Committees . . . . . . . . . . . . . . . . . . . . . .1.9(d)
Non-Participating Designated JLW Shareholders . . . . . . . . . . . 2.2
NYSE. . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Offering Memorandum . . . . . . . . . . . . . . . . . . . . Article XIV
Operative Agreements. . . . . . . . . . . . . . . . . . . . Article XIV
Other Authorized Actions. . . . . . . . . . . . . . . . . . . 1.8(b)(i)
Other Joinder Agreements. . . . . . . . . . . . . . . . . . Article XIV
Other Purchase Agreements . . . . . . . . . . . . . . . . . . .Preamble
Other Shareholder(s). . . . . . . . . . . . . . . . . . . . Article XIV
Parent. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Parent Acquisition Proposal . . . . . . . . . . . . . . . . . . . . 6.6
Parent Articles of Incorporation. . . . . . . . . . . . . . . . . . 4.1
Parent Bylaws . . . . . . . . . . . . . . . . . . . . . . . . . . . 4.1
Parent Common Stock . . . . . . . . . . . . . . . . . . . . . . .1.1(c)
Parent Directors. . . . . . . . . . . . . . . . . . . . . . . . .1.9(b)
Parent Disclosure Schedule. . . . . . . . . . . . . . . . . Article XIV
Parent Domestic Plan. . . . . . . . . . . . . . . . . . . . Article XIV
Parent Employee Directors . . . . . . . . . . . . . . . . . . . .1.9(b)
Parent Employees. . . . . . . . . . . . . . . . . . . . . . . . .1.9(h)
Parent Foreign Plan . . . . . . . . . . . . . . . . . . . . Article XIV
Parent Independent Directors. . . . . . . . . . . . . . . . . . .1.9(b)
Parent Interim Balance Sheet. . . . . . . . . . . . . . . . . . .4.8(a)
Parent Material Adverse Effect. . . . . . . . . . . . . . . Article XIV
Parent Nominating Committee . . . . . . . . . . . . . . . . . . .1.9(d)
Parent Options. . . . . . . . . . . . . . . . . . . . . . . . . . . 4.2
Parent Preferred Stock. . . . . . . . . . . . . . . . . . . . . . . 4.2
Parent SEC Reports. . . . . . . . . . . . . . . . . . . . . . . . . 4.7
Parent Securities . . . . . . . . . . . . . . . . . . . . . . . . . 4.2
Parent Significant Subsidiary . . . . . . . . . . . . . . . Article XIV
Parent Stock Plans. . . . . . . . . . . . . . . . . . . . . . . . . 4.2
Parent Subsidiaries . . . . . . . . . . . . . . . . . . . . Article XIV
Parent Subsidiary . . . . . . . . . . . . . . . . . . . . . Article XIV
Patents . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Permitted Liens . . . . . . . . . . . . . . . . . . . . . . Article XIV
Person. . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Post-Closing Integration Actions. . . . . . . . . . . . . . . . 1.10(a)
Preliminary Master Shareholder List . . . . . . . . . . . . . .Preamble
Proposed Actions. . . . . . . . . . . . . . . . . . . . . . . . .4.4(a)
Proxy Statement . . . . . . . . . . . . . . . . . . . . . . . . .6.5(b)
Put Notice. . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1(b)
Put Right . . . . . . . . . . . . . . . . . . . . . . . . . . . .1.1(b)
Real Property Leases. . . . . . . . . . . . . . . . . . . . . . 3.11(b)
Related JLW Owner . . . . . . . . . . . . . . . . . . . . . Article XIV
Related Parties . . . . . . . . . . . . . . . . . . . . . . Article XIV
Required Regulatory Approvals . . . . . . . . . . . . . . . . . . . 3.7
Required Securities Approvals . . . . . . . . . . . . . . . . . . . 4.6
SCCA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 1.8
SCCA Expenses Reserve . . . . . . . . . . . . . . . . . . . . . .1.8(d)
Scheduled Agreements. . . . . . . . . . . . . . . . . . . . . . 3.12(b)
Scottish Service Subsidiaries . . . . . . . . . . . . . . . Article XIV
SEC . . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Securities Act. . . . . . . . . . . . . . . . . . . . . . . Article XIV
Sellers' Representative . . . . . . . . . . . . . . . . . . Article XIV
Shareholder Determination Date. . . . . . . . . . . . . . . Article XIV
Shareholder Transaction Documents . . . . . . . . . . . . . . . .2.1(a)
Shareholder(s). . . . . . . . . . . . . . . . . . . . . . . . .Preamble
Shareholders' Representatives . . . . . . . . . . . . . . . Article XIV
Shares. . . . . . . . . . . . . . . . . . . . . . . . . . . . .Preamble
significant clients . . . . . . . . . . . . . . . . . . . . . . 3.16(a)
Stock Options . . . . . . . . . . . . . . . . . . . . . . . . . . .6.13
Stockholder Agreement . . . . . . . . . . . . . . . . . . . . .Preamble
Straddle Returns. . . . . . . . . . . . . . . . . . . . . . . . 10.2(b)
Sub Trust . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 6.7
Subsidiaries. . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Subsidiary. . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Tax . . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Tax Return. . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
TCGA. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . 9.9
Termination Fee . . . . . . . . . . . . . . . . . . . . . . . . . .11.3
Third Party Scheduled Agreement . . . . . . . . . . . . . . . . 3.12(b)
Trademarks. . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Transfer Taxes. . . . . . . . . . . . . . . . . . . . . . . Article XIV
Transition Period . . . . . . . . . . . . . . . . . . . . . . . .1.9(b)
UK Companies Act. . . . . . . . . . . . . . . . . . . . . . . . .3.2(a)
UK GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
UK Registrar of Companies . . . . . . . . . . . . . . . . . . . .3.2(a)
US Acquisition Sub. . . . . . . . . . . . . . . . . . . . . . .Preamble
US Acquisition Sub II . . . . . . . . . . . . . . . . . . . . .Preamble
US GAAP . . . . . . . . . . . . . . . . . . . . . . . . . . Article XIV
Year 2000 Compliant . . . . . . . . . . . . . . . . . . . . . . . .3.15

               PURCHASE AND SALE AGREEMENT (EUROPE/USA)

           PURCHASE AND  SALE AGREEMENT  (EUROPE/USA),  dated as of
October 21, 1998 (this "Agreement" or this "Europe/USA Region Agreement"), by and among (i) LASALLE PARTNERS INCORPORATED, a Maryland corporation ("Parent"); (ii) JONES LANG WOOTTON, a limited partnership existing under the laws of England ("JLW England"), JONES LANG WOOTTON, a partnership existing under the laws of Scotland ("JLW Scotland"), and JONES LANG WOOTTON, a partnership existing under the laws of Eire ("JLW Ireland") (each of JLW England, JLW Scotland and JLW Ireland is individually referred to herein as a "JLW Partnership" and collectively referred to herein as the "JLW Partnerships"); (iii)JONES LANG WOOTTON, a corporation incorporated under the laws of England ("NewCo 1"), J.L.W. (SCOTLAND) CORPORATE, a corporation incorporated under the laws of Scotland ("NewCo 2"), SLANEYGLEN COMPANY, a corporation incorporated under the laws of Eire ("NewCo 3"), J.L.W. SUPPLY COMPANY, a corporation incorporated under the laws of England ("JLW Supply"), JONES LANG WOOTTON USA INC., a Delaware corporation ("JLW USA"), and JLW CONTINUATION, LTD., a corporation incorporated under the laws of England ("JLW Continuation") (each of NewCo 1, NewCo 2, NewCo 3, JLW Supply, JLW USA and JLW Continuation is individually referred to herein as a "Company" and collectively referred to herein as the "Companies");
(iv) the persons named as "Management Shareholders" on the signature pages hereto (each a "Management Shareholder" and, collectively, the "Management Shareholders"); and (v) the Persons listed as "Shareholders" on the Preliminary Master Shareholder List, attached as Schedule A to the Company Disclosure Schedule (the "Preliminary Master Shareholder List"), together with any Related JLW Owners, who execute and deliver Joinder Agreements (Europe/USA), in the form attached hereto as Annex A (each a "Joinder Agreement"), and each of the other Shareholder Transaction Documents (as hereinafter defined) (each Person listed as a Shareholder on the Preliminary Master Shareholder List who duly executes and delivers (and whose Related JLW Owner, if any, executes and delivers) each of the Shareholder Transaction Documents is individually referred to herein as a "Shareholder" and collectively referred to herein as the "Shareholders" or the "Europe/USA Region Shareholders").

           WHEREAS, in accordance with the plan of integration (the "Integration Plan") and the related integration agreements (the "Integration Agreements"), attached hereto as Annex B, prior to the
Closing: (i) JLW England and its partners will transfer substantially all of the assets, properties and businesses of JLW England (which assets will not include the issued and outstanding shares of JLW USA and JLW Supply and their respective direct and indirect Subsidiaries) to NewCo 1, (ii) JLW Scotland and its partners will transfer substantially all of the assets, properties and businesses of JLW Scotland (including all of the issued shares in the Scottish Service Subsidiaries) to NewCo 2, (iii) JLW Ireland and its partners will transfer substantially all of the assets, properties and businesses of JLW Ireland (including all of the issued shares in the Irish Service Subsidiaries) to NewCo 3, (iv) JLW Nominees Limited, a corporation incorporated under the laws of England ("JLW Nominees"), will (after having prior to the date of this Agreement transferred to JLW USA, in connection with this Agreement, all of the outstanding shares of Series A Preferred Shares of JLW USA in exchange for a substantially equivalent number of shares of common stock of JLW USA) transfer all of the issued and outstanding shares of common stock of JLW USA ( the "JLW USA Shares") to the beneficial owners thereof as set forth on the Final Master Shareholder List, and (v) Robin Broadhurst, Michael Follett, David Larkin, Malcolm Naish and Clive Pickford (the trustees for the beneficial owners of JLW Supply) will transfer all of the issued and outstanding share capital of JLW Supply to the beneficial owners thereof as set forth on the Final Master Shareholder List;

           WHEREAS, pursuant to the Integration Plan and the Integration Agreements, upon completion of the Integration the Shareholders will collectively own all of the issued share capital or capital stock, as applicable, of the Companies (the "Shares");

           WHEREAS, the Shareholders collectively desire to grant to Parent an irrevocable right to purchase all, but not less than all, of the Shares, all upon the terms and subject to the conditions set forth in this Agreement and the other Operative Agreements;

           WHEREAS, Parent desires to grant to the Shareholders an irrevocable right to cause Parent to purchase all, but not less than all, of the Shares, all upon the terms and subject to the conditions set forth in this Agreement and the other Operative Agreements;

           WHEREAS, as a condition of and inducement to Parent's willingness to consummate the transactions contemplated hereby, Parent and each Shareholder (and each Related JLW Owner, if applicable) will enter into (i) a Stockholder Agreement, in the form attached hereto as Annex C (the "Stockholder Agreement"), and (ii) an Indemnity and Escrow Agreement, in the form attached hereto as Annex D (the "Escrow Agreement");

           WHEREAS, as of the date hereof, Parent, JLLINT, Inc., an Illinois corporation and an indirect wholly-owned subsidiary of Parent ("US Acquisition Sub"), JLLIP, Inc., an Illinois corporation and an indirect wholly-owned subsidiary of Parent ("US Acquisition Sub II"), and the other parties named therein are entering into a Purchase and Sale Agreement (the "Asia Region Agreement"), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) US Acquisition Sub II will acquire all of the issued and outstanding share capital of JLW Pacific Limited, a Cook Islands company, and (ii) US Acquisition Sub will acquire (except as otherwise set forth therein) all of the issued and outstanding share capital of each of JLW Asia Holdings Limited, a Cook Islands company, JLW Transact (Thailand) Co. Limited, a Thailand company, JLW Transact Pte Limited (Singapore), a Singapore company, and JLW Transact Limited (HK), a Hong Kong company (the companies referred to in clauses (i) and (ii) above whose shares are to be acquired are collectively referred to herein as the "Asia Region Companies");

           WHEREAS, as of the date hereof, Parent, US Acquisition Sub and LPI (Australia) Holdings Pty Limited, a corporation organized under the laws of the Australian Capital Territory and an indirect wholly-owned subsidiary of Parent ("Australia Acquisition Sub"), and the other parties named therein are entering into a Purchase and Sale Agreement (the "Australasia Region Agreement" and, together with the Asia Region Agreement, the "Other Purchase Agreements"), pursuant to which, upon the terms and subject to the conditions set forth therein, (i) Australia Acquisition Sub will acquire all of the issued and outstanding share capital of each of JLW Australia Pty Limited, a New South Wales company, Jones Lang Wootton Transact Pty Ltd., a New South Wales company, Jones Lang Wootton Transact (VIC) Pty Ltd., a Victoria company, and Jones Lang Wootton Transact (Qld) Pty Ltd., a Queensland company, and (ii) US Acquisition Sub will acquire all of the issued and outstanding share capital of each of Jones Lang Wootton Holdings Limited, a New Zealand company, and JLW Transact Limited (New Zealand), a New Zealand company (the companies referred to in clauses (i) and (ii) above whose shares are to be acquired are collectively referred to herein as the "Australasia Region Companies");

           WHEREAS, each member of the Board of Parent who is an employee of Parent has executed and delivered to Chris Peacock and Mike Smith and each or either of them, with full power of substitution, an irrevocable proxy to vote all of the shares of Parent Common Stock (as hereinafter defined) owned by such member in favor of the Proposed Actions (as hereinafter defined) at the special meeting of stockholders of Parent to be held in connection with the transactions contemplated by this Agreement and the Other Purchase Agreements; and

           WHEREAS, pursuant to this Agreement and the Other Purchase Agreements, Parent has the right (and may be required) to acquire, directly or indirectly, all of the asset and property management, advisory and other real estate-related businesses of the JLW Partnerships, the Companies, the Asia Region Companies and the Australasia Region Companies and their respective Subsidiaries (such businesses being collectively referred to herein as the "JLW Businesses"), including all such businesses currently being carried on by the JLW Partnerships and their respective direct and indirect Subsidiaries.

           NOW THEREFORE, in consideration of the premises and the mutual covenants, agreements, representations and warranties contained herein, intending to be legally bound hereby, the parties hereto hereby agree as follows:


                               ARTICLE I

                      PURCHASE AND SALE OF SHARES

     Section 1 Purchase and Sale of Shares. (a) Parent shall have the right (the "Call Right"), exercisable by written notice (a "Call Notice") from Parent to the Sellers' Representatives, at any time following the Integration Completion and prior to midnight on the Business Day next following the Integration Completion Date (the "Exercise Period"), to purchase all, but not less than all, of the Shares from the respective Shareholders upon the terms and subject to the conditions set forth herein.

           (b) The Shareholders shall have the right (the "Put Right"), exercisable by written notice (a "Put Notice") from the Sellers' Representatives to Parent, at any time during the Exercise Period, to cause Parent to purchase all, but not less than all, of the Shares owned by each of them upon the terms and subject to the conditions set forth herein.

           (c) If either (i) Parent exercises its Call Right by delivering a Call Notice during the Exercise Period to the Sellers' Representatives or (ii) the Shareholders exercise their Put Right by the Sellers' Representatives delivering a Put Notice during the Exercise Period to Parent, then upon the terms and subject to the conditions set forth herein, at the Closing, each Shareholder shall sell, assign, transfer, convey and deliver to Parent, and Parent shall purchase, acquire and accept from each Shareholder, all of the Shares of the Companies owned by such Shareholder as set forth in column 5 of Annex B to the Joinder Agreement to which such Shareholder is a party (the "Applicable Joinder Agreement") (except as otherwise specified herein, all references in this Agreement to "Annex B" to an Applicable Joinder Agreement shall refer to the definitive Annex B, as modified pursuant to Section 2.2 hereof), free and clear of all Encumbrances (other than Encumbrances created by or through Parent) and together with all benefits and rights attaching or accruing thereto, for
(A) the number of newly issued shares of common stock, $.01 par value per share ("Parent Common Stock"), of Parent (the "Consideration Shares") set forth in column 3 of Annex B to the Applicable Joinder Agreement subject to adjustment in accordance with Sections 1.3 and 1.4 hereof; and (B) cash, in United States dollars (the "Cash Consideration"), in the amount calculated in accordance with the formula set forth in column 4 of Annex B to the Applicable Joinder Agreement; it being agreed that the aggregate (and maximum) number of Consideration Shares that will be issued pursuant to this Agreement and the Applicable Joinder Agreements shall be 7,223,539.

     Section 1 Purchase Price. Upon the terms and subject to the conditions set forth herein, in consideration for the sale, assignment, transfer, conveyance and delivery of the Shares owned by each Shareholder to Parent at the Closing, Parent shall deliver, or cause to be delivered, at Closing to (a) the Shareholders' Representatives, on behalf of such Shareholder, (i) the number of shares of Parent Common Stock specified in column 3(a) of Annex B to the Applicable Joinder Agreement (the "Initial Distribution Shares"), which Initial Distribution Shares shall be issued in the name of such Shareholder, (ii) the number of shares of Parent Common Stock specified in column 3(b) of Annex B to the Applicable Joinder Agreement (the "Forfeiture Shares" and, together with Initial Distribution Shares, the "Initial Consideration Shares"), which Forfeiture Shares shall be deposited in escrow with the escrow agent appointed pursuant to the SCCA (the "Forfeiture Shares Escrow Agent") pursuant to the applicable provisions of the SCCA and held and distributed in accordance with the terms thereof, and (iii) the Cash Consideration, in United States dollars, calculated in accordance with the formula set forth in column 4 of Annex B to the Applicable Joinder Agreement, all of which Cash Consideration shall be paid to and retained by the Shareholders' Representatives (on behalf of such Shareholder) as a reserve for certain expenses as provided in Section 1.8(d) hereof, and (b) Harris Trust and Savings Bank (the "Escrow Agent")
(i) the number of shares of Parent Common Stock specified in column 3(c) of Annex B to the Applicable Joinder Agreement to be deposited in escrow as Escrow Shares pursuant to clause (b) of Section 1.3 hereof, and (ii) the number of shares of Parent Common Stock specified in column 3(d) of Annex B to the Applicable Joinder Agreement to be deposited in escrow as Adjustment Shares pursuant to clause (a) of Section 1.3 hereof, which Escrow Shares and Adjustment Shares shall be held and disposed of in accordance with the applicable provisions of the Escrow Agreement and the applicable provisions of this Agreement. The aggregate number of shares of Parent Common Stock to be deposited with the Escrow Agent pursuant to clause (b)(i) of this
Section 1.2, clause (b)(i) of Section 1.2 of each of the Other Purchase Agreements and clause (i) of the last sentence of Section 6.7 of this Agreement and each of the Other Purchase Agreements shall be 750,000 shares (the "Escrow Shares") and the aggregate number of shares of Parent Common Stock to be deposited with the Escrow Agent pursuant to clause (b)(ii) of this Section 1.2, clause (b)(ii) of Section 1.2 of each of the Other Purchase Agreements and clause (ii) of the last sentence of Section 6.7 of this Agreement and each of the Other Purchase Agreements shall be 1,241,683 shares (the "Adjustment Shares"); provided that the Forfeiture Shares issuable pursuant to the Asia Region Agreement shall also be initially deposited with the Escrow Agent as additional Escrow Shares to be held and disposed of in accordance with the applicable provisions of the Escrow Agreement.

     Section 1 Escrow of Certain Consideration Shares. On the Closing Date, Parent shall deliver to (a) the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Adjustment Shares (including the ESOT Adjustment Shares) for the purpose of securing the consideration adjustment obligations, as set forth in Section 1.4 of this Agreement and each of the Other Purchase Agreements, (b) the Escrow Agent a certificate (issued in the name of the Escrow Agent or its nominee) representing the Escrow Shares (including the ESOT Escrow Shares) for the purpose of securing the indemnification obligations of the Shareholders and the Other Shareholders, as set forth in the Escrow Agreement and (c) the Forfeiture Shares Escrow Agent a certificate (issued in the name of the Forfeiture Shares Escrow Agent or its nominee) representing the Forfeiture Shares for the purpose of ensuring compliance with the forfeiture provisions relating to the Shareholders, the Other Shareholders and the Related JLW Owners, if any, contained in the SCCA. The Adjustment Shares and the Escrow Shares shall be held by the Escrow Agent under the Escrow Agreement pursuant to the terms thereof. The Adjustment Shares and the Escrow Shares shall be held and disposed of solely for the purposes and in accordance with the terms of this Agreement, the Other Purchase Agreements and the Escrow Agreement. The Forfeiture Shares shall be held and disposed of by the Forfeiture Shares Escrow Agent under the applicable provisions of the SCCA.

     Section 1   Consideration Adjustment.    (a)  Subject to the
completion of any adjustments required under this Section 1.4, (i) the Shareholders listed on the Final Master Shareholder List as owning Shares of NewCo 1, JLW USA, JLW Supply or JLW Continuation (the "JLW England Shareholders") and the JLW England ESOT Sub Trust shall collectively be entitled to receive 697,736 Adjustment Shares (the "JLW England Adjustment Shares"), (ii) the Shareholders listed on the Final Master Shareholder List as owning Shares of NewCo 2 (the "JLW Scotland Shareholders") and the JLW Scotland ESOT Sub Trust shall collectively be entitled to receive 22,456 Adjustment Shares (the "JLW Scotland Adjustment Shares"), (iii) the Shareholders listed on the Final Master Shareholder List as owning Shares of JLW Ireland (the "JLW Ireland Shareholders") and the JLW Ireland ESOT Sub Trust shall collectively be entitled to receive 44,642 Adjustment Shares (the "JLW Ireland Adjustment Shares"), (iv) the Asia Region Shareholders and the Asia Region ESOT Sub Trust shall collectively be entitled to receive 329,750 Adjustment Shares (the "Asia Region Adjustment Shares") and (v) the Australasia Region Shareholders and the Australasia Region ESOT Sub Trust shall collectively be entitled to receive 147,099 Adjustment Shares (the "Australasia Region Adjustment Shares").

           (b) As soon as practicable, but in no event later than 50 days following the Closing Date, Parent shall cause to be prepared and delivered to the Shareholders' Representatives (i) a consolidated or combined balance sheet, as applicable, in each case as of the close of business on the Business Day immediately preceding the Closing Date, audited by the independent certified public accountants who audited the applicable Audited Financial Statements (or the Audited Financial Statements of the applicable predecessor entity or entities) (the "Applicable Auditors") of each of (A) NewCo 1, JLW Supply, JLW USA and JLW Continuation, including their respective direct and indirect Subsidiaries (the "JLW England Balance Sheet"), (B) NewCo 2, including its direct and indirect Subsidiaries (the "JLW Scotland Balance Sheet"), (C) NewCo 3, including its direct and indirect Subsidiaries (the "JLW Ireland Balance Sheet"), (D) the Asia Region Companies, including their respective direct and indirect Subsidiaries (the "Asia Region Balance Sheet"), and (E) the Australasia Region Companies, including their respective direct and indirect Subsidiaries (the "Australasia Region Balance Sheet" and, together with the JLW England Balance Sheet, JLW Scotland Balance Sheet, JLW Ireland Balance Sheet and Asia Region Balance Sheet, the "Closing Balance Sheets"),
(ii) the consolidated or combined (as applicable) profit and loss accounts, statements of cash flows, statements of movement on reserves and statements of total recognized gains and losses for the period from January 1, 1998 to the Closing Date (or for such other period(s) as may be required pursuant to Section 1.4(p) below) for each of (A) NewCo 1, JLW Supply, JLW USA and JLW Continuation, including their respective direct and indirect Subsidiaries (including their respective predecessors, as applicable) (the "JLW England Financial Statements"), (B) NewCo 2, including its direct and indirect Subsidiaries (including their respective predecessors, as applicable) (the "JLW Scotland Financial Statements"), (C) NewCo 3, including its direct and indirect Subsidiaries (including their respective predecessors, as applicable) (the "JLW Ireland Financial Statements"), (D) the Asia Region Companies, including their respective direct and indirect Subsidiaries (the "Asia Region Financial Statements") and (E) the Australasia Region Companies, including their direct and indirect Subsidiaries (the "Australasia Region Financial Statements", and, together with the JLW England Financial Statements, the JLW Scotland Financial Statements, the JLW Ireland Financial Statements and the Asia Region Financial Statements, the "Closing Financial Statements"), audited by the Applicable Auditors for each of the foregoing, and (iii) a calculation of the Closing Net Worth based on the applicable Closing Balance Sheet and certified by the Applicable Auditors for each of (A) NewCo 1, JLW Supply, JLW USA and JLW Continuation, including their respective direct and indirect Subsidiaries (the "JLW England Closing Net Worth"), (B) NewCo 2, including its direct and indirect Subsidiaries (the "JLW Scotland Closing Net Worth"), (C) NewCo 3, including its direct and indirect Subsidiaries (the "JLW Ireland Closing Net Worth"), (D) the Asia Region Companies, including their respective direct and indirect Subsidiaries (the "Asia Region Closing Net Worth"), and (E) the Australasia Region Companies, including their respective direct and indirect Subsidiaries (the "Australasia Region Closing Net Worth") (such calculations, together with the Closing Financial Statements (if required for the purposes of Section 1.4(p) hereof) and the Closing Balance Sheets, the "Closing Statements"). The Closing Balance Sheets and the related Closing Financial Statements shall be prepared in accordance with UK GAAP (but shall be denominated in US dollars) in accordance with the accounting principles set forth in
Exhibit 1 hereto (collectively, the "Agreed Generally Accepted Accounting Principles"), and the Closing Net Worth shall be calculated in accordance with this Agreement. The Closing Balance Sheets and the related Closing Financial Statements shall include footnotes converting various items therein to US GAAP, in a manner consistent with the Audited Financial Statements. The reasonable costs of auditing the Closing Balance Sheets and the related Closing Financial Statements and certifying the related calculations shall be paid by Parent but included as a current liability on the Closing Balance Sheets (the allocation of such liability among such balance sheets, to be determined by the Shareholders' Representatives); it being the intent of the parties that such costs will thus be economically borne by the Shareholders, the Other Shareholders and the ESOT. The scope of such audit shall be consistent with the scope of the audit conducted in preparing the Audited Financial Statements.

           (c) In order to facilitate their review of the Closing Statements, the Shareholders' Representatives and their authorized representatives and advisors shall have access to (i) all relevant books and records and (ii) all accountants' work papers used in connection with the preparation of the Closing Balance Sheets and the Closing Financial Statements, as well as to the accounting staff of Parent who prepared such statements and the Applicable Auditors who audited such statements. Unless the Shareholders' Representatives deliver written notice to Parent on or prior to the 25th day after receipt of the Closing Statements of their disagreement as to any item included in or omitted from the Closing Statements (a "Closing Statements Objection"), which Closing Statements Objection, if any, shall be required to include all such disagreements with reasonable specificity to the extent practicable which the Shareholders' Representatives will assert with respect to any such items, the parties shall be deemed to have accepted and agreed to the Closing Statements. If the Shareholders' Representatives so notify Parent of a Closing Statements Objection, the Shareholders' Representatives and Parent shall, within 15 days following the date of such notice (the "Closing Statement Resolution Period"), attempt to resolve their differences. Any resolution by them as to any disputed amount shall be final and binding on the parties hereto. The term "Final Closing Statements" shall mean the definitive Closing Statements as agreed to (or deemed agreed to) by Parent and the Shareholders' Representatives, or in the absence of such agreement, the definitive Closing Statements including any adjustments resulting from the determination made by the Neutral Auditor (in addition to those items theretofore agreed to by Parent and the Shareholders' Representatives), the term "Final Closing Balance Sheets" shall mean the definitive Closing Balance Sheets included in such Final Closing Statements and, to the extent applicable, the term "Final Closing Financial Statements" shall mean the definitive profit and loss accounts included in such Final Closing Statements. The terms "Final JLW England Closing Net Worth," "Final JLW Scotland Closing Net Worth,""Final JLW Ireland Closing Net Worth," "Final Asia Region Closing Net Worth" and "Final Australasia Region Closing Net Worth" shall mean the definitive Closing Net Worth of (i) NewCo 1, JLW Supply, JLW USA and JLW Continuation, (ii) NewCo 2, (iii) NewCo 3, (iv) the Asia Region Companies and (v) the Australasia Region Companies, respectively, including their respective direct and indirect Subsidiaries, based on the applicable Final Closing Balance Sheets.

           (d) If, at the conclusion of the Closing Statement Resolution Period, Parent and the Shareholders' Representatives have not resolved all disputes, then all amounts remaining in dispute shall, at the election of either party, be submitted to Arthur Andersen (UK). (the "Neutral Auditor"). Parent and the Shareholder's Representatives agree to execute, if requested by the Neutral Auditor, a reasonable engagement letter, and shall make available to the Neutral Auditor such books, records and other information within their control as the Neutral Auditor may reasonably request. All fees and expenses of the Neutral Auditor shall be borne by Parent. The Neutral Auditor shall act as an expert, not as an arbitrator, to determine only those issues remaining in dispute, based on the presentations by Parent and the Shareholders' Representatives (and their respective advisors) and, to the extent such Neutral Auditor shall deem appropriate, on an independent investigation (but not an audit) of such other relevant books and records, accountants' work papers and other information as such Neutral Auditor deems reasonably necessary for the purpose of resolving the issues in dispute. The Neutral Auditor shall be instructed to make its determination within 30 days of its engagement, which determination shall be set forth in a written statement delivered to Parent and the Shareholders' Representatives and shall be final and binding on the parties hereto and the ESOT Trustee.

           (e) Subject to Section 1.4(k), if the Final JLW England Closing Net Worth is less than US$22,476,000, as such amount may be adjusted pursuant to Section 1.4(p) below (the "Minimum JLW England Closing Net Worth") (the amount of such deficiency being referred to herein as the "JLW England Adjustment Amount"), then the number of JLW England Adjustment Shares to be delivered to the JLW England Shareholders and the ESOT Trustee on behalf of the JLW England ESOT Sub Trust shall be reduced by the number of shares of Parent Common Stock equal to the quotient obtained by dividing the JLW England Adjustment Amount by an amount (such amount being hereinafter referred to as the "Adjustment Shares Conversion Amount") equal to 92.5 percent of the average closing price of Parent Common Stock (as reported on the New York Stock Exchange Composite Tape) for the five-trading day period that includes the two trading days immediately preceding, the trading day including and the two trading days immediately following the day (the "Final Closing Statements Determination Date") on which the Final Closing Statements are agreed to by the parties or finally determined by the Neutral Auditor; provided that if such quotient exceeds the number of JLW England Adjustment Shares (such excess number of shares being referred to herein as the "JLW England Share Deficit"), then the JLW Scotland Adjustment Shares, JLW Ireland Adjustment Shares, Asia Region Adjustment Shares and Australasia Region Adjustment Shares shall be reduced by an aggregate number equal to the JLW England Share Deficit, apportioned among them pro rata on the basis of the number of Adjustment Shares originally allocated herein to the JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders and Australasia Region Shareholders (and the related ESOT Sub Trusts); provided, further, that if such reduction or any subsequent reduction reduces to zero the number of Adjustment Shares issuable to the JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts), any remaining JLW England Share Deficit shall be deducted from any Adjustment Shares then remaining issuable to the JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts) pro rata (on the basis of the Adjustment Shares then remaining issuable to each such group).

           (f) Subject to Section 1.4(k), if the Final JLW Scotland Closing Net Worth is less than US$724,000, as such amount may be adjusted pursuant to Section 1.4(p) below (the "Minimum JLW Scotland Closing Net Worth") (the amount of such deficiency being referred to herein as the "JLW Scotland Adjustment Amount"), then the number of JLW Scotland Adjustment Shares to be delivered to the JLW Scotland Shareholders and the ESOT Trustee on behalf of the JLW Scotland ESOT Sub Trust shall be reduced by the number of shares of Parent Common Stock equal to the quotient obtained by dividing the JLW Scotland Adjustment Amount by the Adjustment Shares Conversion Amount; provided that if such quotient exceeds the number of JLW Scotland Adjustment Shares (such excess number of shares being referred to herein as the "JLW Scotland Share Deficit"), then the JLW England Adjustment Shares, JLW Ireland Adjustment Shares, Asia Region Adjustment Shares and Australasia Region Adjustment Shares shall be reduced by an aggregate number equal to the JLW Scotland Share Deficit, apportioned among them pro rata on the basis of the number of Adjustment Shares originally allocated herein to the JLW England Shareholders, JLW Ireland Shareholders, Asia Region Shareholders and Australasia Region Shareholders (and the related ESOT Sub Trusts); provided, further, that if such reduction or any subsequent reduction reduces to zero the number of Adjustment Shares issuable to the JLW England Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts), any remaining JLW Scotland Share Deficit shall be deducted from any Adjustment Shares then remaining issuable to the JLW England Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts) pro rata (on the basis of the Adjustment Shares then remaining issuable to each such group).

           (g) Subject to Section 1.4(k), if the Final JLW Ireland Closing Net Worth is less than US$1,440,000, as such amount may be adjusted pursuant to Section 1.4(p) below (the "Minimum JLW Ireland Closing

Net Worth") (the amount of such deficiency being referred to herein as the "JLW Ireland Adjustment Amount"), then the number of JLW Ireland Adjustment Shares to be delivered to the JLW Ireland Shareholders and the ESOT Trustee on behalf of the JLW Ireland ESOT Sub Trust shall be reduced by the number of shares of Parent Common Stock equal to the quotient obtained by dividing the JLW Ireland Adjustment Amount by the Adjustment Shares Conversion Amount; provided that if such quotient exceeds the number of JLW Ireland Adjustment Shares (such excess number of Shares being referred to herein as the "JLW Ireland Share Deficit"), then the JLW England Adjustment Shares, JLW Scotland Adjustment Shares, Asia Region Adjustment Shares and Australasia Region Adjustment Shares shall be reduced by an aggregate number equal to the JLW Ireland Share Deficit, apportioned among them pro rata on the basis of the number of Adjustment Shares originally allocated herein to the JLW England Shareholders, JLW Scotland Shareholders, Asia Region Shareholders and Australasia Region Shareholders (and the related ESOT Sub Trusts); provided, further, that if such reduction or any subsequent reduction reduces to zero the number of Adjustment Shares issuable to the JLW England Shareholders, JLW Scotland Shareholders, Asia Region Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts), any remaining JLW Ireland Share Deficit shall be deducted from any Adjustment Shares then remaining issuable to the JLW England Shareholders, JLW Scotland Shareholders, Asia Region Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts) pro rata (on the basis of the Adjustment Shares then remaining issuable to each such group).

           (h) Subject to Section 1.4(k), if the Final Asia Region Closing Net Worth is less than US$10,624,000, as such amount may be adjusted pursuant to Section 1.4(p) below (the "Minimum Asia Region Closing

Net Worth") (the amount of such deficiency being referred to herein as the "Asia Region Adjustment Amount"), then the number of Asia Region Adjustment Shares to be delivered to the Asia Region Shareholders and the ESOT Trustee on behalf of the JLW Asia ESOT Sub Trust shall be reduced by the number of shares of Parent Common Stock equal to the quotient obtained by dividing the Asia Region Adjustment Amount by the Adjustment Shares Conversion Amount; provided that if such quotient exceeds the number of Asia Region Adjustment Shares (such excess number of shares being referred to herein as the "Asia Region Share Deficit"), then the JLW England Adjustment Shares, JLW Scotland Adjustment Shares, JLW Ireland Adjustment Shares and Australasia Region Adjustment Shares shall be reduced by an aggregate number equal to the Asia Region Share Deficit, apportioned among them pro rata on the basis of the number of Adjustment Shares originally allocated herein to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders and Australasia Region Shareholders (and the related ESOT Sub Trusts); provided, further, that if such reduction or any subsequent reduction reduces to zero the number of Adjustment Shares issuable to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts), any remaining Asia Region Share Deficit shall be deducted from any Adjustment Shares then remaining issuable to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts) pro rata (on the basis of Adjustment Shares then remaining issuable to each such group).

           (i)   Subject to Section 1.4(k), if the Final Australasia
Region Closing Net Worth is less than US$4,736,000, as such amount may be adjusted pursuant to Section 1.4(p) below (the "Minimum Australasia Region Closing Net Worth") (the amount of such deficiency being referred to herein as the "Australasia Region Adjustment Amount"), then the number of Australasia Region Adjustment Shares to be delivered to the Australasia Region Shareholders and the ESOT Trustee on behalf of the JLW Australasia ESOT Sub Trust shall be reduced by the number of shares of Parent Common Stock equal to the quotient obtained by dividing the Australasia Region Adjustment Amount by the Adjustment Shares Conversion Amount; provided that if such quotient exceeds the number of Australasia Region Adjustment Shares (such excess number of shares being referred to herein as the "Australasia Region Share Deficit"), then the JLW England Adjustment Shares, JLW Scotland Adjustment Shares, JLW Ireland Adjustment Shares and Asia Region Adjustment Shares shall be reduced by an aggregate number equal to the Australasia Region Share Deficit, apportioned among them pro rata on the basis of the number of Adjustment Shares originally allocated herein to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders and Asia Region Shareholders (and the related ESOT Sub Trusts); provided, further, that if such reduction or any subsequent reduction reduces to zero the number of Adjustment Shares issuable to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders or Asia Region Shareholders (and the related ESOT Sub Trusts), any remaining Australasia Region Share Deficit shall be deducted from any Adjustment Shares then remaining issuable to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders or Asia Region Shareholders (and the related ESOT Sub Trusts) pro rata (on the basis of the Adjustment Shares then remaining issuable to each such group).

           (j)   [Intentionally Left Blank]

           (k) After giving effect to the adjustments set forth in Sections 1.4(e)-(i) above, each JLW England Shareholder, JLW Scotland Shareholder and JLW Ireland Shareholder (and the related ESOT Sub Trusts) shall be entitled to receive such Shareholder's (or ESOT Sub Trust's) pro rata share of any then remaining JLW England Adjustment Shares, JLW Scotland Adjustment Shares or JLW Ireland Adjustment Shares, respectively. Each such Shareholder's (or ESOT Sub Trust's) pro rata share shall be determined on the basis of the ratio which the Initial Consideration Shares issuable to such Shareholder pursuant to columns 3(a) and 3(b) of Annex B to the Applicable Joinder Agreement (or, in the case of an ESOT Sub Trust, the number of ESOT Shares deposited in such ESOT Sub Trust pursuant to
Section 6.7 of this Agreement and Section 6.7 of the Other Purchase Agreements) bear to the aggregate number of Initial Consideration Shares issuable to all JLW England Shareholders, JLW Scotland Shareholders or JLW Ireland Shareholders, together with the number of ESOT Shares deposited with the related ESOT Sub Trusts, as applicable. The allocation of the Asia Region Adjustment Shares and Australasia Region Adjustment Shares remaining issuable after the adjustments set forth in Sections 1.4(e)-(i) above among the Asia Region Shareholders and Australasia Region Shareholders (and the related ESOT Sub Trusts), respectively, shall be determined by the Shareholders' Representatives and included in a written notice (the "Allocation Notice") provided to Parent and the Escrow Agent by the Shareholders' Representatives within 30 days following the Final Closing Statements Delivery Date (the "Allocation Notice Delivery Period").

Notwithstanding anything to the contrary contained herein, in the event that the number of JLW England Adjustment Shares, JLW Scotland Adjustment Shares, JLW Ireland Adjustment Shares, Asia Region Adjustment Shares or Australasia Region Adjustment Shares issuable, respectively, to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders (and the related ESOT Sub Trusts) would be required to be reduced pursuant to the adjustments set forth in Sections 1.4(e)-(i) above, the Shareholder's Representatives shall have the option, exercisable during the Allocation Notice Delivery Period, to pay, on behalf of some or all of such JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders and/or Australasia Region Shareholders (and the related ESOT Sub Trusts), up to an amount in cash in United States dollars equal to the JLW England Adjustment Amount, JLW Scotland Adjustment Amount, JLW Ireland Adjustment Amount, Asia Region Adjustment Amount or Australasia Adjustment Amount, as applicable, or to surrender to Parent an equivalent number of Initial Distribution Shares (based on a per share value equal to the Adjustment Shares Conversion Amount), in which case the applicable Adjustment Amount shall be reduced pro tanto. Any such cash payment must be in United States dollars and received by Parent prior to the end of the Allocation Notice Delivery Period. Any such Initial Distribution Shares shall be surrendered to and received by Parent during the Allocation Notice Delivery Period, together with all necessary assignments and stock powers. The Adjustment Amount shall be reduced by an amount equal to any such cash payment and the value of any Initial Distribution Shares so surrendered, provided, that for the purposes of this calculation, each Initial Distribution Share shall be deemed to have a value equal to the Adjustment Shares Conversion Amount. At the end of the Allocation Notice Delivery Period, any Adjustment Shares that have become subject to a reduction pursuant to Sections 1.4(e)-(i) (after giving effect to any payment or surrender of Shares pursuant to this Section 1.4(k)) shall be returned to Parent by the Escrow Agent.

           (l) If the adjustments set forth in Sections 1.4(e)-(i) above (after giving effect to any payment or surrender of Shares pursuant to Section 1.4(k)) result in a reduction in Adjustment Shares that exceeds the aggregate number of Adjustment Shares (such excess amount being referred to herein as the "Adjustment Shares Deficit"), then in addition to the elimination of the Adjustment Shares (and return of such Adjustment Shares to Parent by the Escrow Agent), (A) each Shareholder and Other Shareholder shall return, or cause to be returned, and (B) the ESOT Trustee shall return, to the Transfer Agent for cancellation, certificates representing Initial Distribution Shares received by such Shareholder or Other Shareholder or ESOT Shares received by such ESOT Trustee, as the case may be, as soon as practicable, but in any event no later than five Business Days after notice from Parent following the expiration of the Allocation Notice Delivery Period. The Transfer Agent shall cancel each such certificate and issue to each Shareholder, Other Shareholder or ESOT Trustee (on behalf of the applicable ESOT Sub Trust), as applicable, a new certificate representing such Shareholder's or Other Shareholder's Initial Distribution Shares or ESOT Shares, as the case may be, less such Shareholder's, Other Shareholder's and the ESOT's pro rata share (on the basis of the Initial Consideration Shares issued to all Shareholders and Other Shareholders and ESOT Shares issued to the ESOT) of the Adjustment Shares Deficit (based on a per share value equal to the Adjustment Shares Conversion Amount). In the event that the Initial Distribution Shares held by the Shareholders and the Other Shareholders are not sufficient to satisfy their portion of the Adjustment Shares Deficit, the Shareholders shall cause the Forfeiture Shares Escrow Agent under the SCCA or the Escrow Agent with respect to the Forfeiture Shares of the Asia Region Shareholders to return to the Transfer Agent for cancellation the certificate representing the Forfeiture Shares, as soon as practicable, but in any event no later than five Business Days after the expiration of the Allocation Notice Delivery Period. The Transfer Agent shall cancel such certificate and issue to the Forfeiture Shares Escrow Agent or the Escrow Agent, as applicable, a new certificate representing the Forfeiture Shares, less the number of Forfeiture Shares equal to the amount of the Adjustment Shares Deficit that remains unsatisfied (based on a per share value equal to the Adjustment Shares Conversion Amount). To assist in effectuating the provisions of this Section 1.4(l), the Shareholders and ESOT Trustee hereby consent to the entry of stop transfer orders with the Transfer Agent against the transfer of any Initial Consideration Shares held by such Shareholders and any ESOT Shares held by such ESOT Trustee that are required to be returned to the Transfer Agent for cancellation pursuant to the terms hereof, which stop transfer orders shall be withdrawn by Parent, in each case, once the applicable Initial Consideration Shares, ESOT Shares or Forfeiture Shares, as applicable, are so returned.

           (m) Certificates representing the Adjustment Shares that may be deliverable after the adjustments and reallocations, if any, described in this Section 1.4 shall be delivered by Parent to the Shareholders, the Other Shareholders and the ESOT Trustee on behalf of the applicable ESOT Sub Trusts, as appropriate, within 10 Business Days following the end of the Allocation Notice Delivery Period, together with any Adjustment Shares Related Property (as defined in Section 4.1 of the Escrow Agreement). If any provision of this Section 1.4 would require the Escrow Agent to deliver a fraction of a share of Parent Common Stock to a Shareholder, Other Shareholder or ESOT, Parent shall instead purchase such fraction of a share from the Escrow Agent in exchange for a cash amount equal to the Adjustment Shares Conversion Amount multiplied by such fraction, which cash amount shall be paid over by the Escrow Agent to the applicable Shareholder, Other Shareholder or ESOT Sub Trust in lieu of such fraction of a share.

           (n)   [Intentionally Left Blank]

           (o) In the event that (i) the Final JLW England Closing Net Worth exceeds the Minimum JLW England Closing New Worth, (ii) the Final JLW Scotland Closing Net Worth exceeds the Minimum JLW Scotland Closing Net Worth, (iii) the Final JLW Ireland Closing New Worth exceeds the Minimum JLW Ireland Closing New Worth, (iv) the Final Asia Region Closing Net Worth exceeds the Minimum Asia Region Closing Net Worth or (v) the Final Australasia Region Closing Net Worth exceeds the Minimum Australasia Region Closing Net Worth, Parent shall pay to the JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders, as applicable, an amount equal to such excess (unless such excess was otherwise paid or distributed to them), by delivery of cash in the amount of such excess by wire transfer to an account or accounts designated by the Shareholders' Representatives. Such payment will be made within 60 days following the Final Closing Statements Determination Date.

           (p) In the event that the Integration Commencement takes place later than January 15, 1999: (i) the JLW England Financial Statements shall include both (A) a profit and loss account for the year ending December 31, 1998 and (B) a profit and loss account for the period beginning on January 1, 1999 and ending on the Closing Date (the "JLW England 1999 Income Statement," with such period being sometimes referred to herein as the "1999 Stub Period"), (ii) the JLW Scotland Financial Statements shall include both (A) a profit and loss account for the year ending December 31, 1998 and (B) a profit and loss account for the 1999 Stub Period (the "JLW Scotland 1999 Income Statement"), (iii) the JLW Ireland Financial Statements shall include both (A) a profit and loss account for the year ending December 31, 1998 and (B) a profit and loss account for the 1999 Stub period (the "JLW Ireland 1999 Income Statement"),
(iv) the Asia Region Financial Statements shall include both (A) a profit and loss account for the year ending December 31, 1998 and (B) a profit and loss account for the 1999 Stub Period (the "Asia Region 1999 Income Statement") and (v) the Australasia Region Financial Statements shall include both (A) a profit and loss account for the year ending December 31, 1998 and (B) a profit and loss account for 1999 Stub Period (the "Australasia Region 1999 Income Statement" and, together with the JLW England 1999 Income Statement, the JLW Scotland 1999 Income Statement, the JLW Ireland 1999 Income Statement and the Asia Region 1999 Income Statement, the "1999 Income Statements"). The 1999 Income Statements shall be prepared in accordance with the Agreed Generally Accepted Accounting Principles, provided that compensation expense in respect of the persons described in Exhibit 2 hereto shall be determined on a pro forma basis in accordance with such Exhibit 2 and the associated pro forma tax benefit or tax charge shall also be computed in accordance with such Exhibit 2. Based on the 1999 Income Statements included in the Final Closing Statements: (i) the Minimum JLW England Closing Net Worth shall be increased by any pro forma profit on ordinary activities after taxation, or decreased by any pro forma loss on ordinary activities after taxation for the 1999 Stub Period as shown on such JLW England 1999 Income Statement, (ii) the Minimum JLW Scotland Closing Net Worth shall be increased by any pro forma profit on ordinary activities after taxation, or decreased by any pro forma loss on ordinary activities after taxation, for the 1999 Stub Period as shown on such JLW Scotland 1999 Income Statement, (iii) the Minimum JLW Ireland Closing Net Worth shall be increased by any pro forma profit on ordinary activities after taxation, or decreased by any pro forma loss on ordinary activities after taxation, for the 1999 Stub Period as shown on such JLW Ireland 1999 Income Statement, (iv) the Minimum Asia Region Closing Net Worth shall be increased by any pro forma profit on ordinary activities after taxation, or decreased by any pro forma loss on ordinary activities after taxation, for the 1999 Stub Period as shown on such Asia Region 1999 Income Statement and (v) the Minimum Australasia Region Closing Net Worth shall be increased by any pro forma profit on ordinary activities after taxation, or decreased by any pro forma loss on ordinary activities after taxation for the 1999 Stub Period as shown on such Australasia Region 1999 Income Statement.

     Section 1   Closing.    (a) Upon the terms and subject to the
conditions set forth herein, the purchase and sale of the Shares pursuant to this Agreement (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP in London, England, at 9:00 A.M., local time, on the Closing Date.

           (b) The Integration, the Closing under this Agreement and the closing of the transactions contemplated by the Other Purchase Agreements shall, upon the terms and subject to the conditions set forth in the Integration Agreements, this Agreement and the Other Purchase Agreements, be consummated, if at all, in the following order and shall, for purposes of this Agreement, be deemed effective as of the Closing Date:

                      On the third Business Day following the date on which all of the conditions set forth in Articles VII, VIII and IX hereof and in Articles VII, VIII and IX of each of the Other Purchase Agreements (other than the conditions specified in Sections 7.5 and 7.6 hereof and thereof and other than the conditions that by their terms relate to the Closing Date) have been satisfied or waived, or such other time as Parent and the Sellers' Representatives may mutually agree upon in writing (such date being sometimes referred to herein as the "Integration Commencement Date"), the JLW Parties, the Shareholders and the Related JLW Owners will take (or cause to be taken) the actions contemplated to be taken under the terms of the Integration Plan and the Integration Agreements, in the order provided therein and on a basis such that (except as to any Post-Closing Integration Actions) the Integration will be completed (the "Integration Completion") no later than the third Business Day following the Integration Commencement Date or as soon thereafter as practicable, but in no event later than five Business Days after the Integration Commencement Date (the date of such completion being sometimes referred to herein as the "Integration Completion Date"); provided that prior to the commencement of the Integration, Parent shall have delivered to the Sellers' Representatives a certificate of acknowledgment that the conditions precedent to the commencement of the Integration described above have been so satisfied or waived; and

                      On the later to occur of (A) the Business Day next following the receipt of the Call Notice or the Put Notice, as the case may be, and (B) the date on which the conditions to the obligations of the parties under this Agreement which relate to the Closing Date (other than Section 7.5 hereof) and under both the Asia Region Agreement and Australasia Region Agreement which relate to the Closing Date (as such term is defined in the Asia Region Agreement and Australasia Region Agreement) (other than Section 7.5 thereof) shall have been satisfied or waived, or such other time as Parent and the Sellers' Representatives may mutually agree upon in writing, the closing of the transactions contemplated by this Agreement, the Asia Region Agreement and the Australasia Region Agreement shall be consummated (the date of such consummation being sometimes referred to herein as the "Closing Date").

     Section 1 Deliveries by the Shareholders. At the Closing, the Sellers' Representatives, on behalf of the Shareholders, or the Shareholders shall deliver, or cause to be delivered, to Parent the following:

                 share certificates representing all of the Shares, with duly executed stock transfer forms in the applicable form of Annex G hereto, and otherwise in a form reasonably acceptable to Parent for transfer on the books of the relevant Companies;

                 all such other documents (including any necessary waivers or consents) as may be required to enable Parent to be registered as the holder of the Shares, including a power of attorney duly executed by each Shareholder in the form of Annex H hereto;

                 the Common Seal (if applicable), Share Register and Share Certificate Books (or similar instruments), with any unissued share certificates, all minute books and other statutory books (which shall be written-up to but not including the Closing) of each Company;

                 the original Certificate of Incorporation (or similar organizational document) of each Company and Company Subsidiary other than JLW USA, and a copy of the Certificate of Incorporation of JLW USA, certified as of a date within 30 days of the Closing Date by the Secretary of State of the State of Delaware;

                 executed counterparts of any Consents obtained pursuant to Section 5.3 hereof and not previously delivered to Parent pursuant to such Section;

                 the certificates referred to in clause (ii) of Section
8.4 hereof;

                 the opinions of counsel referred to in Section 8.5 hereof; and

                 all other previously undelivered documents, instruments or writings required to be delivered by any JLW Party to Parent at or prior to the Closing, pursuant to this Agreement or any other Operative
Agreement.

     Section 1 Deliveries by Parent. (a) At the Closing, Parent shall deliver, or cause to be delivered, to the Shareholders' Representatives, on behalf of the Shareholders, the following:

                      duly executed stock certificates representing the Initial Distribution Shares in the names specified in column 1 of Annex B to the Applicable Joinder Agreements and in the denominations set forth in column 3(a) thereof;

                      [Intentionally Left Blank]

                      [Intentionally Left Blank]

                      the SCCA Expenses Reserve in United States dollars by wire transfer to an account designated by the Shareholders'
Representatives at least three Business Days prior to the Closing Date;

                      the executive officer certificate referred to in clause (ii) of Section 9.3 hereof;

                      the opinions of counsel referred to in Section 9.4 hereof;

                      executed counterparts of any Consents obtained pursuant to Section 6.3 hereof and not previously delivered to the Sellers' Representatives pursuant to such Section;

                      a copy of the Articles of Amendment and Restatement of Parent adopted pursuant to Section 1.9(a)(i)(A), in the form attached hereto as Annex I, as certified by the Secretary of State of Maryland, and a copy of the Amended Parent By-laws adopted pursuant to Section 1.9(a)(ii), as certified by the Secretary of Parent together with evidence reasonably satisfactory to the Sellers' Representatives showing that the JLW Directors shall have been elected to the Board (and that the only other directors on the Board shall be the Parent Directors), effective immediately following the Closing, and that Chris Peacock and Mike Smith shall have been elected by the Board to the offices of President, Deputy Chief Executive Officer and Chief Operating Officer of Parent, and Deputy Chairman of the Board of Parent, respectively, effective immediately following the Closing; and

                      all other previously undelivered documents, instruments or writings required to be delivered by Parent to the Shareholders or the Sellers' Representatives at or prior to the Closing, pursuant to this Agreement or any other Operative Agreement.

           (b) At the Closing, Parent shall deliver, or cause to be delivered, to the Escrow Agent, the following:

                 (i) a certificate issued in the name of the Escrow Agent or its nominee representing the Adjustment Shares; and

                 (ii) a certificate issued in the name of the Escrow Agent or its nominee representing the Escrow Shares.

           (c) At the Closing, Parent shall deliver, or cause to be delivered, to the Forfeiture Shares Escrow Agent, a certificate issued in the name of the Forfeiture Shares Escrow Agent or its nominee representing the Forfeiture Shares.

     Section 1   Representatives.    (a)  The parties acknowledge and
agree that prior to the Shareholder Determination Date, the Shareholders, the Other Shareholders, the Related JLW Owners and the ESOT Trustee (on behalf of the ESOT) will execute a Sellers' Contribution and Coordination Agreement (the "SCCA") relating to, among other things, the selection, replacement, rights and obligations of the Sellers' Representatives and the Shareholders' Representatives, which SCCA shall be in a form reasonably acceptable to Parent. The SCCA as executed shall not be amended without the consent of Parent, which consent will not be unreasonably withheld or delayed.

           (b) Each Shareholder, Related JLW Owner and JLW Party agrees that:

                      Parent shall be able to rely conclusively on the instructions or actions of (A) the Sellers' Representatives, or any of them, as to any instructions or actions required or permitted to be taken by the Sellers' Representatives hereunder or under any other Operative Agreement or the SCCA when executed, which instructions or actions shall be binding on each such Shareholder, Related JLW Owner and JLW Party (the "Closing Authorized Actions"), and (B) the Shareholders' Representatives as to the settlement of any claims of indemnification against the Escrow Fund (as defined in the Escrow Agreement) by any Indemnified Persons (as defined in the Escrow Agreement) pursuant to the Escrow Agreement, the resolution of any dispute regarding Adjustment Shares under Section 1.4 or any other actions expressly required or permitted to be taken by the Shareholders' Representatives hereunder or under the SCCA or any of the Operative Agreements (the "Other Authorized Actions" and, together with the Closing Authorized Actions, the "Authorized Actions"). No party hereunder or the Escrow Agent shall have any cause of action against Parent or any other Indemnified Person to the extent Parent or any other such Indemnified Person has relied upon such instructions or actions of the Sellers' Representatives or the Shareholders' Representatives.

                      [Intentionally Left Blank]

                      The provisions of this Section 1.8 are independent and severable, are irrevocable and coupled with an interest and shall be enforceable notwithstanding any rights or remedies that any Shareholder, Other Shareholder or any Related JLW Owner or ESOT Trustee may have against the Sellers' Representatives or the Shareholders' Representatives for any breach of the SCCA.

                      Remedies available at law for any breach of the provisions of this Section 1.8 are inadequate. Therefore, Parent shall be entitled to temporary and permanent injunctive relief without the necessity of proving damages if Parent brings an action to enforce the provisions of this Section 1.8.

                      The provisions of this Section 1.8 shall be binding upon the executors, heirs, legal representatives, personal representatives, successor trustees, and successors of each Shareholder, Other Shareholder, Related JLW Owner and ESOT Trustee, and any references in this Agreement to a Shareholder or the Shareholders or a Related JLW Owner or the Related JLW Owners shall mean and include the successors to the Shareholder's or Shareholders' or the Related JLW Owner's or Related JLW Owners' rights hereunder, whether pursuant to testamentary disposition, the laws of descent and distribution or otherwise.

           (c)   In performing their functions and duties under this
Section 1.8, the Sellers' Representatives and Shareholders' Representatives shall act solely as agents of the Shareholders, the Other Shareholders, the Related JLW Owners and the ESOT and do not assume and shall not be deemed to have assumed any obligation or relationship of agency, trustee or fiduciary with or for Parent, the Companies, or any of their respective Subsidiaries. The Sellers' Representatives and Shareholders' Representatives shall have no liability to Parent, the Companies or any of their respective Subsidiaries hereunder in their capacity as such.

           (d) The Shareholders hereby agree that all of the Cash Consideration that would have otherwise been payable to such Shareholders pursuant to Section 1.2 of this Agreement and all or a portion of the Cash Consideration that would have otherwise been payable to the Other Shareholders pursuant to Section 1.2 of the Other Purchase Agreements and to the Sellers under Section 1.1(a) of the Australasia Region Agreement (the "SCCA Expenses Reserve") shall instead be retained by the Shareholders' Representatives to be held and disbursed as provided in the SCCA. Such SCCA Expenses Reserve shall be apportioned among the Shareholders, such Other Shareholders and such Sellers pro rata based on the aggregate amount of the Consideration Shares and the Cash Consideration originally allocated to each of them. The Shareholders hereby authorize Parent to deliver to the Shareholders' Representatives the SCCA Expenses Reserve in lieu of paying the Cash Consideration to the Shareholders.

     Section 1   Corporate Governance Matters.  (a)  As of the Closing,
(i) Parent shall use all reasonable efforts to cause (A) the Articles of Amendment and Restatement of Parent attached hereto as Annex I to become effective, (B) the Articles of Incorporation of LaSalle Advisors Capital Management, Inc. ("LACM") to be amended to change its name to "LaSalle Investment Management, Inc." and (C) the number of shares of Parent Common Stock reserved for issuance under Parent's 1997 Stock Award and Incentive Plan, as amended, to be increased to 4,160,000; and (ii) Parent shall cause the Amended and Restated Bylaws of Parent to be amended and restated to read in their entirety as set forth in Annex K hereto (the "Amended Parent Bylaws").

           (b) The number of directors comprising the full board of directors of Parent (the "Board") as of the Closing and until the earlier of (i) the first Business Day following the fifth annual meeting of the stockholders of Parent following the Closing and (ii) June 1, 2003 (the "Transition Period") shall be fourteen; provided that the number of directors comprising the Board may at any time be increased to fifteen by a resolution approved by the Parent Nominating Committee and the JLW Nominating Committee (each as defined below) and by a majority of the entire Board of Directors. As of the Closing, seven of such directors shall have been designated by Parent (the "Parent Directors") and seven of such directors shall have been designated by the Sellers' Representatives (the "JLW Directors"). The Parent Directors shall include four executive officers of Parent ("Parent Employee Directors," which term shall also be deemed to refer to any replacement for a Parent Employee Director elected in accordance with the applicable provisions of Article X of the Amended Parent Bylaws) and three Independent Directors (the "Parent Independent Directors," which term shall also be deemed to refer to any replacement for a Parent Independent Director elected in accordance with the applicable provisions of Article X of the Amended Parent Bylaws who shall be an Independent Director) and the JLW Directors shall include four executive officers of the JLW Businesses ("JLW Employee Directors," which term shall also be deemed to refer to any replacement for a JLW Employee Director elected in accordance with the applicable provisions of Article X of the Amended Parent Bylaws) and three Independent Directors (the "JLW Independent Directors" which term shall also be deemed to refer to any replacement for a JLW Independent Director elected in accordance with the applicable provisions of Article X of the Amended Parent Bylaws, who shall be an Independent Director), at least one of which JLW Independent Directors shall have his or her primary place of business and residence outside of the United Kingdom. The initial Parent Employee Directors will be Stuart L. Scott, M.G. Rose, Robert C. Spoerri and Daniel W. Cummings and the initial Parent Independent Directors will be Darryl Hartley-Leonard, Thomas C. Theobald and John R. Walter. The initial JLW Directors will be selected by the Sellers' Representatives no later than 45 days following the date of this Agreement and shall be subject to the approval of Parent, which approval shall not be unreasonably withheld or delayed. If, prior to the Closing, any Parent Director or JLW Director shall decline or be unable to serve, Parent or the Sellers' Representatives, as the case may be, shall designate another individual to serve in such director's place, subject to the requirement that at least three of the Parent Directors and three of the JLW Directors shall be Independent Directors and subject to the approval of the Sellers' Representatives (in the case of the Parent Directors) or Parent (in the case of the JLW Directors), as applicable, which approval shall not be unreasonably withheld or delayed. Parent shall cause the individuals designated by the Sellers' Representatives as the initial JLW Directors to be appointed as directors of Parent immediately following the Closing.

           (c) The initial designation of the JLW Directors among the three classes of directors comprising the Board shall be agreed among Parent and the Sellers' Representatives, provided that the Parent Directors and the JLW Directors shall be divided as equally as is feasible among such classes. During the Transition Period, each standing committee of the Board shall be constituted of an equal number of (i) Parent Directors, who shall be selected by the Parent Nominating Committee, and (ii) JLW Directors, who shall be selected by the JLW Nominating Committee. Notwithstanding the foregoing, at any time when a Fifteenth Director (as defined below) is in office, the Parent Nominating Committee and the JLW Nominating Committee may, acting as a single committee, appoint the Fifteenth Director as an additional member of any committee of the Board, which appointment must be approved by a majority of the members of the Parent Nominating Committee and a majority of the members of the JLW Nominating Committee.

           (d) During the Transition Period, the Parent Employee Directors in office from time to time, together with two or more Parent Independent Directors selected by such Parent Employee Directors, shall constitute a committee of the Board (the "Parent Nominating Committee") with the powers and duties delegated to such committee in Article X of the Amended Parent Bylaws, and the JLW Employee Directors in office from time to time, together with two or more JLW Independent Directors selected by such JLW Employee Directors, shall constitute a committee of the Board (the "JLW Nominating Committee") with the powers and duties delegated to such committee in Article X of the Amended Parent Bylaws. Except as otherwise set forth in such Article X, the Parent Nominating Committee and the JLW Nominating Committee (collectively, the "Nominating Committees") will exercise all power and authority of the Board with respect to the designation of persons as the nominees of the Board for election to, or designating persons to fill vacancies on, the Board. Notwithstanding any other provision hereof to the contrary, (i) it shall be a qualification for any director elected by the Board to replace any JLW Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of Parent) that such replacement director shall have been nominated by the JLW Nominating Committee, and
(ii) it shall be a qualification for any director elected by the Board to replace any Parent Director (whose term is expiring or has expired or who shall have been removed or become disqualified or who shall have resigned, retired, died or otherwise shall fail to continue to serve as a director of Parent) that such replacement director shall have been nominated by the Parent Nominating Committee.

           (e) During the Transition Period, prior to each meeting of the stockholders at which the term of office of any Parent Director is expiring or at which any replacement for a Parent Director is to be elected, the Parent Nominating Committee may designate a nominee for election to such position (which designee must be reasonably acceptable to the JLW Nominating Committee), and prior to each meeting of the stockholders at which the term of office of any JLW Director is expiring or at which any replacement for a JLW Director is to be elected, the JLW Nominating Committee may designate a nominee for election to such position (which designee must be reasonably acceptable to the Parent Nominating Committee); provided that at least three Parent Directors and at least three JLW Directors shall at all times be Independent Directors; provided, further, that at least one JLW Independent Director shall at all times have his primary place of business and residence outside of the United Kingdom.


           (f) During the Transition Period, if any Parent Director is removed from the Board, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board, the Parent Nominating Committee shall have the exclusive power to designate a person to fill such vacancy, and if any JLW Director is removed from the Board, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board, the JLW Nominating Committee shall have the exclusive power to designate a person to fill such vacancy, in each case, subject to the approval of a majority of directors then remaining in office; provided that at least three Parent Directors and three JLW Directors shall at all times be Independent Directors; provided, further, that at least one JLW Independent Director shall at all times have his primary place of business and residence outside of the United Kingdom.

           (g) During the Transition Period, in the event that the number of members constituting the Board is increased to fifteen in accordance with Section 1.9(b) hereof, the Parent Nominating Committee and the JLW Nominating Committee, acting as a single committee, shall elect an Independent Director to fill such vacancy (the "Fifteenth Director"), which Independent Director must be approved by a majority of the members of the Parent Nominating Committee, a majority of the members of the JLW Nominating Committee and a majority of the entire Board. Prior to any meeting of the stockholders at which the term of office of such Fifteenth Director is expiring or at which a replacement for such director is to be elected, the Parent Nominating Committee and the JLW Nominating Committee, acting as a single committee, shall designate a nominee for such position, which Independent Director must be approved by a majority of the members of the Parent Nominating Committee and a majority of the members of the JLW Nominating Committee, and at such meeting of stockholders the nominations shall not be closed or the vote taken until such nominee shall have been nominated. During the Transition Period, neither the Board nor any committee thereof shall nominate (or cause there to be nominated) any person to replace such Fifteenth Director who has not been so designated by the Nominating Committees. In the event that such Fifteenth Director is removed from the Board, becomes disqualified, resigns, retires, dies or otherwise cannot continue to serve as a member of the Board, the Parent Nominating Committee and the JLW Nominating Committee, acting as a single committee, shall have exclusive power on behalf of the Board to designate a person to fill such vacancy and shall jointly, acting as a single committee, designate an Independent Director to serve in such position, which Independent Director must be approved by a majority of the members of the Parent Nominating Committee, a majority of the members of the JLW Nominating Committee and a majority of directors then remaining in office.

           (h) Stuart L. Scott shall hold the position of Chairman of the Board and Chief Executive Officer of Parent for a period of at least two years following the Closing, or until his earlier removal, disqualification, resignation, retirement, death or incapacity.
Christopher Peacock shall hold the position of President, Deputy Chief Executive Officer and Chief Operating Officer of Parent for a period of at least two years following the Closing, or until his earlier removal, disqualification, resignation, retirement, death or incapacity. If at any time following the Closing, the position of Chairman of the Board and Chief Executive Officer of Parent or President, Deputy Chief Executive Officer and Chief Operating Officer of Parent becomes vacant, such vacancy shall be filled by a majority vote of the entire Board of Directors; provided that during the two-year period immediately following the Closing, the Chairman of the Board and Chief Executive Officer of Parent and President, Deputy Chief Executive Officer and Chief Operating Officer of Parent shall be selected from the officers or employees of Parent immediately prior to the Closing ("Parent Employees") and the partners, officers or employees of the JLW Businesses immediately prior to the Closing ("JLW Employees"); provided, further, that during such period, (i) if the office of the Chairman and Chief Executive Officer of Parent is held by a Parent Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer of Parent shall be held by a JLW Employee and (ii) if the office of Chairman of the Board and Chief Executive Officer of Parent is held by a JLW Employee, then the office of President, Deputy Chief Executive Officer and Chief Operating Officer of Parent shall be held by a Parent Employee. The Chairman of the Board and Chief Executive Officer, the President, Deputy Chief Executive Officer and Chief Operating Officer of Parent may only be removed from office by a majority vote of the entire Board of Directors; provided that neither Mr. Scott nor Mr. Peacock may be removed from such respective positions, with or without cause, prior to the second anniversary of the Closing, unless such removal is approved by at least two-thirds of the entire Board.

           (i) During the Transition Period, the affirmative vote of at least 75% of the entire Board of Directors shall be required to alter or amend, or adopt any provision inconsistent with, or repeal, in whole or in part, Article III, Article IV or Article X of the Amended Parent Bylaws.

           (j) As used in this Section 1.9, "entire Board" means the total number of directors Parent would have if there were no vacancies.

     Section 1 Integration. (a) In order to accomplish and effect the Integration, each of the JLW Parties, the Shareholders and the Related JLW Owners will take (or cause to be taken) the actions contemplated to be taken by such Persons under the terms of the Integration Plan and the Integration Agreements, subject to satisfaction or waiver of the conditions set forth therein, in the order provided therein and on a basis such that (except as otherwise set forth below) the Integration Completion will occur no later than the third Business Day or as soon thereafter as is practicable following the Integration Commencement Date but in no event later than five Business Days thereafter; provided that any action identified in the Integration Plan and the Integration Agreements as being a "post-closing action" (the "Post-Closing Integration Actions") may be postponed until after the Closing Date; provided, further, that the JLW Partnerships, the Shareholders and the Related JLW Owners shall have no responsibility after the Closing Date with respect to the performance of any Post-Closing Integration Actions contemplated to be taken by any Company or Company Subsidiary under the Integration Plan and the Integration Agreements.

           (b) The JLW Partnerships, the Companies and the Shareholders are entering into an Escrow Agreement in the form attached to Annex B hereto (the "Integration Escrow Agreement"), pursuant to which certain agreements, instruments and other documents described in the Integration Plan have been or will be deposited with the Escrow Agents described therein for the purpose of facilitating the implementation of the Integration Plan.


                              ARTICLE II

                        MATTERS RELATING TO THE
                  SHAREHOLDER TRANSACTION DOCUMENTS;
                             REALLOCATION

     Section 2.1 Signing Procedures.  (a) The signing procedures set forth in this Section 2.1 shall not commence until the satisfaction of any applicable regulatory requirements, including, without limitation, the approval (pursuant to Section 57 of the Financial Services Act 1986) as an investment advertisement of the Offering Memorandum. Parent shall promptly complete the preparation of such Offering Memorandum and in doing so shall consult with the Shareholders' Representatives, the JLW Sellers, the Companies and the financial advisers and counsel to the JLW Sellers in connection therewith, and shall permit them to participate in the preparation of such Offering Memorandum. As soon as reasonably practicable after the satisfaction of the last such regulatory requirement, with respect to each Person listed as a "Shareholder" on the Preliminary Master Shareholder List and to each person listed as a "Shareholder" on the Preliminary Master Shareholder List attached to each of the Other Purchase Agreements (each a "Designated JLW Shareholder" and, collectively, the "Designated JLW Shareholders"), (i) the applicable JLW Sellers will distribute, or cause to be distributed, to such Designated JLW Shareholder
(A) a letter from one or more of the Management Shareholders on behalf of the International Board of the JLW Businesses (and in each case in his or their respective capacities as members of such International Board), substantially in the form approved by Parent which letter shall include the approval and recommendation of such International Board in favor of this Agreement and the Other Purchase Agreements and the transactions contemplated hereby and thereby, including but not limited to the sale of Shares, (B) execution copies of the Integration Agreements (if any) to which such Designated JLW Shareholder is contemplated to be a party pursuant to the Integration Plan (the "Applicable Integration Agreements"), and (C) an execution copy of a form of employment contract to be entered into by such Designated JLW Shareholder or Related JLW Owner and a Company or Company Subsidiary, in a form previously provided to Parent; and (ii) Parent will distribute, or cause to be distributed, to such Designated JLW Shareholder (A) a copy of the Offering Memorandum, (B) an execution copy of each of the Applicable Joinder Agreement, the Stockholder Agreement and the Escrow Agreement (the agreements referenced in clauses (i)(B), (i)(C) and (ii)(B) above are collectively referred to herein as the "Shareholder Transaction Documents"), and (C) a letter (the "Instruction Letter") setting forth instructions for returning to Parent the agreements referenced in clause (ii)(B) above as executed by such Designated JLW Shareholder and Related JLW Owner, if applicable, which letter shall provide that if such Designated JLW Shareholder desires to enter into such agreements, then such agreements must be signed by such Designated JLW Shareholder (and, if the Person named as the "Shareholder" in such agreements is not a natural person, the Related JLW Owner), and received by Parent by the 21st day(or such later date approved by Parent) the "Final Return Date") after the date upon which the Shareholder Transaction Documents are first distributed to the Designated JLW Shareholders (the "Commencement Date"). The Instruction Letter shall also indicate the method for a Shareholder to revoke such Shareholder's acceptance prior to the Final Return Date. If requested by Parent, the signature of each Shareholder shall be guaranteed or witnessed in accordance with local practice or custom in the jurisdiction in which such signature is given; provided that such practice or custom must be reasonably satisfactory to Parent. Promptly following the Final Return Date, Parent shall sign each of the Shareholder Transaction Documents properly completed, executed and returned to Parent, and shall promptly return fully executed originals thereof to the applicable Shareholders, together with copies thereof to the Shareholders' Representatives.

           (b)   On or prior to the date (the "Commitment Date") falling
35 days (or such later date as Parent and the Shareholders' Representatives may mutually agree upon in writing) after the Commencement Date, the Shareholders' Representatives shall prepare and, subject to paragraph (c) of this Section 2.1, deliver to Parent the Final Master Shareholder List. Parent shall provide to the Shareholders' Representatives, in the course of each day during the period between the Commencement Date and the Commitment Date, a list of each Designated JLW Shareholder who has, by midday on the previous day and pursuant to and in accordance with the instructions provided in the Instruction Letter, executed and delivered to Parent the documents referred to therein.

           (c) If the Final Master Shareholder List delivered to Parent is identical to the Preliminary Master Shareholder List, then Parent shall be required to accept such Final Master Shareholder List. If the Final Master Shareholder List does not include the name of each Designated JLW Shareholder, the Shareholders' Representatives shall not be obligated to deliver the Final Master Shareholder List. If the Final Master Shareholder List does not include the name of each Designated JLW Shareholder, Parent shall have the right to reject such list by written notice thereof delivered to the Shareholders' Representatives. Notwithstanding any such rejection by Parent of a Final Master Shareholder List, during the period between the Commencement Date and the Commitment Date, the Shareholders' Representatives shall be entitled to deliver a revised Final Master Shareholder List, subject to Parent's right to reject such Final Master Shareholder List in accordance with the third sentence of this Section 2.1(c). Parent shall acknowledge any acceptance by Parent of a Final Master Shareholder List by delivering written notice of such acceptance promptly to the Shareholders' Representatives. The parties acknowledge and agree that the acceptance by Parent of a Final Master Shareholder List which does not include the name of each Designated JLW Shareholder shall not constitute a waiver by Parent of any inaccuracy or breach of any representation or warranty contained herein or in any Joinder Agreement or any rights of the Indemnified Persons under the Escrow Agreement.

     Section 2.2 Permitted Reallocation of Consideration and Shares. In the event that any Designated JLW Shareholders are not included on the Final Master Shareholder List (collectively, the "Non-Participating Designated JLW Shareholders"), the Consideration Shares and Cash Consideration, if any, that were allocated to such Non-Participating Designated JLW Shareholders on the Preliminary Master Shareholder List or the Preliminary Master Shareholder Lists attached to the Other Purchase Agreements, as the case may be, shall be reallocated, as follows:
Consideration Shares and Cash Consideration allocated to a Non-Participating Designated JLW Shareholder that would have been a (i) JLW England Shareholder, (ii) JLW Scotland Shareholder, (iii) JLW Ireland Shareholder, (iv) Asia Region Shareholder or (v) Australasia Region Shareholder, shall be reallocated among the other JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders, as the case may be, pro rata among such JLW England Shareholders, JLW Scotland Shareholders, JLW Ireland Shareholders, Asia Region Shareholders or Australasia Region Shareholders, as the case may be (on the basis of the Initial Consideration Shares issued to such Shareholders). As soon as practicable following the Shareholder Determination Date, the Shareholders' Representatives, with the cooperation of Parent, shall deliver, or cause to be delivered, to each Shareholder and Other Shareholder a definitive Annex B to the Applicable Joinder Agreement and Other Joinder Agreement, as applicable, reflecting such reallocation. Any reallocation pursuant to this Section 2.2 shall be reflected in an equivalent reallocation pursuant to the Integration Agreement (if any) pursuant to which the relevant Shareholder receives his or her Shares.


                              ARTICLE III

REPRESENTATIONS AND WARRANTIES
OF THE JLW PARTNERSHIPS
AND THE MANAGEMENT SHAREHOLDERS

           The JLW Partnerships, jointly and severally, and the Management Shareholders, severally and not jointly, make the representations and warranties set forth below to Parent (the parties hereto agree that the representations and warranties of each Management Shareholder set forth in this Article III shall be expressly limited to such Management Shareholder's Knowledge, and that, except to the extent provided in Section
11.2 hereof, no Management Shareholder shall have any liability with respect to any such representation and warranty unless and until the Closing occurs (except in such Management Shareholder's capacity as a partner in any JLW Partnership but only to the extent and subject to the limitations set forth in Section 11.2(c) hereof):

     Section 3.1 Shares; Claims to Assets. (a) As of the date of this Agreement (assuming that the Designated JLW Shareholders execute and deliver the Shareholder Transaction Documents), the Designated JLW Shareholders will be the only Persons entitled to receive any of the Consideration Shares or the Cash Consideration upon completion of the transactions contemplated hereby and by the other Operative Agreements. Upon completion of the Integration, the Shares will comprise in the aggregate the whole of the issued and outstanding capital stock of the Companies. Upon completion of the Integration, no Person, other than the Shareholders and their Related JLW Owners, if applicable, and then only to the extent provided in Annex B to the Applicable Joinder Agreements or as specifically provided for herein or in the other Operative Agreements, will have any right or claim to any of the Consideration Shares, the Cash Consideration or (other than as expressly provided in the Integration Agreements or in this Agreement) other payment or consideration (with respect to an ownership, partnership, trust or similar interest, right of participation or otherwise) from any of the Companies or Company Subsidiaries as a result of or in connection with the consummation of the transactions contemplated by this Agreement, the Other Purchase Agreements, the Operative Agreements and the Integration Agreements.

           (b) Except as set forth in Section 3.1 of the Company Disclosure Schedule, no current or former partner, shareholder, director, officer or employee of any JLW Partnership, Company or Company Subsidiary will, after giving effect to the Integration, including any Post-Closing Integration Actions, own or have any rights in or to any of the specific assets, properties or rights (other than cash permitted to be distributed or paid in accordance with the Integration Agreements, this Agreement or Annex B to an Applicable Joinder Agreement) of or used by any JLW Partnership, Company or Company Subsidiary in the ordinary course of its business.

     Section 3.2 Corporate Organization. (a) Each of NewCo 1, JLW Supply and JLW Continuation is duly incorporated and validly existing under the laws of England; NewCo 2 is duly incorporated and validly existing under the laws of Scotland; NewCo 3 is duly incorporated and validly existing under the laws of Eire; and JLW USA is duly organized, validly existing and in good standing under the laws of the State of Delaware. Each Company (i) has all requisite corporate power and authority to carry on its business as contemplated to be conducted immediately after giving effect to the Integration and to own the properties and assets to be owned by it immediately after giving effect to the Integration and (ii) as of the Closing Date will be duly qualified or licensed to do business as a foreign Person (and, if applicable, in good standing) in all the jurisdictions in which such qualification or licensing is required, except jurisdictions in which the failure to be so qualified or licensed (and, if applicable, in good standing) would not be reasonably expected to have a Company Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws or memorandum and articles of association (or similar organizational documents), as applicable, and, in the case of NewCo 1, NewCo 2, JLW Supply and JLW Continuation, any other documents required to be annexed thereto in accordance with Section 380(2) of the Companies Act 1985 of Great Britain (the "UK Companies Act") or, in the case of NewCo 3, in accordance with Section 143 of the Companies Act, 1963 (the "Irish Companies Act"), both as presently in effect, are attached to Section 3.2(a) of the Company Disclosure Schedule. In respect of each of NewCo 1, JLW Supply and JLW Continuation, all filings required by law to be made with the Registrar of Companies in England and Wales (the "UK Registrar of Companies") have been made, and neither NewCo 1, JLW Supply nor JLW Continuation has received any application or request for ratification of its statutory registers or any notice that any of them is incorrect. In respect of NewCo 3, all filings required by law to be made with the Registrar of Companies in Ireland (the "Irish Registrar of Companies") have been made and NewCo 3 has not received any application request for ratification of its statutory registers or any notice that any of them are incorrect.

           (b) Each of the JLW Partnerships (i) is a partnership validly constituted and existing under the laws of the country of its principal place of business, possessing the power to sue and be sued in its partnership name, and with the partnership power to own its assets and carry on its business as it is currently being conducted and (ii) is duly qualified or licensed to do business as a foreign Person (and, if applicable, in good standing) in all the jurisdictions in which such qualification or licensing is required, except jurisdictions in which the failure to be so qualified or licensed (and, if applicable, in good standing) would not reasonably be expected to have a Company Material Adverse Effect. True and complete copies of the deeds of partnership (or similar organizational documents) of each JLW Partnership are attached to
Section 3.2(b) of the Company Disclosure Schedule.

     Section 3.3 Capitalization of the Companies. (a) The authorized share capital of NewCo 1 consists of 7,000,000 ordinary shares of [pound/sterling].01 each, of which (i) as of the date hereof, 200 shares are in issue and such shares in aggregate constitute the entire issued share capital of NewCo 1 and (ii) as of the Closing Date, 5,324,157 shares will be in issue and such shares will in aggregate constitute the entire issued share capital of NewCo 1. The authorized share capital of NewCo 2 consists of 100 ordinary shares of [pound/sterling]1 each, of which (i) as of the date hereof, 2 shares are in issue and such shares in aggregate constitute the entire issued share capital of NewCo 2 and (ii) as of the Closing Date, 267,180 shares will be in issue and such shares will in aggregate constitute the entire issued share capital of NewCo 2. The authorized share capital of NewCo 3 consists of 7,500,000 ordinary shares of IR [pound/sterling]1 each, of which (i) as of the date hereof, 8 shares are in issue and such shares in aggregate constitute the entire issued share capital of NewCo 3 and (ii) as of the Closing Date, 538,296 shares will be in issue and such shares will in aggregate constitute the entire issued share capital of NewCo 3. The authorized share capital of JLW Supply consists of 5,000,000 ordinary shares of [pound/sterling].01 each, of which (i) as of the date hereof, 848,330 shares are in issue and such shares in aggregate constitute the entire issued share capital of JLW Supply and (ii) as of the Closing Date, 848,330 shares will be in issue and such shares will in aggregate constitute the entire issued share capital of JLW Supply. The authorized capital stock of JLW USA consists of (i) 10,000 shares of common stock, no par value per share, of which as of the date hereof (and as of the Closing Date) 3,437.09 shares are (and will be) issued and outstanding and no shares are (or will be) held in its treasury, and (ii) 10,000 shares of preferred stock, of which 5,000 shares have been designated as Series A Preferred Stock, $1,000 par value per share, of which as of the date hereof (and as of the Closing Date) 5,000 shares of such Series are (and will be) issued and held in its treasury, and no other shares of such preferred stock are (or will be) issued. The authorized share capital of JLW Continuation consists of 1,000,000 ordinary shares of [pound/sterling].01 each, of which (i) as of the date hereof, 807,570 shares are in issue and such shares in aggregate constitute the entire issued share capital of JLW Continuation and (ii) as of the Closing Date, 807,570 shares will be in issue and such shares will in aggregate constitute the entire issued share capital of JLW Continuation. As of the date hereof (and as of the Closing Date), all of the issued share capital of each of NewCo 1, NewCo 2, NewCo 3, JLW Supply and JLW Continuation have been (and will have been) validly issued and are (and will be) fully paid up. As of the date hereof (and as of the Closing Date), all of the issued and outstanding shares of capital stock of JLW USA have been (and will have been) validly issued and are (and will be) fully paid and nonassessable. The legal and beneficial owners of the issued share capital of each of NewCo 1, New Co 2, New Co 3, JLW Supply and JLW Continuation as of the date hereof are set forth in Section 3.3(a)(i) of the Company Disclosure Schedule, and the legal and beneficial owners of the issued share capital of each of such Companies as of the Closing Date shall be identified on the Final Master Shareholder List. The issued and outstanding shares of JLW USA are owned of record as of the date hereof by JLW Nominees on behalf of the partners of JLW England identified in Section 3.3(a)(iii) of the Company Disclosure Schedule, and the record and beneficial owners of such shares as of the Closing Date shall be identified on the Final Master Shareholder List.

           (b) Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, there are no outstanding: (i) securities convertible into or exchangeable for, directly or indirectly, any shares (including the Shares) of capital stock, debentures or other securities of any Company or Company Subsidiary; or (ii) except as provided in the Integration Plan and the Integration Agreements, subscriptions, options, warrants, calls, rights, contracts, commitments, understandings, restrictions or arrangements relating to the issuance, allotment, sale, purchase, transfer or voting of any shares (including the Shares) of capital stock, debentures or other securities of any Company or Company Subsidiary. Except as set forth in Section 3.3(b) of the Company Disclosure Schedule, no Company or Company Subsidiary: (i) is subject to any obligation (contingent or otherwise) to repurchase or otherwise acquire, retire, cancel, reduce or redeem any of its issued share capital, capital stock or other ownership interests; and (ii) has any liability for dividends or other distributions declared, accrued or unaccrued with respect to any of its issued share capital or capital stock or in respect of any ownership, partnership, trust or other participating interest therein.

     Section 3.4 Subsidiaries and Affiliates. Section 3.4 of the Company Disclosure Schedule sets forth the name, jurisdiction of incorporation or formation and authorized, issued and outstanding capital stock of each Company Subsidiary. Except as disclosed in Section 3.4 of the Company Disclosure Schedule, no Company owns, directly or indirectly, any capital stock or other equity securities of any Person or has any direct or indirect equity or ownership interest or in any partnership, joint venture or business. Except as set forth in Section 3.4 of the Company Disclosure Schedule, all the outstanding share capital or capital stock, as applicable, of each Company Subsidiary is owned, directly or indirectly, as of the date hereof, by one or more JLW Partnerships and will be owned, directly or indirectly, as of the Closing Date, by one or more Companies, in each case free and clear of all Encumbrances, and has been validly issued and is fully paid and, to the extent that the concept of assessability of capital stock is potentially applicable, is nonassessable.

Each Company Subsidiary: (i) is duly organized or incorporated and validly existing (and, if applicable) in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has all requisite corporate or similar power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and
(iii) is duly qualified or licensed to do business as a foreign entity (and, if applicable, in good standing) in all jurisdictions in which such qualification or licensing is required, except jurisdictions in which the failure to be so qualified or licensed (or, if applicable, in good standing) would not have a Company Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws or memorandum and articles of association (or similar organizational documents), as applicable, and, with respect to Company Subsidiaries that have been incorporated in England or Ireland, any documents required to be annexed thereto in accordance with the UK Companies Act or the Irish Companies Act, as the case may be, as presently in effect, of each Company Subsidiary have been previously provided to Parent. In respect of each Company Subsidiary which has been incorporated under the laws of England, all filings required by law to be made with the Registrar of Companies have been made and none of such Company Subsidiaries has received any application or request for ratification of its statutory registers or any notice that any of them is incorrect. In respect of each Company Subsidiary which has been incorporated under the laws of Eire, all filings required by law to be made with the Irish Registrar of Companies have been made and none of such Company Subsidiaries has received any application for ratification of its statutory registers or any notices that any of them is incorrect.

     Section 3.5 Authorization. (a) Each Company has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the Integration Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Each Company has taken all corporate action necessary to authorize and approve the execution and delivery by such Company of this Agreement and each Integration Agreement to which it is a party, and no other action on the part of the shareholders of such Company is required for such Company to execute and deliver this Agreement and each Integration Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby. This Agreement and each Integration Agreement has been duly and validly executed and delivered by each Company which is a party thereto and constitute a valid and binding agreement of each such Company, enforceable against each such Company in accordance with its terms, except as enforcement may be limited by bankruptcy, insolvency, reorganization and other similar Laws affecting creditors generally and by general principles of equity, regardless of whether in a proceeding at equity or in law.

           (b) Except in each case as set forth in Section 3.5 of the Company Disclosure Schedule, each JLW Partnership has all requisite partnership power and authority to execute, deliver and perform its obligations under this Agreement and the Integration Agreements to which it is a party and to consummate the transactions contemplated hereby and thereby. Except in each case as set forth in Section 3.5 of the Company Disclosure Schedule, each JLW Partnership has taken all partnership action necessary to authorize and approve the execution and delivery by such JLW Partnership of this Agreement and each Integration Agreement to which it is a party, and no other action on the part of the partners of such JLW Partnership is required for such JLW Partnership to execute and deliver this Agreement and each Integration Agreement to which it is a party, and to consummate the transactions contemplated hereby and thereby. Except in each case as set forth in Section 3.5 of the Company Disclosure Schedule, this Agreement and each Integration Agreement has been duly and validly executed and delivered by each JLW Partnership which is a party thereto and constitute a valid and binding agreement of each such JLW Partnership, enforceable against each such JLW Partnership in accordance with its terms, except as enforcement may be affected or limited by bankruptcy, insolvency, reorganization and other similar Laws affecting creditors generally and by general principles of equity, regardless of whether in a proceeding at equity or in law.

     Section 3.6 No Violation. Neither the execution and delivery by any JLW Party of this Agreement or any other Operative Agreement or Integration Agreement to which it is a party, nor the consummation by any JLW Partnership or Company of the transactions contemplated hereby or thereby, shall: (i) violate or be in conflict with any provision of the certificate of incorporation and bylaws or memorandum of articles of association (or similar organizational documents), as applicable, of any Company or Company Subsidiary or the deed of partnership (or other similar organizational documents) of any JLW Partnership, Company or Company Subsidiary; (ii) except as specified in Section 3.6 or 3.7 of the Company Disclosure Schedule, violate, be in conflict with, constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, cause or permit the acceleration of, or give rise to any right of termination, imposition of fees or penalties under, any debt, Contract, instrument or other obligation to which any JLW Partnership, Company or Company Subsidiary is a party or by which its assets are bound or affected, or result in the creation or imposition of any Lien upon any property or assets (including any Encumbrance upon any Shares) of any JLW Partnership, Company or Company Subsidiary; or (iii) violate any statute, law, judgment, decree, order, regulation, rule or other similar authoritative matters ("Laws") of any foreign, federal, state or local governmental, quasi-governmental, administrative, regulatory or judicial court, department, commission, agency, board, bureau, instrumentality or other authority ("Authority"); except, in the case of clause (ii) or (iii) above, for any of the same that, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect or materially impair the ability of any JLW Party to perform his, her or its obligations hereunder or thereunder or prevent or materially delay the consummation of the transactions contemplated hereby and thereby.

     Section 3.7 Consents and Approvals.  Except as set forth in Section
3.6 or 3.7 of the Company Disclosure Schedule, no Consents from or of any third party or any Authority are necessary for execution and delivery of this Agreement, the other Operative Agreements or the Integration Agreements by any JLW Partnership or Company or the consummation by any JLW Partnership or Company of the transactions contemplated hereby or thereby, or to enable the Companies and the Company Subsidiaries to continue to conduct the businesses currently conducted by the JLW Partnerships, JLW USA, JLW Continuation and the Company Subsidiaries at their present locations after the Closing Date in a manner which is consistent with that in which such businesses are presently conducted, except for compliance with the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR Act"), and the approvals of (i) the Guernsey Financial Services Commission, (ii) the Securities and Futures Authority, (iii) the National Association of Securities Dealers, Inc., and (iv) the Ministry of Enterprise and Employment pursuant to the Mergers and Takeovers (Control) Act, 1973 to 1986 (the "Required Regulatory Approvals"); and except for such other Consents as to which the failure to obtain, individually or in the aggregate, would not be reasonably expected to have a Company Material Adverse Effect or materially impair the ability of any JLW Party to perform his, her or its obligations hereunder or thereunder or prevent or materially delay the consummation of the transactions contemplated hereby and thereby.

     Section 3.8 Financial Statements. (a) Set forth in Section 3.8 of the Company Disclosure Schedule are: (i) the audited consolidated or combined (as applicable) balance sheets of (A) JLW England and its Subsidiaries, (B) JLW Scotland and its Subsidiaries, (C) JLW Ireland and its Subsidiaries, (D) the Asia Region Companies and their respective Subsidiaries and (E) the Australasia Region Companies and their respective Subsidiaries in each case as of December 31, 1997 and the related consolidated or combined (as applicable) profit and loss accounts, statements of cash flows, statements of movements on reserves and statements of total recognized gains and losses for the year then ended (including notes thereto and the accounting policies used in connection therewith), all certified by independent certified public accountants, whose reports thereon are included therein (the "Audited Financial Statements"), (ii) the unaudited consolidated or combined (as applicable) balance sheets of (A) JLW England and its Subsidiaries, (B) JLW Scotland and its Subsidiaries, (C) JLW Ireland and its Subsidiaries, (D) the Asia Region Companies and their respective Subsidiaries and (E) the Australasia Region Companies and their respective Subsidiaries in each case as of June 30, 1998 and the related consolidated or combined (as applicable) profit and loss accounts, statements of cash flows, statements of movements on reserves and statements of total recognized gains and losses for the six-month period then ended (collectively the "Interim Financial Statements" (or, in the case JLW England and its Subsidiaries, the "JLW England Interim Financial Statements" or, in the case of JLW Scotland and its Subsidiaries, the "JLW Scotland Interim Financial Statements" or, in the case of JLW Ireland and its Subsidiaries, the "JLW Ireland Interim Financial Statements") and, collectively with the Audited Financial Statements, the "Financial Statements"), (iii) the schedules combining the foregoing balance sheets, so as to eliminate or adjust for (A) intercompany activity between or among any one or more of (1) JLW England and its Subsidiaries,
(2) JLW Scotland and its Subsidiaries and (3) JLW Ireland and its Subsidiaries, (B) intercompany activity between or among (x) any one or more of such entities and (y) any one or more of the Asia Region Companies and their respective Subsidiaries and (z) any one or more of the Australasia Region Companies and their respective Subsidiaries and (C) the gross-up of revenues and expenses (previously accounted for under the cost or equity method of accounting) related to the businesses which will be one-hundred percent owned as a result of the transactions contemplated by this Agreement and the Other Purchase Agreements, in each case as of December 31, 1997 (the "JLW Combined Year-End Balance Sheet Schedules") and June 30, 1998 (the "JLW Combined Interim Balance Sheet Schedules" and, collectively with the JLW Combined Year-End Balance Sheet Schedules, the "JLW Combined Balance Sheet Schedules") and (iv) the schedules combining the foregoing consolidated or combined (as applicable) profit and loss accounts so as to eliminate or adjust for (A) intercompany activity between or among any one or more of (1) JLW England and its Subsidiaries, (2) JLW Scotland and its Subsidiaries, and (3) JLW Ireland and its Subsidiaries,
(B) intercompany activity between or among (x) any one or more of such entities and (y) any one or more of the Asia Region Companies and their respective Subsidiaries and (z) any one or more of the Australasia Region Companies and their respective Subsidiaries and (C) the gross-up of revenues and expenses (previously accounted for under the cost or equity method of accounting) related to the businesses which will be one-hundred percent owned as a result of the transactions contemplated by this Agreement and the Other Purchase Agreements, in each case for the year ended December 31, 1997 and the six-month period ended June 30, 1998 (the "JLW Combined Income Statement Schedules" and, collectively with the JLW Combined Balance Sheet Schedules, the "JLW Combined Financial Statement Schedules"). The consolidated or combined (as applicable) financial statements of (xx) JLW England and its Subsidiaries, (yy) JLW Scotland and its Subsidiaries and (zz) JLW Ireland and its Subsidiaries included in each case in the Financial Statements (including the notes thereto) fairly present in all material respects the consolidated or combined (as applicable) financial condition of the entities referred to therein as of the respective dates and for the respective periods referred to therein (subject, in the case of the financial statements as of and for the six months ended, June 30, 1998, to normal year-end adjustments that will not be material (in relation to the applicable financial statements) in amount or effect) in conformity with UK GAAP consistently applied. The financial statements referred to in the immediately preceding sentence have been derived from the books and records of the entities referred to therein. Certain notes to the financial statements referred to in such sentence contain reconciliations of net income, partners' funds or shareholders' equity (as applicable) and cash flows of such entities from UK GAAP to US GAAP, and such net income, partners' funds or shareholders' equity (as applicable) and cash flows of such entities as so reconciled are fairly presented in all material respects as of the respective dates and for the respective periods referred to therein (subject, in the case of any of the same as of, and for the six months ended, June 30, 1998, to normal year-end adjustments that will not be material (in relation to the applicable financial statements) in amount or effect), in conformity with US GAAP.
The JLW Combined Balance Sheet Schedules and the JLW Combined Income Statement Schedules include the appropriate combining adjustments (including the eliminations and adjustments referred to in subclauses (A), (B) and (C) of clauses (iii) and (iv) of the first sentence of this Section 3.8(a)) which have been properly applied to the historical amounts in the compilation thereof).

                 The consolidated or combined (as applicable) financial statements of (i) JLW England and its Subsidiaries, (ii) JLW Scotland and its Subsidiaries and (iii) JLW Ireland and its Subsidiaries included in each case in the Nine-Month Interim Financial Statements to be delivered pursuant to Section 5.7 hereof will fairly present in all material respects the consolidated or combined (as applicable) financial condition of the entities referred to therein as of the respective dates and for the respective periods referred to therein (subject to normal year-end adjustments that will not be material (in relation to the applicable financial statements) in amount or effect) in conformity with UK GAAP consistently applied. The Nine-Month Interim Financial Statements will be derived from the books and records of the entities referred to therein. Certain notes to the Nine-Month Interim Financial Statements will contain reconciliations of net income, partners' funds or shareholders' equity (as applicable) and cash flows of such entities from UK GAAP to US GAAP, and such net income, partners' funds or shareholders' equity (as applicable) and cash flows of such entities as so reconciled will be fairly presented in all material respects as of the date and for the period referred to therein (subject to normal year-end adjustments that will not be material (in relation to the applicable financial statements) in amount or effect), in conformity with US GAAP. The JLW Combined 9/30 Balance Sheet Schedules and the JLW Combined 9/30 Income Statement Schedules to be delivered pursuant to Section 5.7 hereof will include the appropriate combining adjustments (including the eliminations and adjustments referred to in clauses (A), (B) and (C) in the definitions of JLW Combined 9/30 Balance Sheet Schedules and JLW Combined 9/30 Income Statement Schedules) which will be properly applied to the historical amounts in the compilation thereof.

                 To the knowledge of each JLW Partnership, Company and Company Subsidiary, the accounting books and records of each JLW Partnership, Company and Company Subsidiary (i) are correct and complete in all material respects (after taking into account adjustments made in the ordinary course of business consistent with past practice necessary to produce the applicable accounts); (ii) are properly maintained in all material respects (in relation to each such entity) in a manner consistent with past practice; and (iii) have recorded therein all the properties, assets and liabilities of such entity required to be so recorded under applicable generally accepted accounting standards.

     Section 3.9 No Undisclosed Liabilities. There are no Liabilities of any Company or Company Subsidiary of any kind whatsoever and no Management Shareholder, JLW Partnership, Company or Company Subsidiary knows of any valid basis for the assertion of any such Liabilities, and no existing condition, situation or set of circumstances exists which could reasonably be expected to result in a Liability, other than:

           (a) Liabilities adequately and expressly reflected and reserved for in the JLW England Interim Financial Statements, JLW Scotland Interim Financial Statements or JLW Ireland Interim Financial Statements;

           (b) Liabilities incurred in the ordinary and usual course of business consistent with past practice since June 30, 1998;

           (c) Liabilities set forth in Section 3.9(c) of the Company Disclosure Schedule;

                 Liabilities disclosed in other sections of the Company Disclosure Schedule in respect of representations and warranties set forth in other sections of this Article III or not required to be disclosed in other sections of the Company Disclosure Schedule by reason of materiality or other specifically identified exceptions or exclusions set forth in such representations and warranties;

                 Liabilities arising under (x) Contracts or Licenses listed or disclosed in other sections of the Company Disclosure Schedule in respect of representations or warranties set forth in other sections of this Article III or (y) Contracts or Licenses not required to be listed or described in other sections of the Company Disclosure Schedule in respect of such representations and warranties by reason of materiality or other specifically identified exceptions or exclusions set forth therein (other than Liabilities arising out of breaches or violations of such Contracts or Licenses); and

           (f) Other Liabilities which, in any individual case, do not exceed US$500,000.

     Section 3.10 Absence of Certain Changes. Except as and to the extent set forth in Section 3.10 of the Company Disclosure Schedule, since June 30, 1998, (a) each JLW Partnership, Company and Company Subsidiary has conducted its businesses only in the ordinary and usual course of business consistent with past practice and (b) (i) no individual or cumulative material adverse change in the business, properties, assets, liabilities, financial condition or results of operations of the Companies and the Company Subsidiaries, taken as a whole, has occurred, (ii) no individual or cumulative event or development has occurred that is reasonably expected in the reasonable opinion of JLW England to have a material adverse change in or effect on the business, properties, assets, liabilities, financial condition or results of operations of the Companies and the Company Subsidiaries, taken as a whole; and (iii) no JLW Partnership, Company or Company Subsidiary has taken, or permitted to be taken, any action that, if taken or permitted to be taken during the period from the date of this Agreement through the Closing Date without the consent of Parent, would constitute a breach of Section 5.1 hereof.

     Section 3 Real Property. (a) Owned Real Property.  No JLW
Partnership, Company or Company Subsidiary owns any real property.

           (b) Real Property Leases. Section 3.11 of the Company Disclosure Schedule contains a complete and correct list of all real property leased (the "Leased Real Property") by any JLW Partnership, Company or Company Subsidiary setting forth the address, landlord and tenant for each such lease (collectively, the "Real Property Leases").
The JLW Partnerships have delivered to Parent correct and complete copies of the Real Property Leases (including any amendments, modifications or supplements thereto). Each Real Property Lease is in full force and effect. No JLW Partnership, Company, Company Subsidiary or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, any other party is in default, violation or breach in any respect under any covenant in any Real Property Lease, and no event has occurred and is continuing that constitutes or, with notice or the passage of time or both, would constitute such a default, violation or breach in any respect under any covenant in any Real Property Lease nor has any such default, violation or breach been waived or acquiesced in, which default, breach or violation in any such case would reasonably be expected to have a Company Material Adverse Effect. Except as set forth in Section 3.11 of the Company Disclosure Schedule, no Company or Company Subsidiary has sublet to any third party any portion of property covered by the Real Property Leases.

     Section 3 Intangible Property Rights. (a) Section 3.12(a) of the Company Disclosure Schedule sets forth a complete and accurate list of all Patents and Trademark and Copyright registrations and applications, each as owned by any JLW Partnership, Company or Company Subsidiary.

           (b) Section 3.12(b) of the Company Disclosure Schedule identifies all commercially significant license agreements relating to Intangible Property Rights (excluding shrink wrap licenses and other Licenses relating to commercially-available software) to which any JLW Partnership, Company or Company Subsidiary is a party (the "Scheduled Agreements"). Except as indicated in Section 3.12(b) of the Company Disclosure Schedule, a true and complete copy of each Scheduled Agreement (together with all amendments thereto) has been provided to Parent. Each Scheduled Agreement between any JLW Partnership, Company, or Company Subsidiary and any Person or Persons other than: (i) any other JLW Partnership, Company, or Company Subsidiary or any Affiliate of any thereof, (ii) any Asia Region Company, or any Subsidiary thereof, or any Affiliate of any thereof, or (iii) any Australasia Region Company, or any Subsidiary thereof, or Affiliate of any thereof (each a "Third Party Scheduled Agreement") is a legal, valid, binding and enforceable obligation of the JLW Partnership, Company or Company Subsidiary which is/are a party or parties thereto and, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors generally and by the availability of equitable remedies. Except as indicated in Section 3.12(b) of the Company Disclosure Schedule, no JLW Partnership, Company, Company Subsidiary or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, any other party, is in default, violation or breach in any material respect under any Third Party Scheduled Agreement and no event has occurred and is continuing that constitutes or with notice or the passage of time would constitute, such a default, violation or breach in any material respect under any Third Party Scheduled Agreement.

           (c) Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, the JLW Partnerships, Companies and Company Subsidiaries, together with the Asia Region Companies, the Subsidiaries thereof, the Australasia Region Companies and the Subsidiaries thereof, on a collective basis own or have the valid right to use and (except in the case of the JLW Partnerships) will, as of the Integration Completion Date (after giving effect to the Integration), own or have the valid right to use (i) the trademark (or service mark) "Jones Lang Wootton" in connection with the real estate agency, management and advisory business in the following countries: Australia, France, Germany, Hong Kong, the Netherlands, Ireland, Singapore, the United Kingdom and the United States of America (the "Designated Countries"), (ii) the property management software program known as "Credo," developed internally by JLW entities for JLW England, and (iii) to the Knowledge of each JLW Partnership, Company, or Company Subsidiary, any other Intangible Property Rights used in the conduct of their businesses as of the date hereof and (except in the case of the JLW Partnerships) thereof. Except as set forth on Schedule 3.12(c) of the Company Disclosure Schedule, no JLW Partnership, Company or Company Subsidiary has granted any mortgages, pledges, security interests, liens, charges or options to acquire (collectively, "Interests") in any Intangible Property Rights owned by it or in its rights under any License of Intangible Property Rights to which it is a party or has Knowledge of any Interests granted therein by any predecessor in interest which are still effective. Except as set forth in Section 3.12(a) of the Company Disclosure Schedule, no registration or application listed in Section 3.12(a) of the Company Disclosure Schedule (i) has been cancelled, abandoned or has expired, (ii) is the subject of any existing or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, threatened opposition, interference, cancellation or other proceeding before any Authority, in each case, as to which any JLW Partnership, Company or Company Subsidiary has received written notice, and (iii) is, as of the date hereof, standing in the record ownership of the entity listed as record owner on Section 3.12(a) of the Company Disclosure Schedule. Except as set forth in Section 3.12(c) of the Company Disclosure Schedule, each trademark or service mark registration listed in Section 3.12(a) of the Company Disclosure Schedule for the trademark (or service mark) "Jones Lang Wootton" insofar as the same relates to the use thereof in connection with the real estate agency, management and advisory business in the Designated Countries, is valid as of the date hereof and will, as of the Integration Completion Date (after giving effect to the Integration), be valid; provided, however, that for the avoidance of doubt, this representation and warranty shall not extend to the "globe logo device" whether used alone, in connection with "Jones Lang Wootton", "JLW" or otherwise.

           (d) Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Knowledge of each JLW Partnership, Company and Company Subsidiary: (i) the operation of the businesses currently conducted by the JLW Partnerships, Companies and Company Subsidiaries does not infringe upon, or make unauthorized use of, any Intangible Property Right of any third party (i.e., any Person or Persons other than the JLW Partnerships, Companies, Company Subsidiaries, Asia Region Companies, Australasia Region Companies or Subsidiaries or Affiliates of any thereof; provided, that such Affiliates shall be Affiliates of Parent immediately following the Closing) and (ii) there are no material unasserted claims for past infringement or past unauthorized use by any JLW Partnership, the Company or any Company Subsidiary of any third parties' (as defined above) Intangible Property Rights during the past three (3) years. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, there are no claims as to which any JLW Partnership, Company or Company Subsidiary has received written notice pending or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, threatened against any JLW Partnership, Company or Company Subsidiary in respect of infringement or unauthorized use by any of them of any third parties' (as defined above) Intangible Property Rights. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, no third party (as defined above) is infringing upon, or making unauthorized use of, any Intangible Property Rights owned by any JLW Partnership, Company or Company Subsidiary. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, no claims alleging infringement or unauthorized use by third parties (as so defined) of Intangible Property Rights owned or used by any JLW Partnership, Company or Company Subsidiary have been made in writing by any JLW Partnership, Company or Company Subsidiary within the past three (3) years. Except as set forth in Section 3.12(d) of the Company Disclosure Schedule, there is no action, suit, or arbitration as to which any JLW Partnership, Company or Company Subsidiary has received written notice pending or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, threatened against any JLW Partnership, Company or Company Subsidiary which relates to Intangible Property Rights owned or used by any JLW Partnership, Company or Company Subsidiary or to any Scheduled Agreement.

           (e) Except as set forth in Section 3.12(e) of the Company Disclosure Schedule, the operations of each JLW Partnership, Company and Company Subsidiary have been and are being conducted in accordance with all applicable Laws and other requirements of any Authority having jurisdiction over any JLW Partnership, Company or Company Subsidiary, or any of their respective properties, assets or business, which relate to data protection including, but not limited to, the Data Protection Act of 1984 of England and the Data Protection Act of 1988 of Ireland and, to the Knowledge of any JLW Partnership, Company or Company Subsidiary, which relate to Intangible Property, except for such matters as would not individually or in the aggregate, have a Company Material Adverse Effect.

           (f) Except as set forth in Section 3.12(f) of the Company Disclosure Schedule, there are no settlements, judgments, decrees, or orders currently in force, which restrict, in any material respect, any JLW Partnership's, Company's or Company Subsidiary's rights to use any of the Intangible Property Rights owned by any JLW Partnership, Company or Company Subsidiary.

           (g) No Consents from any Authority or any party to a Scheduled Agreement are necessary for execution and delivery of this Agreement, the other Operative Agreements or the Integration Agreements by any JLW Partnership or Company or the consummation by any JLW Partnership or Company of the transactions contemplated hereby and thereby.

           (h) Except as set forth in Section 3.12(h) of the Company Disclosure Schedule, no current or former partner, director, officer or, to the Knowledge of any JLW Partnership, Company or Company Subsidiary, any current or former employee of any JLW Partnership, Company or Company Subsidiary will, after giving effect to the Integration, including any Post-Closing Integration Actions, own or have any rights in or to any Intangible Property Right owned or used by any JLW Partnership, Company or Company Subsidiary in the ordinary course of its business.

           (i)   This Section 3.12 and Sections 3.5, 3.6, 3.8, 3.26, 3.27
and 3.28 contain the exclusive representations and warranties of the JLW Partnerships, Companies and Management Shareholders concerning Intangible Property Rights and Licenses relating thereto.

     Section 3 Certain Contracts. (a) Section 3.13(a) of the Company Disclosure Schedule lists all material Contracts, to which any JLW Partnership, Company or Company Subsidiary is a party or by which it or any of its properties or assets may be bound or affected ("Listed Agreements"), which list includes each of the following types of Contracts (whether or not material): (i) all property management contracts that contributed US$250,000 or more during the year ended December 31, 1997 or would reasonably be expected to contribute US$250,000 or more over the twelve months ending December 31, 1998 to the revenue of the JLW Partnerships, Companies and the Company Subsidiaries; (ii) all investment advisory contracts that contributed US$250,000 or more during the year ended December 31, 1997 or would reasonably be expected to contribute US$250,000 or more over the 12 months ending December 31, 1998 to the revenue of the JLW Partnerships, Companies and the Company Subsidiaries;
(iii) all personal property leases where the rent exceeded US$100,000 during the year ended December 31, 1997 or would reasonably be expected to exceed US$250,000 over the term of the lease; (iv) all employment or other compensation based contracts (including, without limitation, non-competition, severance or indemnification agreements) which are currently in effect or, upon Closing, will be in effect (in which event the contract being replaced thereby need not be so listed, provided that no Company or Company Subsidiary would have any Liability thereunder) for which any JLW Partnership, Company or Company Subsidiary has or will have, as applicable, any continuing obligations with (A) any current or former partner, officer or director of any JLW Partnership, Company or Company Subsidiary (or any company which is controlled by any such individual) other than any Designated JLW Shareholder, and (B) any other employee of any of the same whose annualized salary, bonus and other benefits exceeds US$100,000 per annum (other than any Designated JLW Shareholder), and (v) any contract of employment to be entered into by any JLW Partnership, Company or Company Subsidiary with any Designated JLW Shareholder, (vi) all consulting Contracts requiring the payment in excess of US$100,000 per annum or US$100,000 over the 12 months ending December 31, 1998; (vii) union, guild or collective bargaining contracts relating to, and any employee handbook for, employees of any JLW Partnership, Company or Company Subsidiary;
(viii) instruments for borrowed money (including, without limitation, any indentures, guarantees, loan agreements, sale and leaseback agreements, or purchase money obligations incurred in connection with the acquisition of property), involving more than US$100,000; (ix) agreements for acquisitions or dispositions (by merger, purchase or sale of assets or stock or otherwise) of material assets, as to which any JLW Partnership, Company or Company Subsidiary has continuing obligations or rights; (x) joint venture or partnership agreements; (xi) any Contract containing provisions that specifically provide circumstances pursuant to which any JLW Partnership, Company or Company Subsidiary may be required to return fees paid under such Contract (other than as a result of breach or non-performance under such Contract), which Liability could be expected to exceed US$100,000;
(xii) guarantees, suretyships, indemnification and contribution agreements; and (xiii) Contracts for employment of any broker or finder in connection with the transactions contemplated by this Agreement or the Other Purchase Agreements or for any brokerage fees or commissions or finders' fees or for any financial advisory or consulting fees in connection therewith. Except as indicated in Section 3.13(a) of the Company Disclosure Schedule, a true and complete copy of each Listed Agreement (together with all amendments thereto) has been provided to Parent. Except as set forth in Section 3.13(a) of the Company Disclosure Schedule, each Listed Agreement is a legal, valid, binding and enforceable obligation of the JLW Partnership, Company or Company Subsidiary which is a party thereto and, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, the other parties thereto, except as enforceability may be limited by bankruptcy, insolvency, reorganization and similar Laws affecting creditors generally and by the availability of equitable remedies. Except as set forth in
Section 3.13(a) of the Company Disclosure Schedule, no JLW Partnership, Company, Company Subsidiary or, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, any other party, is in default, violation or breach in any respect under any Listed Agreement, and no event has occurred and is continuing that constitutes or with notice or the passage of time would constitute, such a default, violation or breach in any respect under any Listed Agreement, other than in each case such defaults violations or breaches which, individually or in the aggregate, would not reasonably be expected to have a Company Material Adverse Effect.

           (b) Except as set forth in Section 3.13(b) of the Company Disclosure Schedule, no Contract or License restricts, in any material (in relation to each such entity) respect, the ability of any JLW Partnership, Company or Company Subsidiary to own, possess or use its assets or conduct its operations in any geographic area.

     Section 3 Licenses and Other Authorizations.  Except as set forth in
Section 3.14 of the Company Disclosure Schedule, the JLW Partnerships, the Companies and the Company Subsidiaries have received all Licenses of any Authority material to the ownership or leasing of their respective properties and to the conduct of the JLW Businesses as currently conducted and, in the case of the Companies, after giving effect to the Integration, as contemplated to be owned, leased or conducted following the Closing and the Integration. Except as disclosed in Section 3.14 of the Company Disclosure Schedule, all such Licenses are valid and in full force and effect. The JLW Partnerships, Companies and the Company Subsidiaries are operating in compliance with the conditions and requirements of such Licenses and, except as disclosed in Section 3.14 of the Company Disclosure Schedule, no proceeding is pending or, to the Knowledge of any JLW Partnership, Company or Company Subsidiary, threatened, seeking the revocation or limitation of any such Licenses. Assuming the related Consents set forth in Section 3.6 or 3.7 of the Company Disclosure Schedule have been obtained prior to the Closing Date, to the extent that any transfers of such Licenses are provided for as part of the Integration or the other transactions contemplated by this Agreement, such transfers will be permitted, and none of such Licenses will be terminated or impaired or become terminable as a result of the transactions contemplated hereby or by the Other Operative Agreements or the Integration Agreements.

     Section 3 Year 2000 and Euro Compliance. The JLW Partnerships have instituted a plan to test whether the Computer Systems owned by or licensed to any JLW Partnership, Company or Company Subsidiary will be Year 2000 Compliant or Euro Compliant. To the Knowledge of each JLW Partnership, Company or Company Subsidiary, the sum of (i) the direct costs (excluding any costs that would be incurred in the ordinary course of business absent the need to become Year 2000 Compliant or Euro Compliant) of making the Computer Systems owned by or leased to any JLW Partnership, Europe/USA Region Company, Australasia Region Company or Asia Region Company, or any of their respective Subsidiaries (but, for the avoidance of doubt, excluding any Computer Systems that are owned by or leased to the owners of or tenants located in, any Managed Properties) to become Year 2000 Compliant and, in the case of any JLW Partnership or Europe/USA Region Company, or any of their respective Subsidiaries, Euro Compliant and (ii) any payments, individually or in the aggregate, under the indemnification obligation to the Australia and New Zealand Banking Group for Year 2000 problems pursuant to clause 23.5 of the Service Provider Agreement for the Provision of Property Services dated May 5, 1998 between the Australia and New Zealand Banking Group, JLW Australia and P&O Australia Limited, or under any guarantee thereof, by any Australasia Region Company or Subsidiary thereof, are not reasonably expected to exceed in the aggregate the amount set forth in Section 3.15 of the Company Disclosure Schedule. "Computer Systems" means, with respect to any Person, the computer software, firmware, hardware (whether general or special purpose), and other similar or related items of automated, computerized or software system(s) that are owned by or licensed to such Person. "Year 2000 Compliant" means, with respect to any Computer Systems, the ability of such Computer Systems (to the extent reasonably necessary in the ordinary work of business) to process data, without material impairment as to performance, involving dates prior to, during or after the year 2000.
"Euro Compliant" means, with respect to any Computer Systems, the ability of such Computer Systems (to the extent reasonably necessary in the ordinary work of business) to process data, without material impairment as to performance, involving the single European currency (including without limitation complying with the conversion and rounding rules set forth in Council Regulation 11/03/97 upon the advent of the European Monetary Union).

     Section 3 Clients.   Section 3.16(a) of the Company Disclosure
Schedule sets forth (a) on a country-by-country basis, the names of the ten largest clients, as measured by combined revenue ("significant clients"), of the JLW Partnerships, Companies and Company Subsidiaries during the 12-month period ended December 31, 1997 or during the 6-month period ending on June 30, 1998 and the aggregate amount for which each significant client (as so defined) was invoiced during such period on a combined basis.
Except as set forth in Section 3.16(b) of the Company Disclosure Schedule, no significant client (as so defined) (i) has ceased, or indicated to any JLW Partnership, Company or Company Subsidiary that it shall cease, to use the services of any JLW Partnership, Company or Company Subsidiary, (ii) has substantially reduced or indicated to any JLW Partnership, Company or Company Subsidiary that it shall substantially reduce, the use of the services of any JLW Partnership, Company or Company Subsidiary or (iii) has sought, or is seeking, to renegotiate the terms of any Contract under which any JLW Partnership, Company or Company Subsidiary is providing services to such significant client, including in each case after the consummation of the transactions contemplated hereby and by the other Operative Agreements.

Except as disclosed in Section 3.16(b) to the Company Disclosure Schedule, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, no significant client (as so defined) has otherwise threatened to take any action described in the preceding sentence as a result of the consummation of the transactions contemplated by this Agreement, any other Operative Agreement or any Integration Agreement.

     Section 3 Operation of the Businesses.  Except as set forth in
Section 3.17 of the Company Disclosure Schedule and subject to the completion of the Post-Closing Integration Actions, the JLW Partnerships, Companies and the Company Subsidiaries have, and after Closing, the Companies and Company Subsidiaries will have, all rights, properties and assets, real, personal and mixed, tangible and intangible relating to or used or held for use in the conduct of the businesses conducted by the JLW Partnerships, Companies and Company Subsidiaries (the "Assets") during the past 12 months (except inventory sold, cash disposed of, accounts receivable collected, prepaid expenses realized, contracts partially or fully performed, and properties or assets replaced by equivalent or superior properties or assets (in each case in the ordinary and usual course of business). To the Knowledge of each JLW Partnership, Company or Company Subsidiary, all of the Assets are reasonably adequate for the purposes for which they are currently used or held for use.

     Section 3 Insurance. Section 3.18 of the Company Disclosure Schedule contains (i) an accurate and complete list of all material policies of property, fire, liability, worker's compensation and other forms of insurance owned or held by each JLW Partnership, Company or Company Subsidiary, and (ii) an accurate and complete list of each claim in excess of US$100,000 relating to such policies made during the last 24 months. To the Knowledge of each JLW Partnership, Company or Company Subsidiary, such policies provide adequate insurance coverage consistent with industry practice for the assets and operations of the JLW Partnerships, Companies and Company Subsidiaries. All such policies are in full force and effect, and all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid, and no notice of cancellation or termination has been received with respect to any such policy. Such policies shall not terminate or lapse prior to or on the Closing Date by reason of the transactions contemplated by this Agreement, any other Operative Agreement or any Integration Agreement. Section 3.18 of the Company Disclosure Schedule sets forth a list of third party risks which are insured by a JLW Partnership, Company or Company Subsidiary and a list of any claims made against or paid by the JLW Partnerships, Companies or Company Subsidiaries.

     Section 3 Labor Relations.  Except to the extent set forth in Section
3.19 of the Company Disclosure Schedule: (a) no JLW Partnership, Company or Company Subsidiary is a party to any collective bargaining agreements, other Contracts, written work rules or practices agreed to with any labor organization, employee association, works council or body of employee representatives; (b) there is no unfair labor practice charge or complaint against any JLW Partnership, Company or Company Subsidiary pending or, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, threatened before the National Labor Relations Board or any similar foreign Authority which in either case would reasonably be expected to have a Company Material Adverse Effect; and (c) there is no labor strike, dispute, slowdown, lockout or stoppage pending or, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, threatened against or affecting any JLW Partnership, Company or Company Subsidiary which would reasonably be expected to have a Company Material Adverse Effect.

     Section 3 Employee Benefit Plans. (a)  U.S. Employee Benefit Matters:

Section 3.20(a) of the Company Disclosure Schedule sets forth a true and complete list of each Domestic Plan, whether formal or informal, written or oral, and indicates which of such Domestic Plans is a "multiemployer plan," as such term is defined in section (3)(37) of the Employee Retirement Income Security Act of 1974, as amended, ("ERISA"). No Domestic Plan that is a "single employer plan," as such term is defined in section 3(41) of ERISA, is subject to Section 302 or Title IV of ERISA. Except as set forth in Section 3.20(a) of the Company Disclosure Schedule, with respect to each Domestic Plan that is a single employer plan: (i) each such plan has been established and maintained in compliance in all material respects with its terms, including ERISA and the Code; (ii) with respect to each such plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code, such plan has been determined by the IRS to be so qualified (and, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, no fact or circumstance exists which would affect such qualification);
(iii) (A) no Company or Company Subsidiary has filed an application under Rev. Proc. 98-22, 1998-12 I.R.B. (the Employee Plans Compliance Resolution System) or any predecessor program thereto with respect to any Domestic Plan, (B) any liabilities with respect of previous filings under such programs have been satisfied in full, and (C) no fact or circumstance exists that would necessitate such a filing to maintain the qualified status of any Domestic Plan; (iv) no such plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code; (v) to the Knowledge of each JLW Partnership, Company or Company Subsidiary, neither the Company nor any Company Subsidiary, nor any such plan or trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which any Company or Company Subsidiary, any such plan, any such trust, or any trustee or administrator thereof, or any party dealing with any such plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code; (vi) full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts which any JLW Partnership, Company, Company Subsidiary or ERISA Affiliate thereof is required to pay under the terms of each such plan as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by the applicable JLW Partnership, Company or Company Subsidiary on or prior to the Closing Date or will be properly reflected on the books and records of the applicable JLW Partnership, Company, Company Subsidiary or ERISA Affiliate; (vii) no such plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured), with respect to current or former employees of any JLW Partnership, Company or Company Subsidiary for periods extending beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books and records of such JLW Partnership, such Company or such sponsoring Company Subsidiary or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary)); and (viii) no amounts payable under any such plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) or 280G of the Code. No JLW Partnership, Company, Company Subsidiary or any ERISA Affiliate of any such entity has an outstanding liability in respect of (i) a failure to make a required contribution or payment to a multiemployer plan or (ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a multiemployer plan. No circumstance exists that presents a material risk of a partial withdrawal from a multiemployer plan. To the Knowledge of the JLW Partnerships or any of the Companies or Company Subsidiaries, no circumstance exists that presents a material risk that any such plan will go into reorganization.

           (b) Non-U.S. Employee Benefit Matters: Section 3.20(b) of the Company Disclosure Schedule sets forth a true and complete list of each Foreign Plan, whether formal or informal, written or oral. Except to the extent set forth in Schedule 3.20(b) of the Company Disclosure Schedule:
(i) each Foreign Plan required to be filed or registered with or approved by any applicable governmental or regulatory body or authority has been so filed, registered or approved and has been maintained in good standing with such body or authority, and each such Foreign Plan is now and has always been operated in full compliance in all material respects with all applicable laws and regulations; (ii) no Foreign Plan is subject to the provisions of ERISA; (iii) the fair market value of the assets of each funded Foreign Plan, the liability of each insurer for any Foreign Plan funded through insurance or the book reserve established for any Foreign Plan together with any contributions accruing on or before the Closing Date, in each case as shall be reflected in the books and records of such JLW Partnership, such Company or such Company Subsidiary sponsoring such Foreign Plan, are or will be sufficient, on a combined basis, to procure or provide for the benefits determined on an ongoing basis accrued to the Closing Date payable to all current and former participants of such Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Foreign Plan; and (iv) full payment has been made or will be made, in accordance with applicable law and the provisions of each Foreign Plan, of all amounts which any JLW Partnership, Company or Company Subsidiary is required to pay on or prior to the Closing Date under the terms of each Foreign Plan as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by such JLW Partnership, such Company or such Company Subsidiary on or prior to the Closing Date or will be properly reflected on the books and records of such JLW Partnership, such Company or such Company Subsidiary.

           (c) Domestic Plans and Foreign Plans: Except to the extent set forth in Section 3.20(c) of the Company Disclosure Schedule, (i) with respect to each Domestic Plan that is a single employer plan and with respect to each Foreign Plan, each JLW Partnership, Company or Company Subsidiary has heretofore delivered to Parent true and complete copies of each of the following documents: (A) a copy of such Domestic Plan and Foreign Plan (including all amendments thereto), (B) a copy of the annual report (which shall include non-discrimination tests, where applicable), if required under ERISA or other applicable law, with respect to each such Domestic Plan and Foreign Plan for the two most recently completed plan years, (C) a copy of the actuarial report, if required under ERISA or other applicable law, with respect to each such Domestic Plan and Foreign Plan for the three most recently completed plan years, (D) a copy of the most recent "summary plan description," together with each "summary of material modifications," required under ERISA with respect to each Domestic Plan, and any plan description, required under applicable law with respect to each Foreign Plan, (E) if the Domestic Plan or Foreign Plan is funded through a trust or any third-party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, and (F) the most recent determination letter received from the IRS with respect to such Domestic Plan that is intended to be qualified under Section 401 of the Code, and the most recent letter, certification or other document, if any, received from any applicable governmental or regulatory body or authority evidencing the registration and/or approval of any Foreign Plan required to be so registered or approved; (ii) there are no pending or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, threatened or anticipated material claims by, on behalf of or against any of the Domestic Plans or Foreign Plans, and no material litigation or administrative or other proceeding (including, without limitation, any litigation or proceeding under Title IV of ERISA) has occurred or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, is threatened involving any Domestic Plan or Foreign Plan, and (iii) the consummation of the transactions contemplated by this Agreement, any other Operative Agreement or any Integration Agreement shall not, either alone or in combination with another event, except as set forth in Section 3.20(c) of the Company Disclosure Schedule, (A) accelerate the time of payment or vesting or increase the amount of compensation due any employee or officer of any JLW Partnership, Company or Company Subsidiary, (B) entitle any current or former employee or officer of any JLW Partnership, Company or Company Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (C) with respect to any Domestic Plan that is a single employer plan, constitute a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

     Section 3 Litigation. Except as set forth in Section 3.21 of the Company Disclosure Schedule, there is no Action, pending or, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, threatened against or involving any JLW Partnership, Company or Company Subsidiary which would reasonably be expected to have a Company Material Adverse Effect, or which questions or challenges the validity of this Agreement, any other Operative Agreement or any Integration Agreement or any action taken or to be taken by any JLW Party pursuant to this Agreement, any other Operative Agreement or any Integration Agreement or in connection with the transactions contemplated hereby and thereby. No JLW Partnership, Company or Company Subsidiary is a subject to any judgment, order or decree entered in any Action which purports to limit in any material respect, or which may have a material adverse effect on, its business practices or its ability to acquire any property or conduct all or any material portion of the businesses conducted by the JLW Partnerships, the Companies and the Company Subsidiaries in any locality.

     Section 3 Compliance with Law. (a) Except as set forth in Section 3.22(a) of the Company Disclosure Schedule, the operations of each JLW Partnership, Company and Company Subsidiary have been and are being conducted in accordance with all applicable Laws and other requirements of any Authority, having jurisdiction over any JLW Partnership, Company or Company Subsidiary, or any of their respective properties, assets or business, including, without limitation, Article 85(i) or Article 86 of the Treaty of Rome, all such Laws and requirements relating to antitrust, fair trading and consumer protection, currency exchange, health, occupational safety, employment practices, wages and hours, pension, insurance (including, without limitation, the Guernsey Insurance Laws), securities and trading-with-the-enemy matters and planning and development, except in each case for such matters as would not, individually or in the aggregate, reasonably be expected to have a Company Material Adverse Effect.

           (b) Except as set forth in Section 3.22(b) of the Company Disclosure Schedule, neither any JLW Partnership, Company or Company Subsidiary, nor any of their respective Affiliates, nor any partner or former partner, officer, employee or agent of any thereof, nor any other person acting on their behalf, has, directly or indirectly, within the past five years given or agreed to give any gift or similar benefit to any customer, supplier, governmental employee or other person who is or may be in a position to help or hinder any part of the JLW Businesses (or assist any of such Persons in connection with any actual or proposed transaction relating to any part of the JLW Businesses) (i) which subjected or might have subjected any of such Persons to any damage or penalty in any civil, criminal or governmental litigation or proceeding, (ii) which, if not given in the past, would have had a Company Material Adverse Effect, (iii) which, if not continued in the future, would have a Company Material Adverse Effect or subject any of such Persons to suit or penalty in any private or governmental litigation or proceeding or (iv) for the purpose of establishing or maintaining any concealed fund or concealed bank account.

           (c) To the Knowledge of any Management Shareholder, no JLW Partnership, Company or Company Subsidiary is a party to any agreement, arrangement or concerted practice or is carrying on any practice which in whole or in part contravenes or is invalidated by or is required to be registered under any anti-trust, fair trading, consumer protection or analogous legislation in any jurisdiction in which the businesses are carried on or assets are held and, in particular and without prejudice to the generality of the foregoing, which contravenes Article 85(1) or Article 86 of the Treaty of Rome or which has been notified to the European Commission for an exemption or a negative clearance. Except as set forth in Section 3.23(c) of the Company Disclosure Schedule, to the Knowledge of any Management Shareholder, no JLW Partnership, Company or Company Subsidiary nor any partner of any JLW Partnership has received any formal or informal communications or notification that any proceeding under any applicable anti-trust, fair trading, consumer protection or similar legislation in any jurisdiction have been initiated, nor any such proceedings contemplated by any relevant Authority, nor has any claim been made or threatened alleging any contravention of any such legislation.

     Section 3 Taxes. Except as disclosed in Section 3.23 of the Company Disclosure Schedule:

                 All Tax Returns required to be filed with respect to each JLW Partnership, each Company, each Company Subsidiary or the affiliated, combined or unitary group of which any JLW Partnership, any Company or any Company Subsidiary is or was a member have been duly and timely filed, except for those returns which, individually or in the aggregate, would not have a Company Material Adverse Effect, and all such Tax Returns are true, correct and complete, except for any deficiencies in respect of filed Tax Returns which, individually or in the aggregate, would not have a Company Material Adverse Effect. Each JLW Partnership, each Company and each Company Subsidiary has duly and timely paid all Taxes and other charges that are due with respect to all periods ending on or before June 30, 1998, whether or not shown as due on any Tax Return, except for Taxes which have been reserved for and shown on the JLW England Interim Financial Statements, JLW Scotland Interim Financial Statements or JLW Ireland Interim Financial Statements, as applicable. There are no Liens with respect to Taxes (except for Liens with respect to real property Taxes not yet due) upon any of the assets of any JLW Partnership, any Company or any Company Subsidiary. No JLW Partnership, Company or Company Subsidiary is a party to, is bound by, or has any obligation under, any Tax sharing, allocation, indemnity or similar Contract, nor is liable for the Taxes of any other person. Each JLW Partnership, each Company and each Company Subsidiary has established due and sufficient reserves on the JLW England Interim Financial Statements, JLW Scotland Interim Financial Statements or JLW Ireland Interim Financial Statements, as applicable, for the payment of all Taxes in accordance with UK GAAP.

                 All Tax deficiencies that have been asserted, proposed or assessed in writing against or with respect to any JLW Partnership, any Company or any Company Subsidiary by any taxing authority have been paid in full or finally settled, and no issue (including with respect to transfer pricing) has been raised in writing by any taxing authority in any examination, audit or other proceeding that, by application of the same or similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined. There are no outstanding Contracts, consents, waivers or arrangements extending the statutory period of limitation applicable to any Tax Return or claim for, or the period for the collection or assessment of, Taxes due from any JLW Partnership, any Company or any Company Subsidiary for any taxable period.


                 No JLW Partnership, Company or Company Subsidiary has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign
Laws). Each JLW Partnership, each Company and each Company Subsidiary has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

                 No audit or other proceeding by any domestic or foreign court, governmental or regulatory authority, or similar Person is pending or, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, threatened with respect to any Taxes due from any JLW Partnership, any Company or any Company Subsidiary or any Tax Return filed or required to be filed by or relating to any JLW Partnership, any Company or any Company Subsidiary. No JLW Partnership, Company or Company Subsidiary shall be required to include any amount in income for any taxable period ending after the Closing Date which is attributable to an adjustment pursuant to Section 481(a) of the Code (or any similar provisions under any foreign laws).

                 Section 3.23(e) of the Company Disclosure Schedule sets forth the states, political subdivisions thereof and foreign countries in which each JLW Partnership, Company or Company Subsidiary files or joins in filing any consolidated, unitary, combined or similar Tax Returns (or have such Tax Returns filed on their behalf). No claim has ever been made by an authority in any jurisdiction where any JLW Partnership, any Company or any Company Subsidiary has not filed Tax Returns that they are or may be subject to taxation by that jurisdiction.

                 JLW USA has not been a United States real property holding company (as defined in Section 897(c)(2) of the Code) during the applicable period specified in Section 897(c)(1)(A)(ii) of the Code, and JLW USA is not a foreign person within the meaning of Section 1445(f)(3) of the Code and the Treasury Regulation Section 1.1445-2(b).

                 To the Knowledge of each JLW Partnership, Company,
Company Subsidiary and Management Shareholder, no Tax imposed on or with respect to the income or liability of any Shareholder is required to be withheld as a result of any of the transfers, including the delivery of the Consideration Shares, the Cash Consideration or any other payment or consideration as a result of or in connection with the consummation of the transactions contemplated by this Agreement and the other Operative Agreements. Except for Taxes which are reserved for and shown on any Final Closing Balance Sheet, no JLW Partnership, Company or Company Subsidiary shall have liability for (i) Taxes (including, without limitation, withholding Taxes) of any Shareholder or any partnership of which any Shareholder is or was a partner, including, without limitation, JLW England, JLW Scotland and JLW Ireland, or (ii) Taxes attributable to or incurred in connection with the Integration.

                 None of the Companies or Company Subsidiaries has made an election for U.S. federal tax purposes to be treated as a partnership or entity other than a corporation.

Notwithstanding the foregoing, the representations and warranties contained in this Section 3.23, insofar as they concern the Tax affairs of any JLW Partnership or Shareholder in respect of any personal income or capital gains Tax of any Shareholder, whether assessed on any JLW Partnership or Shareholder, shall be deemed not to exist unless what would (in the absence of this provision) have constituted a breach of one or more of those representations and warranties results in a claim under Section 1.1 of the Escrow Agreement.

     Section 3 Environmental Matters. (a) This Section 3.24 and Sections 3.6, 3.8 and 3.26 contain the exclusive representations and warranties concerning any environmental matters, including, but not limited to, concerning any Environmental Laws or Materials of Environmental Concern. Except as set forth in Section 3.24 of the Company Disclosure Schedule, and except for any Action, claim or litigation which could not reasonably be expected to have a Company Material Adverse Effect, no JLW Partnership, Company or Company Subsidiary has received written notice of any Action pending, nor to the Knowledge of each JLW Partnership, Company or Company Subsidiary, has any Action, claim or litigation been asserted or threatened against any JLW Partnership, Company or Company Subsidiary nor, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, is any Action, claim or litigation pending or threatened against the properties currently or formerly under management by any JLW Partnership, Company or Company Subsidiary ("Managed Properties"), nor to the Knowledge of each JLW Partnership, Company or Company Subsidiary, are there any circumstances which could reasonably be expected to form the basis for such claim against the Managed Properties, pertaining to: off-site disposal or arranging for disposal or a release of Materials of Environmental Concern; migration of Materials of Environmental Concern from Managed Properties; any nuisance or trespass emanating from Managed Properties; violations of any applicable Environmental Laws; releases of Materials of Environmental Concern at or from current or former Managed Properties (including claims for response costs); or third-party claims for personal injury or property damage arising out of the release of or exposure to Materials of Environmental Concern at or from the Managed Properties.

           (b) Except as set forth in Section 3.24 of the Company Disclosure Schedule, the JLW Partnerships, the Companies and the Company Subsidiaries are, and, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, the Managed Properties are, in compliance in all respects with applicable Environmental Laws, except for such noncompliance which could not reasonably be expected to have a Company Material Adverse Effect.

           (c) Except as set forth in Section 3.24 of the Company Disclosure Schedule, to the Knowledge of each JLW Partnership, Company and Company Subsidiary, and except for any of the following which could not reasonably be expected to have a Company Material Adverse Effect, (i) there has been no material spill, disposal or release of any Materials of Environmental Concern or substance on, at or from the Managed Properties, except for any such spill, disposal or release that occurred in compliance with applicable Environmental Laws (provided that, for purposes of this Agreement, reporting of a spill, disposal or release does not make an unauthorized spill, disposal or release in compliance with Environmental
Laws), (ii) none of the Managed Properties is listed or has been proposed to be listed under any state, federal or foreign superfund or similar law or is reasonably likely to be the subject of remediation requirements under the U.K. Environmental Protection Act 1990 or with the Water Resources Act 1991, each as proposed to be amended by the Environment Act 1995 when the relevant provisions of the Environment Act 1995 come into force (assuming such provisions, and the draft regulations and guidelines relating thereto, are brought into force substantially as they exist as of the date of this Agreement), (iii) none of the Managed Properties is or was a treatment, storage or disposal facility requiring a permit under any hazardous waste law and (iv) the tenants under its management have occupied their premises at the Managed Properties and operated their businesses at the Managed Properties in compliance, in all material respects, with the Environmental Laws.

           (d) Except as set forth in Section 3.24 of the Company Disclosure Schedule, the JLW Partnerships, the Companies and the Company Subsidiaries are not currently paying any fines, settlements, judgments, assessments or remedial costs because of an alleged violation of or liability under any Environmental Law or any past or present release or presence of Materials of Environmental Concern at the Managed Properties, nor, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, has any client party to any Contract with any JLW Partnership, any Company or any Company Subsidiary asserted that any JLW Partnership, Company or Company Subsidiary is liable for any such costs, except for any such fines, settlements, judgments, assessments or remedial costs which could not reasonably be expected to have a Company Material Adverse Effect.

     Section 3 Personnel. Section 3.25 of the Company Disclosure Schedule sets forth a list of all employees as of June 30, 1998 of each JLW Partnership, Company and Company Subsidiary. Such list indicates as to each such employee who is a Shareholder and each other such employee whose current annualized salary, bonus and benefits exceed US$100,000: (a) date of commencement of service and period of continuous employment; (b) job title or brief job description and place of work; (c) any material commitments or arrangements with such employees as to salary or bonuses, if applicable, other than those commitments or arrangements set forth in
Section 3.13 of the Company Disclosure Schedule and; (d) as of the date hereof, the names of any such employees who have given or received notice to terminate their employment. Except as disclosed in Section 3.25 of the Company Disclosure Schedule, to the Knowledge of each JLW Partnership, Company or Company Subsidiary, since June 30, 1998, no partner, officer, director or employee thereof has given notice or indicated his or her intent to give notice of termination of employment, which termination, together with any such other terminations, would be reasonably likely to have a material adverse effect on the Companies and the Company Subsidiaries taken as a whole.

     Section 3 Disclosure Documents. None of the information included in the Offering Memorandum or Proxy Statement supplied or to be supplied by any Shareholder, JLW Partnership, Company or Company Subsidiary relating to any Shareholder, Related JLW Owner, JLW Seller, Company, Asia Region Company or Australasia Region Company, or any of their respective Subsidiaries, including the SCCA or the Integration, for inclusion in the Offering Memorandum and the Proxy Statement, as the case may be, will, in the case of the Offering Memorandum, at the time of mailing to the Shareholders, and, in the case of the Proxy Statement, either at the time of mailing of the Proxy Statement to stockholders of Parent or at the time of the meeting of such stockholders to be held in connection therewith, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     Section 3 Integration Matters. Except as set forth in Section 3.27 of the Company Disclosure Schedule, the Integration, as it relates to the Shareholders, Related JLW Owner, the JLW Partnerships, the Companies and the Company Subsidiaries, will be completed in compliance in all material respects with all applicable Laws and will not result in any material Liability to any of the Companies, the Company Subsidiaries, Parent or Parent's Affiliates (other than Liabilities of the JLW Partnerships which are expressly assumed as part of the Integration). The copies of the Integration Agreements and the Ancillary Documents (as defined in the Integration Plan) heretofore delivered to and approved by Parent by or on behalf of the Shareholders' Representatives are complete and correct copies thereof. No part of the Integration constitutes a public offering under the Companies Act or the Public Offering of Securities Regulation 1995 or the Irish Companies Act, and, except as set forth in Section 3.27 of the Company Disclosure Schedule, no document published, if any, or distributed by the JLW Partnerships in connection with the Integration requires an approval as an investment advertisement under Section 57 of the United Kingdom Financial Services Act of 1986.

     Section 3 Related Party Transactions. Section 3.28 of the Company Disclosure Schedule contains an accurate listing of any current or former partners, directors, officers or key employees of any JLW Partnership, Company or Company Subsidiary and, to the Knowledge of any JLW Partnership, Company or Company Subsidiary, any relatives of any of the foregoing, who is, directly or indirectly, a party to any transaction (other than in respect to compensation or travel expense account reimbursement in the ordinary course of business consistent with past practice) with or has any loan or obligation outstanding to or from any JLW Partnership, Company or Company Subsidiary (or for which any of them is or may be liable under any guarantee or otherwise). Section 3.28 of the Company Disclosure Schedule sets forth a brief description of each such transaction, including without limitation, any Contract providing for the furnishing of services (other than employment contracts), or the rental of real or personal property from, or otherwise requiring payments to, any such Person or to any relative of any such Person.

     Section 3 Activities of NewCo 1, NewCo 2, NewCo 3 and Salta Ltd. As of the date hereof and the Integration Commencement Date, except for obligations or liabilities incurred in connection with their incorporation or organization and the transactions contemplated by this Agreement or described in Section 3.29 of the Company Disclosure Schedule, the Integration Agreements, the other Operative Documents and the SCCA, none of NewCo 1, NewCo, or NewCo 3 or Salta Ltd., a corporation incorporated under the laws of England, has or will have incurred, directly or indirectly, any obligations or liabilities or engaged in any business activities of any type or kind whatsoever or entered into any agreements or arrangements with any Person.
     Section 3 Securities Laws Matters. Neither any JLW Partnership, Company, Company Subsidiary, nor any of their respective Affiliates, nor any Person acting on its or their behalf has engaged, or will engage, in any "directed selling efforts" (as defined in Regulation S) with respect to the Consideration Shares.

     Section 3 Opinion of Financial Advisor. The JLW Partnerships have received the opinion of Peter J. Solomon Company Limited, financial advisor to JLW Partnerships, to the effect that, as of the date of this Agreement, the Consideration to be received by the Shareholders and the Other Shareholders under this Agreement and the Other Purchase Agreements is, in the aggregate, fair to such Shareholders and Other Shareholders from a financial point of view.

     Section 3 Certain Fees. Except as contemplated by the agreements listed in Section 3.13(a)(xiii) of the Company Disclosure Schedule, no JLW Partnership, Company or Company Subsidiary or any of their respective officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees or for any financial advisory or consulting fees, in each case in connection with the transactions contemplated by this Agreement or the other Operative Agreements, including, without limitation, the Integration.



                              ARTICLE IV

               REPRESENTATIONS AND WARRANTIES OF PARENT

           Parent hereby represents and warrants to the JLW Parties that:

     Section 4.1 Corporate Organization. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Maryland. Parent (i) has all requisite corporate power and authority to carry on its businesses as they are now being conducted by it and to own the properties and assets it now owns; and (ii) is duly qualified or licensed to do business as a foreign Person (and, if applicable, in good standing) in all the jurisdictions in which such qualification or licensing is required, except jurisdictions in which the failure to be so qualified or licensed (or, if applicable, in good standing) would not be reasonably expected to have a Parent Material Adverse Effect. True and complete copies of the Articles of Incorporation of Parent ("Parent Articles of Incorporation") and the Amended and Restated Bylaws of Parent ("Parent Bylaws"), as presently in effect, are attached to
Section 4.1 of the Parent Disclosure Schedule.

     Section 4.2 Capitalization. The authorized capital stock of Parent consists of 100,000,000 shares of Parent Common Stock and 10,000,000 shares of preferred stock, $.01 par value per share ("Parent Preferred Stock").
As of September 30, 1998, there were outstanding 16,230,358 shares of Parent Common Stock, no shares of Parent Preferred Stock and no shares of Parent Common Stock or Parent Preferred Stock were held in Parent's treasury. In addition, as of September 30, 1998, 2,215,000 shares of Parent Common Stock were reserved or registered for issuance under Parent's Employee Stock Purchase Plan, as amended, 1997 Stock Award and Incentive Plan, as amended, and Stock Compensation Program, as amended (collectively, the "Parent Stock Plans"), and no shares of Parent Common Stock or Parent Preferred Stock were specifically reserved or registered for any other purposes. All of the issued and outstanding shares of Parent Common Stock have been validly issued and are fully paid and non-assessable and free of preemptive rights, and the Consideration Shares will be (when issued at the Closing as contemplated by this Agreement) validly issued and fully paid and non-assessable and free of pre-emptive rights. Except as set forth in this Section 4.2, except for the obligation of Parent to issue Consideration Shares and ESOT Shares under this Agreement and to issue Consideration Shares (as defined under the Other Purchase Agreements) and ESOT Shares under the Other Purchase Agreements, and except under the Parent Stock Plans, including upon the exercise of options outstanding as of September 30, 1998 to purchase an aggregate of 1,110,400 shares of Parent Common Stock and any such options issued or granted subsequent to September 30, 1998 ("Parent Options"), as of the date hereof, there are outstanding, (i) no shares of capital stock or other voting securities of Parent, (ii) no securities of Parent or any Parent Subsidiary convertible into or exchangeable for shares of capital stock or voting securities of Parent and (iii) no options or other rights to acquire from Parent or any Parent Subsidiary, and no obligation of Parent or any Parent Subsidiary to issue, any capital stock or, voting securities of Parent or securities convertible into or exchangeable for capital stock or voting securities of Parent (the items in clauses (i), (ii) and (iii) being referred to collectively as the "Parent Securities"). Other than under the Parent Stock Plans and as set forth in Section 4.2 of the Parent Disclosure Schedule, there are no outstanding obligations of Parent or any Parent Subsidiaries to repurchase, redeem or otherwise acquire any Parent Securities.

     Section 4.3 Subsidiaries and Affiliates.  Except as set forth in
Section 4.3 of the Parent Disclosure Schedule, all the outstanding capital stock or other equity interests of each Parent Significant Subsidiary is owned, directly or indirectly, as of the date hereof by Parent and will be owned, directly or indirectly, as of the Closing Date, by Parent, in each case free and clear of all Encumbrances, and has been validly issued and is fully paid and, to the extent that the concept of assessability of capital stock is potentially applicable, is nonassessable. Each Parent Significant
Subsidiary: (i) is duly organized or incorporated and validly existing (and, if applicable) in good standing under the laws of its jurisdiction of incorporation or formation; (ii) has all requisite corporate or similar power and authority to carry on its business as it is now being conducted and to own the properties and assets it now owns; and (iii) is duly qualified or licensed to do business as a foreign Person (and, if applicable, in good standing) in all jurisdictions in which such qualification or licensing is required, except jurisdictions in which the failure to be so qualified or licensed (or, if applicable, in good standing) would not have a Parent Material Adverse Effect. True and complete copies of the certificate of incorporation and bylaws or similar charter documents, as presently in effect, of each Parent Significant Subsidiary have been previously provided to the JLW Parties.

     Section 4.4 Authorization (a) Parent has all requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement and the other Operative Agreements and to carry out the transactions contemplated hereby and thereby. The Board of Parent has taken all corporate action (including all action of the Board) necessary to authorize and approve the execution, delivery and performance of this Agreement and the other Operative Agreements and no other corporate action is required on the part of Parent to authorize the execution, delivery and performance of this Agreement and the other Operative Agreements (including without limitation the issuance of the Consideration Shares), subject only to approval of (i) the amendment and restatement of the Parent Articles of Incorporation as described in Section 1.9(a)(i)(A) hereof, (ii) the issuance of the Consideration Shares and (iii) the amendments to Parent's amended and restated stock incentive plan as described in Section 1.9(a)(i)(C) hereof (collectively, the "Proposed Actions"), in each case by the affirmative vote of the holders of a majority of the shares of Parent Common Stock present in person or represented by proxy at the meeting contemplated by Section 6.5(a) hereof, and to consummate the transactions contemplated hereby and thereby. This Agreement has been duly and validly executed and delivered by Parent, and this Agreement constitutes, and each other Operative Agreement to which Parent is to be a party, when executed and delivered by Parent, will constitute a valid and binding agreement of Parent, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization and other similar Laws affecting creditors generally and by the availability of equitable remedies.

           (b) Each Parent Subsidiary that is a party to any Operative Agreement (or other agreement or obligation to be executed and delivered pursuant hereto) has all requisite corporate power and authority to execute, deliver and perform its obligations under such Operative Agreement (or other agreement or obligation) and such execution, delivery and performance have been approved by all necessary corporate action. Any such Operative Agreement (or other agreement or obligation) to be executed and delivered by any such Parent Subsidiary will be, upon the execution and delivery thereof by such Parent Subsidiary, duly and validly executed and delivered and will constitute a valid and binding agreement of such Parent Subsidiary, enforceable in accordance with its terms, except as such enforcement may be limited by bankruptcy, insolvency, reorganization and other similar Laws affecting creditors generally and by the availability of equitable remedies.

     Section 4.5 No Violation. Neither the execution and delivery by Parent of this Agreement nor any other Operative Agreement nor the consummation by Parent of the transactions contemplated hereby or thereby shall: (i) violate or be in conflict with any provision of the Parent Articles of Incorporation, Parent Bylaws or the certificate of incorporation or bylaws (or similar organizational documents) of any Parent Subsidiary; (ii) except as specified in Section 4.5 or 4.6 of the Parent Disclosure Schedule, violate, or be in conflict with, or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, cause or permit the acceleration of, or give rise to any right of termination, imposition of fees or penalties under any debt, Contract, instrument or other obligation to which Parent or any Parent Subsidiary is a party or by which their respective assets are bound, or result in the creation or imposition of any Lien upon any property or assets of Parent or any Parent Subsidiary; or (iii) violate any applicable Law of any Authority; except, in the case of clauses (ii) and (iii) above, for any of the same that, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or materially impair the ability of Parent to perform its obligations hereunder or thereunder or prevent or materially delay the consummation of the transactions contemplated hereby and thereby.

     Section 4.6 Consents and Approvals.  Except as set forth in Section
4.5 or 4.6 of the Parent Disclosure Schedule, no Consents from or of any third party or any Authority are necessary for execution and delivery of this Agreement or the other Operative Agreements by Parent or the consummation by Parent of the transactions contemplated hereby and thereby, except for compliance with the HSR Act and the Required Regulatory Approvals, except for (i) compliance with the rules and regulations of the Dutch Security Act (Wet toezicht effectenverkeer 1995) and individual dispensation from the Dutch Securities Board (Stichting toezicht effectenverkeer) and (ii) compliance with Section 57 of the United Kingdom Financial Services Act of 1986 in respect of the Offering Memorandum (the "Required Securities Approvals"), and except for such other Consents as to which the failure to obtain, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect or materially impair the ability of Parent to perform its obligations hereunder or thereunder or prevent or materially delay the consummation of the transactions contemplated hereby and thereby.

     Section 4.7 SEC Reports and Financial Statements. Each periodic report, registration statement and definitive proxy statement filed by Parent with the SEC since July 17, 1997 (as such documents have since the time of their filing been amended and each document filed between the date hereof and the Closing, the "Parent SEC Reports"), which include all the documents (other than preliminary material) that Parent was required to file with the SEC since such date, as of their respective dates, complied in all material respects with the requirements of the Securities Act or the Exchange Act, as the case may be, applicable to such Parent SEC Reports. None of the Parent SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except for such statements, if any, as have been modified by subsequent filings prior to the date hereof. The financial statements of Parent and its Subsidiaries included in such reports comply as to form in all material respects with applicable accounting requirements and with the published rules and regulations of the SEC with respect thereto, have been prepared in accordance with US GAAP applied on a consistent basis during the periods involved (except as may be indicated in the notes thereto or, in the case of the unaudited statements, as permitted by Form 10-Q of the SEC) and fairly present (subject in the case of the unaudited statements, to normal, year-end audit adjustments which are not material in amount or effect) the consolidated financial position of Parent and its Subsidiaries as at the dates thereof and the consolidated results of their operations and cash flows for the periods then ended.

     Section 4.8 No Undisclosed Liabilities. There are no Liabilities of Parent or any Parent Subsidiary of any kind whatsoever and Parent knows of no valid basis for the assertion of any such Liabilities, and no existing condition, situation or set of circumstances exists which could reasonably be expected to result in a Liability, other than:

                 Liabilities adequately and expressly reflected and reserved for on the unaudited consolidated balance sheet of Parent and the Parent Subsidiaries as of June 30, 1998 (including the notes thereto) contained in the Parent SEC Reports (the "Parent Interim Balance Sheet");

                 Liabilities incurred in the ordinary and usual course of business consistent with past practice since June 30, 1998;

                 Liabilities set forth in Section 4.8(c) of the Parent Disclosure Schedule; and

                 Liabilities which, individually or in the aggregate, would not reasonably be expected to have a Parent Material Adverse Effect.

     Section 4.9 Absence of Certain Changes or Events. Except as and to the extent disclosed in the Parent SEC Reports and as and to the extent set forth in Section 4.9 of the Parent Disclosure Schedule, since June 30, 1998, (a) Parent and each Parent Subsidiary has conducted its businesses only in the ordinary and usual course of business consistent with past practice and (b) (i) no individual or cumulative material adverse change in or effect on the business, properties, assets, liabilities, financial condition or results of operations of Parent and the Parent Subsidiaries, taken as a whole, has occurred; (ii) no individual or cumulative event or development has occurred that is reasonably expected to have a Parent Material Adverse Effect; or (iii) neither Parent nor any Parent Subsidiary has taken, or permitted to be taken, any action that, if taken or permitted to be taken during the period from the date of this Agreement through the Closing Date without the consent of the Sellers' Representatives, would constitute a breach of Section 6.1 hereof. Parent has heretofore delivered to the JLW Partnerships a true and correct copy of the Purchase Agreement, dated as of August 31, 1998, by and among Parent, a Subsidiary of Parent, Lend Lease Corporation Limited and certain Subsidiaries thereof, together with all related exhibits and schedules (the "Compass Agreement"), and except as set forth in Section 4.9 of the Parent Disclosure Schedule, the transactions contemplated by the Compass Agreement have heretofore been consummated in accordance with the terms of such agreement.

     Section 4.10 Licenses and Other Authorizations.  Parent and the
Parent Subsidiaries have received all Licenses of any Authority material to the ownership or leasing of their respective properties and to the conduct of their respective businesses as currently conducted. Except as disclosed in Section 4.10 of the Parent Disclosure Schedule, all such Licenses are valid and in full force and effect. Parent and the Parent Subsidiaries are operating in material compliance with the conditions and requirements of such Licenses and, except as disclosed in Section 4.10 of the Parent Disclosure Schedule, no proceeding is pending or, to the Knowledge of Parent, threatened, seeking the revocation or limitation of any such Licenses. Assuming the related Consents set forth in Section 4.5 or 4.6 of the Parent Disclosure Schedule have been obtained prior to the Closing Date, none of such Licenses will be terminated or impaired or become terminable as a result of the transactions contemplated hereby or by the other Operative Agreements.

     Section 4.11 Insurance. All material policies of property, fire, liability, worker's compensation and other forms of insurance owned or held by Parent or any Parent Subsidiary are in full force and effect, and all premiums with respect thereto covering all periods up to and including the date of the Closing have been paid, if due, and no notice of cancellation or termination has been received with respect to any such policy. Such policies shall not terminate or lapse prior to or on the Closing Date by reason of the transactions contemplated by this Agreement or any other Operative Agreement.

     Section 4.12 Labor Relations.  Except to the extent set forth in
Section 4.12 of the Parent Disclosure Schedule: (a) neither Parent nor any Parent Subsidiary is a party to any collective bargaining agreements, other Contracts, written work rules or practices agreed to with any labor organization, employee association or works council or body of employee representatives; (b) there is no unfair labor practice charge or complaint against Parent or any Parent Subsidiary pending or, to the Knowledge of Parent, threatened before the National Labor Relations Board or any similar foreign Authority which in either case would reasonably be expected to have a Parent Material Adverse Effect; and (c) there is no labor strike, dispute, slowdown, lockout or stoppage pending or, to the Knowledge of Parent, threatened against or affecting Parent or any Parent Subsidiary which would reasonably be expected to have a Parent Material Adverse Effect.

     Section 4.13 Parent Employee Benefit Matters.   (a) U.S. Employee
Benefit Matters: Section 4.13(a) of the Company Disclosure Schedule sets forth a true and complete list of each Parent Domestic Plan, whether formal or informal, written or oral, and indicates which of such Parent Domestic Plans is a "multiemployer plan," as such term is defined in section (3)(37) of ERISA. No Parent Domestic Plan that is a "single employer plan," as such term is defined in section 3(41) of ERISA, is subject to Section 302 or Title IV of ERISA. Except as set forth in Section 4.13(a) of the Parent Disclosure Schedule, with respect to each Parent Domestic Plan that is a single employer plan: (i) each such plan has been established and maintained in compliance in all material respects with its terms, including ERISA and the Code; (ii) with respect to each such plan that is intended to be "qualified" within the meaning of Section 401(a) of the Code, such plan has been determined by the IRS to be so qualified (and no fact or circumstance exists which would affect such qualification); (iii) (A) neither Parent nor any Parent Subsidiary has filed an application under Rev. Proc. 98-22, 1998-12 I.R.B. (the Employee Plans Compliance Resolution System) or any predecessor program thereto with respect to any Parent Domestic Plan, (B) any liabilities with respect of previous filings under such programs have been satisfied in full, and (C) no fact or circumstance exists that would necessitate such a filing to maintain the qualified status of any Parent Domestic Plan; (iv) no such plan has an accumulated or waived funding deficiency within the meaning of Section 412 of the Code;
(v) neither Parent nor any Parent Subsidiary, nor any such plan or trust created thereunder or any trustee or administrator thereof has engaged in a transaction in connection with which Parent or any Parent Subsidiary, any such plan, any such trust, or any trustee or administrator thereof, or any party dealing with any such plan or any such trust could be subject to either a civil penalty assessed pursuant to section 409 or 502(i) of ERISA or a tax imposed pursuant to Section 4975 or 4976 of the Code; (vi) full payment has been made, or will be made in accordance with Section 404(a)(6) of the Code, of all amounts which Parent, any Parent Subsidiary or ERISA Affiliate thereof is required to pay under the terms of each such plan as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by Parent or the applicable Parent Subsidiary on or prior to the Closing Date or will be properly reflected on the books and records of Parent or the applicable Parent Subsidiary or ERISA Affiliate; (vii) no such plan provides medical, surgical, hospitalization, death or similar benefits (whether or not insured), with respect to current or former employees of Parent or any Parent Subsidiary for periods extending beyond their retirement or other termination of service (other than (A) coverage mandated by applicable law, (B) death benefits under any "employee pension benefit plan," as that term is defined in Section 3(2) of ERISA, (C) deferred compensation benefits accrued as liabilities on the books and records of Parent or such sponsoring Parent Subsidiary or (D) benefits the full cost of which is borne by the current or former employee (or his beneficiary)); and (viii) no amounts payable under any such plans will fail to be deductible for Federal income tax purposes by virtue of Section 162(m) or 280G of the Code. Neither Parent nor any Parent Subsidiary has an outstanding liability in respect of (i) a failure to make a required contribution or payment to a multiemployer plan or (ii) a complete or partial withdrawal under Section 4203 or 4205 of ERISA from a multiemployer plan. No circumstance exists that presents a material risk of a partial withdrawal from a multiemployer plan. To the Knowledge of Parent and each Parent Subsidiary, no circumstance exists that presents a material risk that any such plan will go into reorganization.

           (b) Non-U.S. Employee Benefit Matters: Section 4.13(b) of the Parent Disclosure Schedule sets forth a true and complete list of each Parent Foreign Plan, whether formal or informal, written or oral. Except to the extent set forth in Section 4.13(a) of the Parent Disclosure
Schedule: (i) each Parent Foreign Plan required to be filed or registered with or approved by any applicable governmental or regulatory body or authority has been so filed, registered or approved and has been maintained in good standing with such body or authority, and each such Parent Foreign Plan is now and has always been operated in full compliance in all material respects with all applicable laws and regulations; (ii) no Parent Foreign Plan is subject to the provisions of ERISA; (iii) the fair market value of the assets of each funded Parent Foreign Plan, the liability of each insurer for any Parent Foreign Plan funded through insurance or the book reserve established for any Parent Foreign Plan together with any contributions accruing on or before the Closing Date, in each case as shall be reflected in the books and records of Parent or the Parent Subsidiary sponsoring such Parent Foreign Plan, are or will be sufficient, on a combined basis, to procure or provide for the benefits determined on an ongoing basis accrued to the Closing Date payable to all current and former participants of such Parent Foreign Plan according to the actuarial assumptions and valuations most recently used to determine employer contributions to such Parent Foreign Plan; and (iv) full payment has been made or will be made, in accordance with applicable law and the provisions of each Parent Foreign Plan, of all amounts which Parent or any Parent Subsidiary is required to pay on or prior to the Closing Date under the terms of each Parent Foreign Plan as of the last day of the most recent plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof ended prior to the date of this Agreement, and all such amounts properly accrued through the Closing Date with respect to the current plan year thereof will be paid by Parent or such Parent Subsidiary on or prior to the Closing Date or will be properly reflected on the books and records of Parent or such Parent Subsidiary.

           (c) Parent Domestic Plans and Parent Foreign Plans: Except to the extent set forth in Section 4.13(c) of the Parent Disclosure Schedule, (i) with respect to each Parent Domestic Plan that is a single employer plan and with respect to each Parent Foreign Plan, Parent has heretofore delivered to Sellers' Representatives true and complete copies of each of the following documents: (A) a copy of such Parent Domestic Plan and Parent Foreign Plan (including all amendments thereto), (B) a copy of the annual report (which shall include non-discrimination tests, where applicable), if required under ERISA or other applicable law, with respect to each such Parent Domestic Plan and Parent Foreign Plan for the two most recently completed plan years, (C) a copy of the actuarial report, if required under ERISA or other applicable law, with respect to each such Parent Domestic Plan and Parent Foreign Plan for the three most recently completed plan years, (D) a copy of the most recent "summary plan description," together with each "summary of material modifications," required under ERISA with respect to each Parent Domestic Plan, and any plan description, required under applicable law with respect to each Parent Foreign Plan, (E) if the Parent Domestic Plan or Parent Foreign Plan is funded through a trust or any third-party funding vehicle, a copy of the trust or other funding agreement (including all amendments thereto) and the latest financial statements thereof, and (F) the most recent determination letter received from the IRS with respect to such Parent Domestic Plan that is intended to be qualified under Section 401 of the Code, and the most recent letter, certification or other document, if any, received from any applicable governmental or regulatory body or authority evidencing the registration and/or approval of any Parent Foreign Plan required to be so registered or approved; (ii) there are no pending or, to the Knowledge of Parent and each Parent Subsidiary, threatened or anticipated material claims by, on behalf of or against any of the Parent Domestic Plans or Parent Foreign Plans, and no material litigation or administrative or other proceeding (including, without limitation, any litigation or proceeding under Title IV of ERISA) has occurred or, to the Knowledge of Parent and each Parent Subsidiary, is threatened involving any Parent Domestic Plan or Parent Foreign Plan, and (iii) the consummation of the transactions contemplated by this Agreement or any other Operative Agreement shall not, either alone or in combination with another event, except as set forth in
Section 4.13(c) of the Parent Disclosure Schedule, (A) accelerate the time of payment or vesting or increase the amount of compensation due any employee or officer of Parent or any Parent Subsidiary, (B) entitle any current or former employee or officer of Parent or any Parent Subsidiary to severance pay, unemployment compensation or any other payment, except as expressly provided in this Agreement, or (C) with respect to any Parent Domestic Plan that is a single employer plan, constitute a prohibited transaction described in Section 406 of ERISA or Section 4975 of the Code for which an exemption is not available.

     Section 4.14 Litigation. Except as set forth in Section 4.14 of the Parent Disclosure Schedule, there is no Action, pending or, to the Knowledge of Parent, threatened against or involving Parent or any Parent Subsidiary which would reasonably be expected to have a Parent Material Adverse Effect, or which questions or challenges the validity of this Agreement or any other Operative Agreement or any action taken or to be taken by Parent pursuant to this Agreement or any other Operative Agreement or in connection with the transactions contemplated hereby and thereby. Neither Parent nor any Parent Subsidiary is subject to any judgment, order or decree entered in any Action which purports to limit in any respect, or which may have a material adverse effect on, its business practices or its ability to acquire any property or conduct all or any material portion of the businesses conducted by Parent and the Parent Subsidiaries in any locality.

     Section 4.15 Compliance with Law.  Except as set forth in Section
4.15 of the Parent Disclosure Schedule, the operations of Parent and each Parent Subsidiary have been and are being conducted in accordance with all applicable Laws and other requirements of any Authority having jurisdiction over Parent or any Parent Subsidiary, or any of their respective properties, assets or business, including, without limitation, all such Laws and requirements relating to antitrust, consumer protection, currency exchange, health, occupational safety, employment practices, wages and hours, pension, securities, and trading-with-the-enemy matters and planning and development, except for such matters as would not, individually or in the aggregate, reasonably be expected to have a Parent Material Adverse Effect.

     Section 4.16 Taxes. Except as set forth in Section 4.16 of the Parent Disclosure Schedule:

           (a) All Tax Returns required to be filed with respect to Parent and the Parent Subsidiaries or the affiliated, combined or unitary group of which Parent or any Parent Subsidiary is or was a member have been duly and timely filed, except for those returns which, individually or in the aggregate, would not have a Parent Material Adverse Effect, and all such Tax Returns are true, correct and complete. Parent and each Parent Subsidiary has duly and timely paid all Taxes and other charges that are due, whether or not shown as due on any Tax Return, except for Taxes reserved for on the financial statements of Parent and the Parent Subsidiaries. There are no Liens with respect to Taxes (except for Liens with respect to real property Taxes not yet due) upon any of the assets of Parent or any Parent Subsidiary. None of Parent or any Parent Subsidiary is a party to, is bound by, or has any obligation under, any Tax sharing, allocation, indemnity or similar Contract, nor is liable for the Taxes of any other person. Parent and the Parent Subsidiaries have established due and sufficient reserves on the financial statements of Parent and the Parent Subsidiaries for the payment of all Taxes in accordance with US GAAP.

           (b) All Tax deficiencies that have been asserted, proposed or assessed in writing against or with respect to Parent or any Parent Subsidiary by any taxing authority have been paid in full or finally settled, and no issue (including with respect to transfer pricing) has been raised in writing by any taxing authority in any examination, audit or other proceeding that, by application of the same or similar principles, reasonably could be expected to result in a material proposed deficiency for any other period not so examined. There are no outstanding Contracts, consents, waivers or arrangements extending the statutory period of limitation applicable to any Tax Return or claim for, or the period for the collection or assessment of, Taxes due from Parent or any Parent Subsidiary for any taxable period.

           (c) Neither Parent or any Parent Subsidiary has been or is in violation (or with notice or lapse of time or both, would be in violation) of any applicable Law relating to the payment or withholding of Taxes (including, without limitation, withholding of Taxes pursuant to Sections 1441 and 1442 of the Code or similar provisions under any foreign Laws). Parent and each Parent Subsidiary has duly and timely withheld from employee salaries, wages and other compensation and paid over to the appropriate taxing authorities all amounts required to be so withheld and paid over for all periods under all applicable Laws.

           (d) No audit or other proceeding by any domestic or foreign court, governmental or regulatory authority, or similar Person is pending or, to the Knowledge of Parent and any Parent Subsidiary, threatened with respect to any Taxes due from Parent or any Parent Subsidiary or any Tax Return filed or required to be filed by or relating to Parent or any Parent Subsidiary.

                 No claim has ever been made by an authority in any jurisdiction where Parent or any Parent Subsidiary has not filed Tax Returns that they are or may be subject to taxation by that jurisdiction.

     Section 4.17 Opinion of Financial Advisors. Parent has received the opinion of Morgan Stanley & Co. Incorporated, financial advisors to Parent, to the effect that, as of the date of this Agreement, the Consideration to be paid by Parent under this Agreement and the Other Purchase Agreements is fair to Parent's stockholders from a financial point of view.

     Section 4.18 Certain Fees. Except for Morgan Stanley & Co. Incorporated and William Blair & Company, neither Parent nor any of its officers, directors or employees has employed any broker or finder or incurred any liability for any brokerage fees or commissions or finders' fees in connection with the transactions contemplated by this Agreement or the other Operative Agreements.

     Section 4.19 Disclosure Documents. The Offering Memorandum and the Proxy Statement will not, in the case of the Offering Memorandum, as of the date thereof or, in the case of the Proxy Statement, either at the time of the mailing of the Proxy Statement to the stockholders of Parent or at the time of the meeting of such stockholders to be held in connection therewith, contain any untrue statement of any material fact or omit to state any material fact required to be stated therein or necessary to in order to make the statements therein, in light of the circumstances under which they are or were made, not misleading, provided that no representation or warranty is made as to the information included therein that relates to any Shareholder, Other Shareholder, JLW Seller, JLW Party, Company, Asia Region Company or Australasia Region Company, or any of their respective Subsidiaries, including, with respect to the Integration, this Agreement, the Other Purchase Agreements or the transactions contemplated hereby or thereby.

     Section 4.20 Other. The Board of Parent has approved this Agreement, the other Operative Agreements, the Other Purchase Agreements and the transactions contemplated hereby and thereby and such approval is sufficient to render inapplicable any "fair price," "moratorium," "control share acquisition" or other similar antitakeover statute or regulation enacted under the laws of the State of Illinois or the State of Maryland (including, without limitation, any of the provisions of Subtitle 6 or 7 of the General Corporation Law of Maryland) to the purchase or sale of the Consideration Shares pursuant to this Agreement, the Joinder Agreements, the Other Purchase Agreements or the Other Joinder Agreements. As of the date hereof, Parent has not adopted any "poison pill" or "shareholder rights plan." As of the Closing Date, Parent will not have adopted a "poison pill" or "shareholders rights plan" which would be applicable to the transactions contemplated by this Agreement.


                               ARTICLE V

                   COVENANTS OF THE JLW PARTNERSHIPS
                           AND THE COMPANIES

     Section 5.1 Operation of the Companies. From the date hereof to the Closing, except as described in Section 5.1 of the Company Disclosure Schedule or as otherwise permitted by or provided in this Agreement, the other Operative Agreements or the Integration Plan or the Integration Agreements, or except as consented to in writing by Parent (which consent shall not be unreasonably withheld or delayed), each of the JLW Partnerships and the Companies agrees that:

           (a) Such JLW Partnership or Company shall, and shall cause each Company or Company Subsidiary which is a direct or indirect Subsidiary thereof to, conduct its business only in the ordinary and usual course and substantially in the same manner as heretofore conducted.

           (b) Such JLW Partnership or Company shall perform all acts to be performed by it pursuant to this Agreement, any other Operative Agreements and the Integration Plan and the Integration Agreements and shall refrain from taking any action (other than any action permitted by or provided in this Agreement) that would result in the representations and warranties of the JLW Partnerships and the Management Shareholders hereunder or of the Shareholders under the Joinder Agreements becoming untrue in any material respect or any of the conditions to Closing not being satisfied.

Without limiting the generality of the foregoing, except as described in
Section 5.1 of the Company Disclosure Schedule or as otherwise permitted or contemplated by this Agreement, the other Operative Agreements or the Integration Plan or the Integration Agreements, or except as consented to in writing by Parent (which consent will not be unreasonably withheld or delayed), from the date hereof to the Closing, such JLW Partnership or Company shall not, and shall cause each Company Subsidiary which is a direct or indirect Subsidiary thereof not to:

                      amend its certificate of incorporation, bylaws or memorandum and articles of association (or similar organizational documents) or deed of partnership, as applicable, or adopt or pass further regulations or resolutions inconsistent therewith;

                      other than in the ordinary course of business consistent with past practice (A) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of any other Person (other than any Company or Company Subsidiary), or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than to any Company or Company Subsidiary), or enter into any material Contract;

                      acquire, by merging or consolidating with or by purchasing equity interests in or assets of any other Person or otherwise, any material assets of or any equity interests in any other Person;

                      pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise), other than (A) the payment, discharge or satisfaction in the ordinary course of business consistent with past practice, or as required by their terms, of liabilities reflected or specifically reserved against in or contemplated by the JLW England Interim Financial Statements, the JLW Scotland Interim Financial Statements and the JLW Ireland Interim Financial Statements; (B) claims, liabilities or obligations that are incurred after the date thereof in the ordinary course of business consistent with past practice or that are immaterial (in relation to each such entity) if not incurred in the ordinary course of business or (C) the payment, discharge or satisfaction in the ordinary course of business consistent with past practice of obligations under (1) Contracts or Licenses listed or disclosed in the Company Disclosure Schedule or not required to be listed or disclosed therein by reason of materiality or other specifically identified exceptions or exclusions set forth in such representations and warranties or (2) Contracts or Licenses entered into after the date of this Agreement in accordance with the limitations set forth in this Section 5.1;

                      pay, discharge or satisfy any material Lien, unless required by the terms thereof or of the documents evidencing or governing any related indebtedness;

                      permit or allow any of its respective material properties or assets, real, personal or mixed, tangible or intangible, to be subjected to any Lien, except for any Permitted Liens incurred in the ordinary course of business consistent with past practice;

                      cancel any material debts or claims, or waive any rights of material value or, sell, transfer or convey any of its respective material properties or assets, real, personal or mixed, tangible or intangible;

                      enter into any employment or severance agreement with any partner, officer, director, shareholder or employee thereof who receives or would receive annual compensation in excess of US$100,000;

                      enter into or amend any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement in respect of the compensation payable or to become payable to any of its partners, officers, directors, shareholders or employees (other than salary increases in the ordinary course of business consistent with past practice to employees who are not partners, officers, directors or shareholders of any of the JLW Partnerships, Companies or Company Subsidiaries which, in the aggregate, are not material and year-end bonuses in the ordinary course of business consistent with past practice);

                      make any pension, retirement, profit sharing, bonus or other employee welfare or benefit payment or contribution, other than in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any compensation or benefit;

                      declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect of its partnership interests, issued share capital or capital stock or other securities, as applicable, or directly or indirectly redeem, purchase or otherwise acquire any of its partnership interests, issued share capital or capital stock or other securities, other than dividends paid or payable by a wholly owned Company Subsidiary to a Company or another wholly owned Company Subsidiary;

                      issue, allot, create, grant or sell any of its partnership interests, shares of capital stock or other equity securities or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, allotment, sale, pledge or other disposition of any of its partnership interests, issued share capital, shares of capital stock or other equity securities;

                      make any change in any accounting or tax principles, practices or methods, except as may be required by applicable generally accepted accounting principles or applicable Law;

                      make any material tax election or settle or comprise any material income tax liability;

                      terminate or amend or fail to perform any of its obligations under any material Contract to which it is a party or by which it or any of its assets are bound;

                      enter into any material joint venture or partnership;

                      settle any material lawsuits, claims, actions, investigations or proceedings; or

                      authorize or enter into any obligation or commitment (or otherwise agree) to take any of the foregoing actions.

           (c) Such JLW Partnership or Company shall, and shall cause each Company Subsidiary which is a direct or indirect Subsidiary thereof to, give prompt notice to Parent of (i) any Company Material Adverse Effect, (ii) any change which makes it likely that any representation or warranty set forth in this Agreement regarding the JLW Partnerships, the Companies or the Company Subsidiaries will not be true in any material respect at the Integration Commencement Date or the Closing, as applicable, or would be likely to cause any condition to the obligations of any party hereto to consummate the transactions contemplated by this Agreement not to be satisfied or (iii) the failure of the JLW Partnerships or the Companies to comply with or satisfy any covenant or agreement to be complied with or satisfied by it pursuant to this Agreement, the other Operative Agreements and the Integration Plan and Integration Agreements which would likely cause a condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied.

           (d) Such JLW Partnership or Company shall, and shall cause each Company Subsidiary which is a direct or indirect Subsidiary thereof to, use commercially reasonable efforts to take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its existence and its material rights and franchises.

           (e) Such JLW Partnership or Company shall, and shall cause each Company Subsidiary which is a direct or indirect Subsidiary thereof to, use commercially reasonable efforts to preserve intact the existing relationships with its clients and employees and others with respect to the businesses with which it has business relationships. Such JLW Partnership or Company shall, and shall cause each Company Subsidiary which is a direct or indirect Subsidiary thereof to, permit Parent to contact suppliers, customers and employees in coordination with personnel of such JLW Partnership, Company or Company Subsidiary for purposes of facilitating the transactions contemplated hereby.

                 Notwithstanding anything to the contrary contained in this Section 5.1, NewCo 1 shall not, and such JLW Partnership or Company shall cause NewCo 1 not to, incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of any other Person, pursuant to or in connection with Clause 6 of the Offer Letter attached as Document No. 3 to
Schedule 1 of the Integration Plan, in each case without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed).

     Section 5.2 Access. Subject to compliance with applicable Law, upon reasonable notice, each JLW Partnership and Company shall, and shall cause each Company Subsidiary which is a direct or indirect Subsidiary thereof to, give Parent and its counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to its offices, properties, books and records, furnish to Parent and its counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request, and instruct and request each of its partners, directors, officers, employees, counsel and financial advisors (as applicable) to cooperate with Parent in its investigation of the businesses of the JLW Partnerships, Companies and Company Subsidiaries and in the planning for the combination of the businesses of the Companies and Parent following the consummation of the transactions contemplated hereby; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Management Shareholders and the JLW Partnerships hereunder or the Shareholders or the Related JLW Owners of such Shareholders under the Joinder Agreements. All information obtained pursuant to this Section 5.2, or otherwise pursuant to this Agreement, shall be governed by the Confidentiality Agreement, dated as of June 4, 1998, by and among Parent and the various individuals and entities party thereto (the "Confidentiality Agreement").

     Section 5.3 Consents. The JLW Partnerships and the Companies shall, unless otherwise agreed to by Parent, use commercially reasonable efforts to obtain, prior to the Closing (a) all Consents required to consummate the transactions contemplated by this Agreement, the other Operative Agreements or the Integration Plan and the Integration Agreements (other than with respect to Post-Closing Integration Actions), including, without limitation, the Consents required by Sections 3.6 and 3.7 of the Company Disclosure Schedule, and (b) such additional Consents as Parent or its counsel shall reasonably determine to be necessary. All such Consents shall be in writing and executed counterparts thereof shall be delivered to Parent promptly after receipt thereof by any JLW Partnership or Company but in no event later than the Integration Commencement Date.

     Section 5.4 Closing Net Worth. JLW England, JLW Scotland and JLW Ireland shall cause the Final JLW England Closing Net Worth, Final JLW Scotland Closing Net Worth and Final JLW Ireland Closing Net Worth, respectively, to be positive.

     Section 5.5 Other Offers. From the date hereof until the termination hereof, each of the JLW Partnerships and the Companies shall not, and shall cause each Company Subsidiary which is a direct or indirect Subsidiary thereof not to, and shall not permit the partners, directors, officers, employees, agents and advisors of such JLW Partnership, Company or Company Subsidiary to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage any JLW Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to any JLW Partnership, Company or Company Subsidiary or afford access to the properties, books or records of any JLW Partnership, Company or Company Subsidiary to, any Person that may be considering making, or has made, a JLW Acquisition Proposal; provided, that any JLW Partnership or Company may respond to inquiries with respect to a JLW Acquisition Proposal for the sole purpose of informing the inquiring Person that no discussions of any kind may occur while this Section 5.5 is in effect. Each of the JLW Partnerships and Companies will, promptly (and in no event later than 24 hours after receipt of the relevant JLW Acquisition Proposal or request for information) notify Parent in writing of the receipt of any JLW Acquisition Proposal or request for information (which notice shall identify the Person making the JLW Acquisition Proposal or request and set forth the material terms and conditions thereof). For purposes of this Section 5.5, "JLW Acquisition Proposal" means any offer or proposal for, or any indication of interest in, a merger, consolidation or other business combination involving any of the JLW Partnerships, the Companies or the Company Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, any of the JLW Partnerships, the Companies or the Company Subsidiaries, other than the transactions contemplated by this Agreement and the Other Purchase Agreements.

     Section 5.6 Integration Matters. Without the prior written consent of Parent (which consent shall not be unreasonably withheld or delayed), no JLW Party shall (i) amend the Integration Plan or any Integration Agreement, (ii) extend the time for the performance of any of the obligations thereunder, (iii) waive any inaccuracies in the representations and warranties contained in any Integration Document, (iv) waive compliance with any of the agreements or conditions contained therein, or
(v) enter into any agreement, arrangement or understanding other than as set forth in the Integration Plan or Integration Agreements in respect of the transactions contemplated thereby; provided, however, that the foregoing shall not prohibit the Sellers' Representatives from waiving any condition contained in any Integration Agreement that the Sellers' Representatives could waive pursuant to Article VII or IX hereof.

     Section 5.7 Nine-Month Financial Statements. The JLW Partnerships and the Companies shall cause to be prepared and, as soon thereafter as practicable but in no event later than November 16, 1998, deliver to Parent the Nine-Month Interim Financial Statements and the JLW Combined 9/30 Financial Statement Schedules, in each case as contemplated by the provisions of Section 3.8(b) hereof.

                              ARTICLE VI

                          COVENANTS OF PARENT

     Section 6.1 Operation of Parent. From the date of hereof to the Closing, except as described in Section 6.1 of the Parent Disclosure Schedule or as otherwise permitted by or provided in this Agreement, the other Operative Agreements or the Integration Plan or the Integration Agreements, or except as consented to in writing by the Sellers' Representatives (which consent shall not be unreasonably withheld or delayed), Parent agrees that:

           (a) Parent shall, and shall cause each Parent Subsidiary to, conduct its business only in the ordinary and usual course and substantially in the same manner as heretofore conducted.

           (b) Parent shall perform all acts to be performed by it pursuant to this Agreement, any other Operative Agreements and the Integration Plan and the Integration Agreements and shall refrain from taking any action (other than any action permitted by or provided in this Agreement) that would result in the representations and warranties of Parent hereunder becoming untrue in any material respect or any of the conditions to Closing not be satisfied.

                 Without limiting the generality of the foregoing, except as described in Section 6.1 of the Parent Disclosure Schedule or as otherwise permitted or contemplated by this Agreement, the other Operative Agreements or the Integration Plan or the Integration Agreements or except as consented to in writing by the Sellers' Representatives (which consent will not be unreasonably withheld or delayed), from the date hereof to the Closing, Parent shall not, and shall cause each Parent Subsidiary not to:

                      amend its certificate of incorporation or bylaws
(or similar organizational documents) or adopt or pass further regulations or resolutions inconsistent therewith;

                      other than in the ordinary course of business consistent with past practice (A) incur any indebtedness for borrowed money or guarantee any such indebtedness or issue or sell any debt securities or guarantee any debt securities of any other Person (other than any Parent Subsidiary), or (B) make any loans, advances or capital contributions to, or investments in, any other Person (other than to any Parent Subsidiary), or enter into any material Contract;

                      acquire, by merging or consolidating with or by purchasing equity interests in or assets of any other Person or otherwise, any material assets of or any equity interests in any other Person;

                      pay, discharge or satisfy any claims, liabilities or obligations (absolute, accrued, asserted or unasserted, contingent or otherwise) other than (A) the payment, discharge or satisfaction, in the ordinary course of business consistent with past practice, or as required by their terms, of liabilities reflected or specifically reserved against in or contemplated by the Parent Interim Balance Sheet, (B) claims, liabilities or obligations that are incurred after the date thereof in the ordinary course of business consistent with past practice or that are immaterial liabilities if not incurred in the ordinary course of business or (C) the payment discharge or satisfaction in the ordinary course of business consistent with past practice of obligations under any Contracts or Licenses to which Parent or any Parent Subsidiary is bound as of the date hereof or entered into after the date of this Agreement in accordance with the limitations set forth in this Section 6.1;

                      pay, discharge or satisfy any material Lien unless required by the terms thereof or the documents evidencing or governing any related indebtedness;

                      permit or allow any of its respective material properties or assets, real, personal or mixed, tangible or intangible, to be subjected to any Lien, except for any Permitted Liens incurred in the ordinary course of business consistent with past practice;

                      cancel any material debts or claims, or waive any rights of material value or, sell, transfer or convey any of its respective material properties or assets, real, personal or mixed, tangible or intangible;

                      enter into any employment or severance agreement with any partner, officer, director, shareholder or employee thereof who receives or would receive annual compensation in excess of US$100,000;

                      enter into or amend any bonus, pension, profit-sharing or other plan, commitment, policy or arrangement in respect of the compensation payable or to become payable to any of its officers, directors or employees (other than salary increases in the ordinary course of business consistent with past practice to employees who are not officers or directors of Parent which, in the aggregate, are not material and year-end bonuses in the ordinary course of business consistent with past practice);

                      make any pension, retirement, profit sharing, bonus or other employee welfare or benefit payment or contribution, other than in the ordinary course of business consistent with past practice, or voluntarily accelerate the vesting of any compensation or benefit;

                      declare, pay or make, or set aside for payment or making, any dividend or other distribution in respect of its capital stock or other securities, or directly or indirectly redeem, purchase or otherwise acquire any of its capital stock or other securities, other than dividends paid or payable by a wholly owned Parent Subsidiary to Parent or another wholly owned Parent Subsidiary;

                      other than pursuant to the Parent Stock Plans, issue, allot, create, grant or sell any shares of its capital stock or any equity security or issue, grant or sell any security, option, warrant, call, subscription or other right of any kind, fixed or contingent, that directly or indirectly calls for the issuance, allotment, sale, pledge or other disposition of any shares of its capital stock or other equity securities;

                      make any change in any accounting or tax principles, practices or methods, except as may be required by applicable generally accepted accounting principles or applicable Law;

                      make any material tax election or settle or compromise any material income tax liability;

                      terminate or amend or fail to perform any of its obligations under any material Contract to which it is a party or by which it or any of its assets are bound;

                      enter into any material joint venture or partnership;

                      settle any material lawsuits, claims, actions, investigations or proceedings; or

                      authorize or enter into any obligations or commitment (or otherwise agree) to take any of the foregoing actions.

           (c) Parent shall, and shall cause each Parent Subsidiary to, give prompt notice to the Sellers' Representatives of (i) any Parent Material Adverse Effect, (ii) any change which makes it likely that any representation or warranty set forth in this Agreement regarding Parent will not be true in any material respect at the Integration Commencement Date or the Closing, as applicable, or would be likely to cause any condition to the obligations of any party hereto to consummate the transactions contemplated by this Agreement not to be satisfied or (iii) the failure of Parent to comply with or satisfy any covenant or agreement to be complied with or satisfied by it pursuant to this Agreement and the other Operative Agreements which would likely cause a condition to the obligations of any party to effect the transactions contemplated by this Agreement not to be satisfied.

           (d) Parent shall, and shall cause each Parent Subsidiary to, use commercially reasonable efforts to take such action as may be necessary to maintain, preserve, renew and keep in full force and effect its existence and its material rights and franchises.

           (e) Parent shall, and shall cause each Parent Subsidiary to, use commercially reasonable efforts to preserve intact the existing relationships with its clients and employees and others with respect to the businesses with which it has business relationships. Parent shall, and shall cause each Parent Subsidiary to, permit the Shareholders' Representatives or their designees to contact suppliers, customers and employees in coordination with the personnel of Parent or such Parent Subsidiary for purposes of facilitating the transactions contemplated hereby.

     Section 6.2 Access. Subject to compliance with applicable Law, upon reasonable notice, Parent shall, and shall cause each Parent Subsidiary to, give the JLW Partnerships and the Companies, their respective counsel, financial advisors, auditors and other authorized representatives reasonable access during normal business hours to its offices, properties, books and records, furnish to the JLW Partnerships and the Companies, their respective counsel, financial advisors, auditors and other authorized representatives such financial and operating data as such persons may reasonably request, and instruct and request each of its directors, officers, employees, counsel and financial advisors (as applicable) to cooperate with the JLW Partnerships and the Companies in their investigation of the businesses of Parent and the Parent Subsidiaries and in the planning for the combination of the businesses of the Companies and Parent following the consummation of the transactions contemplated hereby; provided that no investigation pursuant to this Section shall affect any representation or warranty given by the Parent hereunder. All information obtained pursuant to this Section 6.2, or otherwise pursuant to this Agreement shall be governed by the Confidentiality Agreement.

     Section 6.3 Consents. Parent shall use, unless otherwise agreed by the Sellers' Representatives, commercially reasonable efforts to obtain, prior to the Closing, (a) all Consents required to consummate the transactions contemplated by this Agreement and the other Operative Agreements, including, without limitation, the Consents required by Sections 4.5 and 4.6 of the Parent Disclosure Schedule, and (b) such additional Consents as the JLW Partnerships or the Sellers' Representatives or counsel to the JLW Partnerships shall reasonably determine to be necessary. All such Consents shall be in writing and executed counterparts thereof shall be delivered to the Sellers' Representatives promptly after receipt thereof by Parent but in no event later than the Integration Commencement Date.

     Section 6.4 Listing of Consideration Shares. Parent shall use commercially reasonable efforts to cause the Consideration Shares to be approved for listing on the NYSE, subject to official notice of issuance, on or prior to the Integration Commencement Date.

     Section 6.5 Stockholder Approval; Proxy. (a) Parent shall, in accordance with applicable Law and the Articles of Incorporation and Bylaws of Parent, cause a special meeting of its stockholders to be duly called and held for the purpose of voting (and will hold such a vote at such meeting) on the approval of the Proposed Actions as promptly as practicable following the Shareholder Determination Date.

           (b) In connection with such meeting, Parent shall promptly prepare and file with the SEC, and use its reasonable efforts to have cleared by the SEC and after the Commitment Date mail to its stockholders, a proxy statement (the "Proxy Statement") that complies as to form in all material respects with all relevant provisions of the Exchange Act relating to the meeting of Parent's stockholders to be held in connection with this Agreement and includes (when so filed) such information as the Management Shareholders shall reasonably request. Parent shall consult with the Shareholder's Representatives, the JLW Partnerships, the Companies and the financial advisers and counsel to the JLW Partnerships in connection with, and shall permit them to participate in, the preparation of the Proxy Statement. Parent shall promptly notify them of the receipt of comments of the SEC with respect to the Proxy Statement and requests by the SEC for amendments or supplements to the Proxy Statement or for additional information, and shall promptly supply them with copies of all correspondence between Parent (or its representatives) and the SEC (or its staff) and shall permit such counsel to participate in all telephone conferences or meetings with the SEC (or its staff) relating thereto.

           (c) The Proxy Statement shall include the approval and recommendation of the Board of Parent in favor of this Agreement and the Other Purchase Agreements and the transactions contemplated hereby and thereby, including the Proposed Actions, and unless Parent shall modify or withdraw such recommendation, Parent shall use all reasonable efforts to solicit from its stockholders proxies in favor of the foregoing and take all other actions reasonably necessary or advisable to secure the requisite vote or consent of stockholders required by Maryland law and the NYSE; provided, that Parent may modify or withdraw such recommendation, but only if and to the extent that (i) a Parent Acquisition Proposal has been made prior to the time that the Board determines to withdraw or modify its recommendation, (ii) the Board reasonably concludes in good faith, based on advice from its outside counsel, that the failure to make such withdrawal or modification would violate the fiduciary duties of the Board under applicable Law, and (iii) Parent shall have delivered to the Shareholders' Representatives, at least two Business Days prior to such withdrawal or modification, a written notice advising the Shareholders' Representatives that Parent has received a Parent Acquisition Proposal, identifying the person making such Parent Acquisition Proposal, setting forth the material terms and conditions of such Parent Acquisition Proposal and indicating that the Board proposes to withdraw or modify its recommendation.

     Section 6.6 Other Offers. From the date hereof until the termination hereof, Parent shall not, and shall cause each of the Parent Subsidiaries not to, and shall not permit the directors, officers, employees, agents and advisors of Parent and any of the Parent Subsidiaries to, directly or indirectly, (i) take any action to solicit, initiate or knowingly encourage any Parent Acquisition Proposal or (ii) engage in negotiations with, or disclose any nonpublic information relating to Parent or any of the Parent Subsidiaries or afford access to the properties, books or records of Parent or any of the Parent Subsidiaries to, any Person that may be considering making, or has made, a Parent Acquisition Proposal; provided, however, that Parent may engage in negotiations with, disclose nonpublic information relating to Parent and any of the Parent Subsidiaries and afford access to the properties, books and records of Parent and any of the Parent Subsidiaries to, any Person who has made a Parent Acquisition Proposal and take such other actions as are customarily undertaken in connection with the negotiation and evaluation of a Parent Acquisition Proposal if and to the extent that the Board reasonably concludes in good faith based on advice from its outside counsel that the failure to take such action would violate the fiduciary duties of the Board under applicable Law; provided that, prior to any such negotiations, disclosure of non-public information, affording of access or the taking of such other actions, such Person enters into a confidentiality agreement with Parent on customary terms. Parent will promptly (and in no event later than 24 hours after receipt of the relevant Parent Acquisition Proposal or request for information) notify the Shareholders' Representatives in writing of the receipt of any Parent Acquisition Proposal or request for information (which notice shall identify the Person making the Parent Acquisition Proposal or request and set forth the material terms and conditions thereof). Parent will keep the Shareholders' Representatives fully informed on a current basis of the status and details of any Parent Acquisition Proposal and any request for information. Parent shall, and shall cause the Parent Subsidiaries and the directors and officers and financial and legal advisers of Parent and the Parent Subsidiaries to, cease immediately and cause to be terminated all activities, discussions or negotiations, if any, with any Person heretofore conducted with respect to any Parent Acquisition Proposal. Notwithstanding any provision of this Section 6.6, nothing in this Section 6.6 shall prohibit Parent or the Board from talking and disclosing to Parent's stockholders a position with respect to a Parent Acquisition Proposal by a third party to the extent required under the Exchange Act or from making such disclosure to the Company's stockholders which, in the judgment of the Board based on the advice of outside counsel, is required under applicable Law; provided that nothing in this sentence shall affect the obligations of Parent and the Board under any other provision of this Agreement. For purposes of this Agreement, "Parent Acquisition Proposal" means any offer or proposal for, or any indiction of interest in, a merger, consolidation or other business combination involving Parent or any of the Parent Subsidiaries or the acquisition of any equity interest in, or a substantial portion of the assets of, Parent or any of the Parent Subsidiaries, other than the transactions contemplated by this Agreement and the Other Purchase Agreements.

     Section 6.7 Employee Trust. At or prior to Closing, Parent shall establish a trust (the "ESOT") for the purpose of holding 1,772,324 shares of Parent Common Stock (which shall be deposited therein, collectively, by Parent, US Acquisition Sub, US Acquisition Sub II and Australia Acquisition Sub on or prior to the Closing Date) (the "ESOT Shares") for distribution to certain JLW Employees. The trust agreement and the related agreements required to establish the ESOT (the "ESOT Agreements") shall reflect the terms set forth in Annex L attached hereto and such other terms as Parent and the Sellers' Representatives shall mutually agree. The trustee of the ESOT (the "ESOT Trustee") will be determined in accordance with and shall have the rights and obligations specified in Annex L hereto and the ESOT Agreements. The ESOT Agreements shall provide (to the extent set forth in Annex L) for the creation of sub trusts within the ESOT for the benefit of employees of specified Companies, Asian Region Companies and Australasia Region Companies and the Subsidiaries thereof(each a "Sub Trust" or an "ESOT Sub Trust", which Sub Trusts shall include a "JLW Australasia ESOT Sub Trust," a "JLW Asia ESOT Sub Trust," a "JLW England ESOT Sub Trust," a "JLW Scotland ESOT Sub Trust" and the "JLW Ireland ESOT Sub Trust"), which Sub Trusts shall be controlled by one or more persons designated pursuant to the SCCA. Parent and Sellers' Representatives agree to cooperate in good faith to determine the additional requirements of the ESOT and to negotiate in good faith the satisfactory resolution of such requirements prior to Closing. The parties hereto agree that (i) 91,988 ESOT Shares (the "ESOT Escrow Shares") shall be included in the Escrow Shares and (ii) 108,895 ESOT Shares (the "ESOT Adjustment Shares") shall be included in the Adjustment Shares, in each case to be delivered to the Escrow Agent on behalf of the ESOT pursuant to Section 1.3 hereof and Section 1.3 of each of the Other Purchase Agreements.

     Section 6.8 Certain Stockholder Agreements. Parent shall use commercially reasonable efforts to solicit the execution and delivery by each current director, officer and employee of Parent or any Parent Subsidiary who is a former partner in DEL of, a stockholder agreement, in the form attached hereto as Exhibit 3 (the "DEL Stockholder Agreement"), on or prior to the Integration Commencement Date.

     Section 6.9 Guarantee of Indemnification Agreements. Parent shall cause, on or prior to the Integration Commencement Date, a Parent Subsidiary with net assets of at least US$10 million to enter into a guarantee (in the form attached hereto as Exhibit 4 (the "Indemnification Agreement Guarantee"), of any payments that may become due by NewCo 1, NewCo 2 or NewCo 3, as the case may be, to any JLW Partnership under the indemnification in favor of the partners of the applicable JLW Partnership contained in the Integration Agreements and, during the term of such Indemnification Agreement Guarantee, Parent shall cause such Parent Subsidiary to maintain net assets of at least US$10 million.

     Section 6.10 [Intentionally Left Blank]

     Section 6.11 Certain Instruments of Indemnification. On or prior to the Closing Date, Parent shall execute and deliver the instruments of assumption of indemnification obligations in the respective forms attached hereto as Exhibit 6 and Exhibit 7.

     Section 6.12 Obtain Certain Releases.   Parent shall use commercially
reasonable efforts to obtain prior to the Integration Commencement Date, from the landlords under the leases identified on Exhibit 8 hereto, consent to the re-registration of JLW Supply as a limited liability company and the incorporation of JLW England and JLW Ireland without the requirement for personal guarantees by any partner of JLW England or JLW Ireland; provided that nothing herein shall require Parent to pay additional amounts or post any bonds. For purposes of this Section 6.12, "commercially reasonable efforts" shall include the offering by Parent to the landlords specified in
Exhibit 8 of a guarantee, in form and substance reasonably acceptable to Parent, from the Parent Subsidiary specified in Section 6.9 hereof.

     Section 6.13 Employee Stock Options. To the extent that Parent or any Parent Subsidiary issues or grants, or has issued or granted, (i) any stock options, stock appreciation rights, bonus or restricted stock awards, restricted stock units, performance shares or other stock based incentive awards, whether issued under a formal stock based incentive plan or otherwise, or (ii) any cash-based awards granted under a stock based incentive plan (the awards referred to in (i) and (ii) being sometimes referred to herein as "Stock Options") to any employees of Parent or any Parent Subsidiary, which employees were so employed prior to the Closing Date (other than any new employees after June 30, 1998) at any time after June 30, 1998 and prior to the third anniversary of the Closing Date, Parent shall cause at least an equivalent number of like Stock Options to be issued or granted, on or about the time of such grant or issuance (or, in the case of Stock Options granted or issued prior to the Closing Date, as soon as reasonably practicable after the Closing Date) to employees of Parent or any Subsidiary thereof who were employees of the JLW Businesses immediately prior to the Closing Date.

     Section 6.14 Director and Officer Indemnification. For a period of three years following the Closing Date, Parent shall not amend any charter, bylaw or other constitutional document of any Company or Company Subsidiary, in each case as in effect at June 30, 1998, in such a way as to remove or reduce any right to indemnification thereunder in favor of any director, partner or officer thereof.


                              ARTICLE VII

               CONDITIONS TO OBLIGATIONS OF THE PARTIES

           The obligations of Parent to purchase the Shares at the Closing and to perform its other agreements under this Agreement and the other Operative Agreements to be performed by it at the Closing, and the obligations of the Shareholders to sell the Shares at the Closing and the obligations of the JLW Partnerships, the Companies, the Company Subsidiaries, the Shareholders and the Related JLW Owners to perform their respective other agreements under this Agreement, the other Operative Agreements and the Integration Agreements to be performed by them as part of the Integration or at the Closing, as the case may be, shall be subject to the satisfaction or waiver by Parent and the Sellers' Representatives and the Shareholders' Representatives, in the case of actions to be taken at the Closing, of the following conditions that are specified to be satisfied on the Closing Date (or, in the case of Section 7.5, at (or before) the time specified therein) or, in the case of actions to be taken as part of the Integration, of the following conditions that are specified to be satisfied on (or before) the Integration Commencement Date:

     Section 7.1 No Injunctions or Restraints. On the Integration Commencement Date and on the Closing Date, there shall be no effective injunction, writ, preliminary restraining order or any order of any nature issued by a court or other Authority of competent jurisdiction directing that the transactions provided for herein or any of them not be consummated as so provided.

     Section 7.2 No Litigation. On the Integration Commencement Date and on the Closing Date, there shall not be pending by any Authority any Action (or by any other Person any Action which has a reasonable likelihood of success), (i) challenging or seeking to restrain or prohibit the transactions contemplated by this Agreement, any other Operative Agreement or any Integration Agreement or seeking to obtain, in connection with the transactions contemplated by this Agreement, any other Operative Agreement or any Integration Agreement, any damages that would reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect, (ii) seeking to prohibit or limit the ownership or operation by Parent, the Companies or any or all of them, or any of their respective Subsidiaries, of any material portion of their respective businesses or assets, or to compel Parent, the Companies or any or all of them, or any of their respective Subsidiaries, to dispose of or hold separate any material portion of such businesses or assets or (iii) seeking to prohibit Parent from exercising its rights under or otherwise enjoying the benefits of the other Operative Agreements.

     Section 7.3 HSR Act and Other Approvals. (a) On the Integration Commencement Date, (i) any applicable waiting period under the HSR Act relating to the transactions contemplated by this Agreement and the Other Purchase Agreements shall have expired or been terminated, (ii) the Required Regulatory Approvals and the Required Securities Approvals shall have been obtained or filed or shall have occurred and be in effect, and
(iii) all other authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Authority necessary for the consummation of the transactions contemplated by this Agreement, any other Operative Agreement or any Integration Agreement, including filings and consents required pursuant to other applicable antitrust and competition Laws, shall have been obtained or filed or shall have occurred and be in effect, except where the failure of which to be obtained or filed or to have occurred and be in effect, individually or in the aggregate, would not have or reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect or result in a violation of any criminal laws.

           (b) On the Integration Commencement Date, there shall have been obtained or received and in effect (i) each of the Consents listed or described on Schedule 7.3(b) of the Parent Disclosure Schedule, (ii) each of the Consents listed or described on Schedule 7.3(b) of the Company Disclosure Schedule and (iii) any other Consents from third Persons (other than Authorities) to any of the transactions contemplated by this Agreement, the other Operative Agreements or any Integration Agreements that may be required under any Contract or License to which Parent, any JLW Partnership or any Company, or any of their respective direct or indirect Subsidiaries, is a party or by which any of such Persons is bound with respect to which the failure to obtain or receive would, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect or a Company Material Adverse Effect.

     Section 7.4 Stockholders Vote. On or prior to the Integration Commencement Date, the Proposed Actions to be submitted for the approval of the stockholders of Parent shall have been approved by the requisite vote of Parent's stockholders.

     Section 7.5 Other Closings. The consummation of the transactions contemplated by each of the Other Purchase Agreements shall have occurred concurrently with the Closing.

     Section 7.6 Consummation of the Integration. On the Closing Date, the transactions contemplated by the Integration Plan and the Integration Agreements (other than the Post-Closing Integration Actions) shall have been (or shall have theretofore been) consummated in accordance with the terms and conditions of the Integration Plan and the Integration Agreements, without modification of the terms thereof or waiver of any of the conditions precedent thereto, unless Parent shall have consented thereto in writing (which consent will not be unreasonably withheld or delayed); and the Integration shall have been (or shall have theretofore been) consummated in all material respects in accordance with all applicable Laws).

     Section 7.7 Exercise of Put Right or Call Right. On the Closing Date, the Put Right shall have theretofore been exercised by delivery of the Put Notice or the Call Right shall have theretofore been exercised by delivery of the Call Notice, in accordance with Section 1.1 hereof.

     Section 7.8 Execution and Delivery of the other Operative Agreements.

On the Integration Commencement Date, each Shareholder and each Related JLW Owner listed on the Final Master Shareholder List and each Other Shareholder and Related JLW Owner listed on the Final Master Shareholder List attached to each of the Other Purchase Agreements shall have (or shall have theretofore) duly executed and delivered to Parent: (i) a Joinder Agreement or Other Joinder Agreement, as applicable, (ii) a Stockholder Agreement and (iii) an Escrow Agreement.

     Section 7.9 Amendments. The Articles of Amendment and Restatement of Parent, in the form attached hereto as Annex I, shall have become effective; the amendment to the Articles of Incorporation of LACM contemplated by clause (a)(i)(B) of Section 1.9 hereof shall have become effective.


                             ARTICLE VIII

                  CONDITIONS TO OBLIGATIONS OF PARENT

           The obligations of Parent to purchase the Shares at the Closing and to perform its other agreements under this Agreement and the other Operative Agreements to be performed by it as part of the Integration or at the Closing, is subject to the satisfaction or waiver by Parent, in the case of actions to be taken at the Closing, of the following conditions that are specified to be satisfied on the Closing Date or, in the case of actions to be taken as part of the Integration, of the following conditions that are specified to be satisfied on the Integration Commencement Date:

     Section 8.1 Representations and Warranties Correct as of the Integration Commencement Date. On the Integration Commencement Date, the representations and warranties of the Shareholders, the Related JLW Owners, the JLW Partnerships and the Management Shareholders made herein, in the other Operative Agreements or in the Integration Agreements and qualified as to Company Material Adverse Effect shall be true and correct in all respects at and as of the Integration Commencement Date, with the same force and effect as though made at and as of the Integration Commencement Date (except to the extent a representation or warranty speaks specifically as of an earlier date, in which event the same shall be true and correct in all respects as of such earlier date), except for any changes therein permitted or contemplated by this Agreement. On the Integration Commencement Date, each such representation and warranty not so qualified shall be true and correct in all respects at and as of the Integration Commencement Date, with the same force and effect as though made at and as of the Integration Commencement Date (except to the extent a representation or warranty speaks specifically as of an earlier date, in which event the same shall be true and correct in all respects as of such earlier date), and except for any changes therein permitted or contemplated by this Agreement, except for such failures of such representations or warranties to be true and correct in all respects as would not, individually or in the aggregate, have or reasonably be expected to have a Company Material Adverse Effect.

     Section 8.2 Certain Representations and Warranties Correct as of the Closing Date. On the Closing Date, the representations and warranties of the JLW Partnerships and the Management Shareholders set forth in Section
3.1 hereof and the representations and warranties of the Shareholders and the Related JLW Owners contained in the Applicable Joinder Agreements shall be true and correct in all respects at and as of the Closing Date.

     Section 8.3 Performance; No Default. (a) 82
On the Integration Commencement Date, the JLW Parties shall have performed and complied in all material respects with all the obligations and agreements required by this Agreement and the other Operative Agreements to which they or any of them is a party to be performed or complied with by the JLW Parties at or prior to the Integration Commencement Date.

           (b) On the Closing Date, the JLW Parties shall have performed and complied in all material respects with all the obligations and agreements required by this Agreement and the other Operative Agreements to which they or any of them is a party to be performed or complied with by the JLW Parties at or prior to the Closing Date.

           (c) On the Integration Commencement Date, the Shareholders and the Related JLW Owners shall have complied in all material respects with all obligations and agreements required by this Agreement and the other Operative Agreements to be performed by them at or prior to the Integration Commencement Date.

           (d) On the Closing Date, the Shareholders and the Related JLW Owners shall have complied in all material respects with all obligations and agreements required by this Agreement and the other Operative
Agreements to be performed by them at or prior to the Closing Date.

     Section 8.4 Delivery of Certificate. Each of the JLW Partnerships, Companies and Management Shareholders shall have delivered to Parent (i) on the Integration Commencement Date, a certificate, dated the Integration Commencement Date, executed by it or him certifying to the fulfillment of the conditions set forth in Sections 8.1, 8.3(a) and 8.3(c) hereof and (ii) on the Closing Date, a certificate, dated the Closing Date, executed by it or him certifying to the fulfillment of the conditions set forth in Sections 8.2, 8.3(b) and 8.3(d) hereof, provided that, in the case of the certification by each of the Management Shareholders, such certification
(x) shall be limited to the Knowledge of such Management Shareholder and
(y) shall not apply to representations and warranties set forth in Article II or III of any Joinder Agreement (other than the representations and warranties set forth in such Articles of the Joinder Agreement to which such Management Shareholder is a party, which certification (notwithstanding clause (x) above) shall not be limited to his Knowledge).

     Section 8.5 Opinions of Counsel to the JLW Partnerships and the Companies. On the Closing Date, the Sellers' Representatives shall have delivered to Parent opinions of counsel to the JLW Partnerships and the Companies as to such matters as Parent shall reasonably request, which opinions shall be in a form reasonably satisfactory to counsel to Parent.

     Section 8.6 Comfort Letter. Parent shall have received a comfort letter, dated the date of the Proxy Statement and the date of Parent's stockholders' meeting referred to in Section 6.5 hereof and on the Integration Commencement Date, from each public accounting firm who has issued a report on any of the Audited Financial Statements in each case in form and substance reasonably satisfactory to Parent, regarding the financial statements, in the respective forms set forth in Annex O hereto.

     Section 8.7 Settlement of  Related Party Accounts.  On the
Integration Commencement Date, except as set forth in Section 8.7 to the Company Disclosure Schedule, all amounts owed by any Related Parties, or any Persons in which any such Related Party has a material interest, to any Company or Company Subsidiary shall have been paid in full.

     Section 8.8 No Material Adverse Effect.  On the Integration
Commencement Date, since June 30, 1998, there shall have been no Company Material Adverse Effect.


                              ARTICLE IX

             CONDITIONS TO OBLIGATIONS OF THE SHAREHOLDERS

           The obligations of the Shareholders to sell the Shares at the Closing and the obligations of the JLW Partnerships, the Companies, the Company Subsidiaries, the Shareholders and the Related JLW Owners to perform their respective other agreements under this Agreement, the other Operative Agreements and the Integration Agreements to be performed by them as part of the Integration and at the Closing shall be subject to the satisfaction or waiver by the Sellers' Representatives and the Shareholders' Representatives, in the case of actions to be taken at the Closing, of the following conditions that are specified to be satisfied on the Closing Date or, in the case of actions to be taken as part of the Integration, of the following conditions that are specified to be satisfied on the Integration Commencement Date:

     Section 9.1 Representations and Warranties Correct as of the Integration Commencement Date. On the Integration Commencement Date, each representation and warranty of Parent made herein and qualified as to Parent Material Adverse Effect shall be true and correct in all respects at and as of the Integration Commencement Date, with the same force and effect as though made at and as of the Integration Commencement Date (except to the extent a representation or warranty speaks specifically as of an earlier date, in which event the same shall be true and correct in all respects as of such earlier date), except for any changes therein permitted or contemplated by this Agreement. On the Integration Commencement Date, each such representation and warranty not so qualified shall be true and correct in all respects at and as of the Integration Commencement Date, with the same force and effect as though made at and as of the Integration Commencement Date (except to the extent a representation or warranty speaks specifically as of an earlier date, in which event the same shall be true and correct in all respects as of such earlier date, except for any changes therein permitted or contemplated by this Agreement and except for such failures of such representations and warranties to be true and correct in all respects as would not, individually or in the aggregate, have or reasonably be expected to have a Parent Material Adverse Effect.

     Section 9.2 Performance; No Default. (a) On the Integration Commencement Date, Parent shall have performed and complied in all material respects with all the obligations and agreements required by this Agreement and the other Operative Agreements to be performed or complied with by it at or prior to the Integration Commencement Date.

           (b) On the Closing Date, Parent shall have performed and complied in all material respects with all the obligations and agreements required by this Agreement and the other Operative Agreements to be performed or complied with by it at or prior to the Closing Date.

     Section 9.3 Delivery of Certificate. Parent shall have delivered to the Shareholders' Representatives (i) on the Integration Commencement Date, a certificate, dated the Integration Commencement Date, executed by an executive officer of Parent, certifying to the fulfillment of the conditions set forth in Sections 9.1 and 9.2(a) hereof and (ii) on the Closing Date, a certificate, dated the Closing Date, executed by an executive officer of Parent, certifying to the fulfillment of the conditions set forth in Section 9.2(b) hereof.

     Section 9.4 Opinions of Counsel to Parent. On the Closing Date, Parent shall have delivered to the Sellers' Representatives opinions of counsel to Parent as to such matters as Sellers' Representatives and the Shareholders' Representatives shall reasonably request, which opinions shall be in a form reasonably satisfactory to counsel to the Sellers and the Companies.

     Section 9.5 Good Standing Certificate. On the Integration Commencement Date, the Sellers' Representatives shall have received a certificate from Parent, in form and substance reasonably satisfactory to counsel to the Companies from the Department of Assessments and Taxation of Maryland, evidencing the existence, good standing and organization of Parent under the laws of Maryland and its current payment of taxes.

     Section 9.6 Listing of Consideration Shares. On the Integration Commencement Date, the Consideration Shares shall have been approved (or theretofore approved) for listing on the NYSE, subject to official notice of issuance, and a copy of the letter from the NYSE evidencing such approval shall have been delivered to the Shareholders' Representatives.

     Section 9.7 Certain Stockholder Agreements. On the Integration Commencement Date, each current director, officer and employee of Parent or any Parent Subsidiary who is a former partner in DEL shall have (or shall have theretofore) executed and delivered to Parent a DEL Stockholder Agreement.

     Section 9.8 Indemnification Agreements.  On the Integration
Commencement Date, Parent shall have (or shall have theretofore) caused the Indemnification Agreement Guarantee to be executed and delivered as contemplated by Section 6.9 hereof.

     Section 9.9 Inland Revenue Ruling. On the Integration Commencement Date, the following clearances shall have been obtained (or theretofore obtained) from the UK Inland Revenue: (i) clearances under Section 707 of Income and Corporation Taxes Act 1988 that no notice under Section 703(3) of the Income and Corporation Taxes Act 1988 will be given with respect to the sale of NewCo 1, NewCo 2, JLW Supply and JLW USA to Parent; and (ii) clearance under Section 138 of the Taxation of Chargeable Gains Act 1992 ("TCGA") that Section 137 of TCGA will not affect the operation of Section 135 of TCGA in relation to the sale of NewCo 1, NewCo 2, JLW Supply and JLW USA to Parent.

     Section 9.10 No Material Adverse Effect.  On the Integration
Commencement Date, since June 30, 1998, there shall have been no Parent Material Adverse Effect.

     Section 9.11 Directors and Officers. The JLW Directors shall have been elected to the Board (and the only other directors on the Board shall be the Parent Directors), effective immediately following the Closing, and Chris Peacock and Mike Smith shall have been elected to the offices of President, Deputy Chief Executive Officer and Chief Operating Officer of Parent and Deputy Chairman of the Board of Parent, respectively, effective immediately following the Closing.

     Section 9.12 Amendments. The Amended Parent Bylaws shall have been adopted and not rescinded, modified or amended.


                               ARTICLE X

                              TAX MATTERS

     Section 10.1 Allocation of Purchase Price. The final allocation of the Consideration among the Shares of the Companies for all purposes (including, tax and financial accounting purposes) shall be determined by agreement between Parent and Sellers' Representatives. Parent and each JLW Party shall file all Tax Returns (including amended returns and claims for refund) and information reports in a manner consistent with such allocation.

     Section 10.2 Tax Returns. (a) The Shareholders' Representatives or their duly authorized agents shall prepare and timely file all outstanding Tax Returns of the Companies and Company Subsidiaries for taxable periods ending on or before the Closing on a basis which is, where applicable, consistent with that used in the preparation of the Tax Return of (in each case) the relevant Company or Company Subsidiary for any immediately preceding taxable period, save where to do so would be contrary to law. Parent shall provide or procure that the Companies and Company Subsidiaries provide any assistance reasonably requested by the Shareholders' Representatives for that purpose, including access to the books, accounts and records of the Companies and Company Subsidiaries. The Shareholders' Representatives shall notify Parent in writing that a Tax Return must be submitted at least twenty Business Days prior to the submission and Parent shall be entitled, on giving reasonable notice to the Shareholders'
Representatives, to review any Tax Return prior to submission.   Parent
shall provide or procure that the Companies and Company Subsidiaries cause those Tax Returns to be authorized, signed and submitted to the appropriate authority without amendment or with such amendments as Parent and the Shareholders' Representatives shall agree unless, in the opinion of Parent, there is no reasonable basis for any position taken on such returns or the signing or filing of such return would subject Parent, the Companies, the Company Subsidiaries or any of their officers, directors, employees, agents or Affiliates to fines, penalties or similar charges.

           (b) Parent shall prepare and file or cause to be prepared and filed those Tax Returns which relate to taxable periods of the Companies and Company Subsidiaries commencing on or before the Closing and ending after the Closing ("Straddle Returns") on a basis which is, where applicable, consistent with that used in the preparation of the Tax Return of (in each case) the relevant Company or Company Subsidiary for any immediately preceding taxable period, save where to do so would be contrary to law. Parent shall notify the Shareholders' Representatives in writing that a Straddle Return must be submitted at least twenty Business Days prior to the submission and the Shareholders' Representatives shall be entitled, on giving reasonable notice to Parent, to review any Straddle Return prior to submission. Parent shall make any changes as reasonably requested by the Shareholders' Representatives or their duly authorized agent provided such changes would not have a material adverse effect to Parent. None of the Shareholders or any of their respective Affiliates shall otherwise amend, refile or in any other way modify any Tax Return relating in whole or in part to any Company or Company Subsidiary or the JLW Businesses with respect to any taxable period ending on or before the Closing Date without the prior written consent of Parent.

     Section 10.3 Mutual Cooperation. Subject to Section 10.2 hereof and the Escrow Agreement, Parent, on the one hand, and each Shareholder, on the other, shall cooperate fully at such time and to the extent reasonably requested by the other party in connection with the preparation and filing of any Tax Return or the conduct of any audit, dispute, proceeding, suit or action concerning any Tax. Such cooperation shall include (i) the retention and (upon the other party's request) the provision of records and information which are reasonably relevant to the preparation and filing of such Tax Return, or any such audit, litigation or other proceeding, (ii) explanation of any material provided hereunder, (iii) the execution of any document that may be necessary or reasonably helpful in connection with the filing of any Tax Return by any of Parent, Shareholders, Companies or Company Subsidiaries, or in connection with an audit, proceeding, suit or action respecting any Tax, and (iv) the use of the parties' commercially reasonable efforts to obtain any documentation from an Authority or a third party that may be necessary or helpful in connection with the foregoing.

     Section 10.4 Tax Covenant. It is the intent of the parties that the purchase and sale of the Shares as contemplated in this Agreement be treated as a taxable transaction for United States Federal Income tax purposes. If prior to the Closing, Parent determines that such purchase and sale may not be so treated, then Parent and each JLW Party shall work together in good faith to modify the transactions contemplated hereby, if feasible, to effectuate such intent.


                              ARTICLE XI

                              TERMINATION

     Section 11.1 Termination of Agreement. This Agreement and the Applicable Joinder Agreements and the other Operative Agreements may be terminated at any time prior to the Closing:

           (a) by mutual consent of the Sellers' Representatives and Parent;

           (b) by either the Sellers' Representatives or Parent if (i) the Closing shall not have occurred on or before March 31, 1999, provided, however, that the right to terminate this Agreement pursuant to this clause
(i) shall not be available to (A) the Sellers' Representatives if the failure of any JLW Party, Shareholder or Related JLW Owner of any Shareholder (if applicable) to fulfill any obligation, covenant or agreement of such JLW Party, Shareholder or Related JLW Owner under this Agreement, any other Operative Agreement, any Integration Agreement or Applicable Joinder Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date and (B) Parent if the failure of Parent to fulfill any obligation, covenant or agreement of Parent under this Agreement or any other Operative Agreement has been the cause of, or resulted in, the failure of the Closing to occur on or before such date or (ii) if the Closing shall not have occurred on or before September 30, 1999;

           (c) by either the Sellers' Representatives or Parent in the event any court of competent jurisdiction or other Authority of competent jurisdiction shall have issued an order, decree or ruling or taken any other action restraining, enjoining or otherwise prohibiting the transactions contemplated hereby and such order, decree or ruling or other action shall have become final and nonappealable;

           (d) by Parent (provided, that Parent is not then in material breach of any of its representations, warranties or covenants in this Agreement) if there shall have been a material breach of any of the representations, warranties or covenants of any Shareholder or Related JLW Owner (if applicable) or JLW Party in this Agreement, any other Operative Agreement or any Integration Agreement, which breach (x) would result in a failure of a condition set forth in Section 8.1, 8.2 or 8.3 of this Agreement and (y) cannot be or has not been cured within 60 days following written notice thereof to the Sellers' Representatives and the party committing such breach (which notice shall specify in reasonable detail the nature of such breach);

           (e) by the Sellers' Representatives (provided that the Shareholders, the Related JLW Owners (if applicable), or the JLW Parties are not then in material breach of any of their respective representations, warranties, agreements or covenants in this Agreement, any other Operative Agreement or any Integration Agreement) if there shall have been a material breach by Parent of any of its representations, warranties, agreements or covenants in this Agreement, which breach (x) would result in a failure of a condition set forth in Section 9.1 or 9.2 of this Agreement and (y) cannot be or has not been cured within 60 days following written notice thereof to Parent (which notice shall specify in reasonable detail the nature of such breach);

           (f) by either the Sellers' Representatives or Parent, if, at the meeting of Parent's stockholders (including any adjournment or postponement thereof) called pursuant to Section 6.5 hereof, the requisite vote of the stockholders of Parent to approve the Proposed Actions shall not have been obtained (or, if obtained, thereafter revoked or rescinded);

                 by the Sellers' Representatives, in the event that the Board of Parent shall have (i) not approved and recommended, or withdrawn or modified in a manner adverse to the JLW Parties its approval or recommendation of, the transactions contemplated by this Agreement, the Applicable Joinder Agreements, the Other Purchase Agreements and the Other Joinder Agreements (including the Proposed Actions), or any of them or (ii) failed to call and hold the special meeting of the stockholders of Parent at which the Proposed Actions are presented to and voted upon by the stockholders of Parent in accordance with Section 6.5;

                 by Parent if the Final Master Shareholder List shall not have been delivered to and accepted by Parent on or prior to the Commitment Date, provided that Parent gives written notice of such termination to the Shareholders' Representatives within two Business Days thereafter;

                 by Parent if the condition set forth in Section 9.9 hereof shall not have been satisfied or waived on or prior to November 30, 1998;

                 by either the Sellers' Representatives or Parent, if the Put Right or Call Right shall not have been exercised during the Exercise Period; or

                 by Parent or the Sellers' Representatives at any time prior to the mailing of the final Proxy Statement, if the pro forma consolidated balance sheet of Parent and the Companies, the Asia Region Companies and the Australasia Region Companies as of June 30, 1998 (which balance sheet assumes that the transactions contemplated by this Agreement and the Other Purchase Agreements had occurred on June 30, 1998) included in the final Proxy Statement, and the pro forma consolidated financial statements of Parent and the Companies, the Asia Region Companies and the Australasia Region Companies for the six months ended June 30, 1998 and the year ended December 31, 1997 (which statements assume that the transactions contemplated by this Agreement and the Other Purchase Agreements had occurred on January 1, 1997) included therein, shall in each case not be substantially the same as those contained in the Offering Memorandum, other than as a result of (i) the inclusion of (A) financial information relating to the transactions contemplated by the Compass Agreement and the financial statements of the entities or businesses acquired pursuant to the Compass Agreement or (B) the financial statements of the applicable entities for the nine months ended September 30, 1998 (rather than for the six months ended June 30, 1998), or (ii) changes which are not material or, if material, are reasonably acceptable to Parent and the Sellers' Representatives.

           In addition, (i) this Agreement and the Applicable Joinder Agreements and the other Operative Agreements shall terminate automatically (without any action on the part of the Sellers' Representatives or Parent) in the event that either or both of the Other Purchase Agreements shall have terminated or been terminated pursuant to and in accordance with
Section 11.1(f) or Section 11.1(g) thereof and (ii) this Agreement and the Applicable Joinder Agreements and the Other Operative Agreements shall terminate automatically (without any action on the part of the Sellers' Representatives or Parent) in the event that either or both of the Other Purchase Agreements shall have terminated or been terminated pursuant to and in accordance with any subsection of Section 11.1 thereof other than
Section 11.1(f) and Section 11.1(g).

     Section 11.2 Effect of Termination. In the event of termination and abandonment of this Agreement pursuant to Section 11.1 hereof, written notice thereof shall forthwith be given to the other parties and the transactions contemplated by this Agreement and the Applicable Joinder Agreements shall be terminated and abandoned, without further action by Parent, the Sellers' Representatives or any other party hereto. If the transactions contemplated by this Agreement and the Applicable Joinder Agreements are so terminated and abandoned as provided herein:

           (a) Notwithstanding any such termination, Sections 11.2, 11.3, 13.2, 13.9, 13.10, 13.11 and 13.15 hereof shall remain in full force and effect;

           (b) The Confidentiality Agreement shall remain in full force and effect; and

           (c) No party hereto shall have any liability or further obligation to any other party to this Agreement or the Applicable Joinder Agreements, except (i) as stated in subparagraphs (a) and (b) of this
Section 11.2 or (ii) for any wilful breach of this Agreement or the Applicable Joinder Agreements, provided that, in the case of wilful breach by any JLW Party, Parent shall not be entitled to recover any damages or obtain any similar relief from any Shareholder, Related JLW Owner, Sellers' Representative or Shareholders' Representative (other than in their capacity as a partner of any JLW Partnership but only to the extent and subject to the limitations described below) or Company or Company Subsidiary, it being agreed and acknowledged that (x) damages or similar relief to which Parent might be entitled by reason of any such wilful breach shall be obtained solely from the JLW Partnerships and (y) that, notwithstanding anything to the contrary set forth herein, no assets of any partner (whether general or limited) of any JLW Partnership will be available for purposes of recovering damages or obtaining any similar relief, and no judgment or execution entered in any suit, action or preceding shall be entered or enforced against such assets, other than, in any case involving any such partner, in respect of the interests of such a partner in the partnership property held by the applicable JLW Partnership for the relevant partnership business, it being further acknowledged and agreed that any recourse under such circumstances shall be limited to the partnership property so held, and that no other recourse for purposes of recovering damages or similar relief will be permitted or sought; provided that the foregoing shall not limit any equitable remedies available to Parent prior to termination of this Agreement as a result of a breach or violation of this Agreement or any Applicable Joinder Agreement.

     Section 11.3 Termination Fee. Notwithstanding any other provision of this Agreement, if this Agreement and each of the Other Purchase Agreements is terminated pursuant to Section 11.1(f) or 11.1(g) hereof and thereof or clause (i) of the last sentence of Section 11.1 hereof or thereof, Parent shall promptly pay to the Shareholders' Representatives on behalf of the JLW Partnerships US$7,347,979 (the "Termination Fee").


                              ARTICLE XII

                     SURVIVAL AND INDEMNIFICATION

     Section 12.1 Survival of Representations, Warranties and Covenants. None of the representations and warranties of Parent contained in this Agreement or any other Operative Agreement, or any instrument delivered pursuant hereto or thereto, shall survive the Closing. All representations and warranties of the Shareholders, the Related JLW Owners, the Management Shareholders and the JLW Partnerships contained in this Agreement or any other Operative Agreement, or any instrument delivered pursuant hereto or thereto, shall survive the Closing for the period specified in the Escrow Agreement. The covenants and agreements of Parent contained in this Agreement or any other Operative Agreement, or any instrument delivered pursuant hereto or thereto, shall not survive the Closing, unless such covenants or agreements specify terms or are contemplated to be performed in whole or in part on or after the Closing, in which case any such covenants or agreements shall survive for such specified terms or until performed in full. The covenants and agreements of the JLW Parties contained herein and the Shareholders and the Related JLW Owners in the Applicable Joinder Agreements or any other Operative Agreement shall survive the Closing without limitation as to time unless such covenants or agreements specify a term, in which case such covenants or agreements shall survive for such specified term. The right to indemnification under the Escrow Agreement with respect to representations, warranties, covenants and obligations in this Agreement, the Applicable Joinder Agreement and the Other Joinder Agreements shall not be affected by any investigation conducted or Knowledge acquired (or capable of being acquired) at any time, whether before or after the execution and delivery of this Agreement, the Applicable Joinder Agreement and the Other Joinder Agreements or the Closing Date, with respect to the accuracy or inaccuracy of, or compliance with, any such representation, warranty, covenant or obligation. The waiver of any condition based on the accuracy of any representation or warranty, or on the performance of or compliance with any covenant or obligation, will not affect the right to indemnification under the Escrow Agreement with respect to such representations, warranties, covenants and obligations.

     Section 12.2 Indemnification of the Buyers. Parent and the other Indemnified Persons shall be indemnified, defended and held harmless from and against any and all Liabilities and against all claims in respect thereof to the extent, and subject to the terms, conditions and limitations, set forth in the Escrow Agreement.


                             ARTICLE XIII

                             MISCELLANEOUS

     Section 13.1 Further Efforts. Each of the parties to this Agreement shall: (i) promptly make any filings required by them or any of their subsidiaries, and thereafter make any other submissions required under all applicable Laws with respect to the transactions contemplated hereby and by the other Operative Agreements; and (ii) use commercially reasonable efforts to promptly take, or cause to be taken, all other actions and do, or cause to be done, all other things necessary, proper or appropriate to consummate and make effective the transactions contemplated by this Agreement and the other Operative Agreements. In addition, in the event of any Action relating hereto or to the transactions contemplated by this Agreement and by the other Operative Agreements, the parties to this Agreement agree to cooperate and use commercially reasonable efforts to defend against and respond thereto.

     Section 13.2 Expenses. Subject to Section 11.3 hereof and except as otherwise expressly provided herein or therein, each of the JLW Parties and Parent shall pay its own legal, accounting and other miscellaneous expenses incident to this Agreement, the other Operative Agreements and the Integration Agreements and the transactions contemplated hereby and thereby; provided, that the JLW Parties may cause any of their expenses to be paid or assumed by one or more of the Companies, so long as each such payment or assumption is identified and reflected in the Final Closing Statements.

     Section 13.3 Press Releases and Announcements. After the date of this Agreement and prior to the Closing, no party to this Agreement shall directly or indirectly make or cause to be made any public announcement or disclosure, or issue any notice with respect to this Agreement or any other Operative Agreement or the transactions contemplated by this Agreement and the other Operative Agreements without the prior consent of the Sellers' Representatives, in the case of Parent, and Parent, in the case of any JLW Parties; provided, that any party to this Agreement may make any public announcement or disclosure which is with the advice of counsel, required by applicable Law or regulations or applicable stock exchange requirements.

     Section 13.4 Entire Agreement; No Third Party Beneficiaries. This Agreement, together with the other Operative Agreements, the schedules and the other writings referenced herein or therein and the Confidentiality Agreement (a) constitute the entire understanding and agreement of the parties hereto and thereto with respect to the subject matter hereof and supersede all prior and contemporaneous agreements or understandings, inducements or conditions, express or implied, written or oral, between such parties and (b) are not intended to confer upon any Person other than the parties any rights or remedies hereunder.

     Section 13.5 Amendment, Extension and Waiver. At any time prior to the Closing Date, Parent, the Sellers' Representatives and the Shareholders' Representatives may (a) amend this Agreement, (b) extend the time for the performance of any of the obligations or other acts of the parties hereto, (c) waive any inaccuracies in the representations and warranties contained herein or in any document delivered pursuant hereto and (d) waive compliance with any of the agreements or conditions contained herein. This Agreement may not be amended except by an instrument in writing signed by Parent and by the Sellers' Representatives and the Shareholders' Representatives on behalf of all of the Sellers and the Companies and all of the Shareholders and Related JLW Owners. Any agreement on the part of a party hereto to any extension or waiver under this Section 13.5 shall be valid only if set forth in an instrument in writing signed by Parent and the Shareholders' Representatives.

     Section 13.6 Headings. The Article and Section headings contained herein are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement.

     Section 13.7 Notices. All notices, requests, demands and other communications made under or by reason of the provisions of this Agreement shall be in writing and shall be given by hand-delivery, air courier, or telecopier (with a copy also sent by hand-delivery or air courier, which shall not alter the time at which the telecopier notice is deemed received) to the parties at the addresses set forth below (or to such other addresses or, in the case of copies, to such other Persons as shall be set forth in notices given in accordance with the provisions hereof). Such notices shall be deemed given: at the time personally delivered, if delivered by hand with receipt acknowledged; upon transmission thereof by the sender and issuance by the transmitting machine of a confirmation slip that the number of pages constituting the notice have been transmitted without error, if telecopied, and the second business day after timely delivery to the courier, if sent by air courier.

     (i)   If to the JLW Partnerships or the Companies, to:

           Jones Lang Wootton (an English partnership)
           22 Hanover Square
           London  W1A 2BN
           England
           Attn: Clive Pickford
           Telephone:  44-171-493-6040
           Fax:  44-171-408-0220

           and to:

           Jones Lang Wootton (a Scottish partnership)
           23 Charlotte Square
           Edinburgh EH2 4DF
           Scotland
           Attn: A.R. Irvine
           Telephone:  44-131-225-8344
           Fax:  44-131-225-2147

           and to:

           Jones Lang Wootton (an Irish partnership)
           10-11 Molesworth Street
           Dublin 2
           Ireland
           Attn: P.S. McCaffrey
           Telephone: 353-1-679-4622
           Fax: 353-1-679-5147


     (ii)  If to the Sellers' Representatives, to:

           Chris Peacock
           c/o Jones Lang Wootton
           22 Hanover Square
           London  W1A 2BN
           England
           Telephone:  44-171-493-6040
           Fax:  44-171-408-0220

           and to:

           Mike Smith
           c/o Jones Lang Wootton
           22 Hanover Square
           London  W1A 2BN
           England
           Telephone:  44-171-493-6040
           Fax:  44-171-408-0220

     (iii) If to the Shareholders' Representatives, to:

           Robert Orr
           c/o Jones Lang Wootton
           22 Hanover Square
           London WIA 2BN
           England
           Telephone:  44-171-493-6040
           Fax:  44-171-408-0220

           and to:

           Gerry Kipling
           c/o Jones Lang Wootton Ltd
           16th & 17th Floors
           Dorset House
           Taikoo Place
           979 King's Road
           Quarry Bay
           Hong Kong
           Telephone:  852-2846-5000
           Fax:  852-2968-1008

           and to:

           Ken Winterschladen
           c/o Jones Lang Wootton
           Grosvenor Place
           225 George Street
           Sydney NSW 2000
           Australia
           Telephone:  61-2-9323-5888
           Fax:  61-2-9232-8120

     (iv) If to a Shareholder or Management Shareholder, to such Shareholder or Management Shareholder at the address, telephone number or fax number set forth on the Applicable Joinder Agreement to which such Shareholder or Management Shareholder is a party.

     (v) In the case of (i), (ii), (iii) and (iv) above, with a copy (which shall not constitute notice) given in the manner prescribed above, to:

           Richard Jones
           c/o Jones Lang Wootton
           9 Queen Victoria Street
           London EC4N 4YY
           England
           Telephone:  44-171-248-6040
           Fax: 44-171-454-8888


           and to:

           Christopher Radford
           c/o Jones Lang Wootton Ltd
           16th & 17th Floors
           Dorset House
           Taikoo Place
           979 King's Road
           Quarry Bay
           Hong Kong
           Telephone:  852-2846-5000
           Fax: 852-2968-1008

           and to:

           Andrew Martin
           c/o Jones Lang Wootton
           Grosvenor Place
           225 George Street
           Sydney NSW 2000
           Australia
           Telephone: 61-3-9672-6666
           Fax:  61-3-9600-1715

           and to:

           Slaughter and May
           35 Basinghall Street
           London  EC2V
           Attn:  Andrew McClean, Esq.
           Telephone:  (171) 600-1200
           Fax:  (171) 600-0289

           and to:

           Sidley & Austin
           875 Third Avenue
           New York, NY 10022
           Attn:  James D. Johnson, Esq.
           Telephone:  (212) 906-2000
           Fax:  (212) 906-2021

     (vi)  If to Parent:

           LaSalle Partners Incorporated
           200 East Randolph Street
           Chicago, Illinois 60601
           Attn: Chief Executive Officer
           Telephone:  (312) 782-5800
           Fax:  (312) 228-0980

           With a copy (which shall not constitute notice) given in the manner prescribed above, to:

           Skadden, Arps, Slate, Meagher & Flom (Illinois)
           333 West Wacker Drive
           Chicago, Illinois 60606
           Attn: Rodd M. Schreiber, Esq.
           Telephone: (312) 407-0700
           Fax:  (312) 407-0411

           and to:

           Hagan & Associates
           200 East Randolph Street
           Suite 4322
           Chicago, Illinois 60601
           Attn:  Robert K. Hagan
           Telephone:  (312) 228-2994
           Fax:  (312) 228-0982

     Section 13.8 Assignment. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors, legal representatives and assigns, but this Agreement may not be assigned by any party without the written consent of the other parties.

     Section 13.9 Applicable Law. Except as otherwise specified in this Agreement, this Agreement shall be governed by and construed and enforced in accordance with the laws of the State of Illinois, without giving effect to the conflict of laws provisions thereof.

     Section 13.10 Jurisdiction. Subject to the arbitration provisions set forth in Section 7.1 of the Escrow Agreement, each of the parties hereto hereby expressly and irrevocably submits to the non-exclusive personal jurisdiction of the United States District Court for the Northern District of Illinois and to the jurisdiction of any other competent court of the State of Illinois located in the County of Cook (collectively, the "Illinois Courts"), preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441, and to the non-exclusive jurisdiction of the High Court of England and Wales in London (the "English Courts"), in connection with all disputes arising out of or in connection with this Agreement or the transactions contemplated hereby and agrees not to commence any litigation relating thereto except in such courts; provided that if the aforementioned Illinois Courts do not have subject matter jurisdiction, then the proceeding shall be brought in any other state or federal court located in the State of Illinois, preserving, however, all rights of removal to such federal court under 28 U.S.C. Section 1441. Notwithstanding the foregoing, the parties hereto agree that no suit, action or proceeding may be brought in any state court in the State of Illinois unless jurisdiction is unavailable in any federal court in the State of Illinois. Each party hereby waives the right to any other jurisdiction or venue for any litigation arising out of or in connection with this Agreement or the transactions contemplated hereby to which any of them may be entitled by reason of its present or future domicile. Notwithstanding the foregoing, each of the parties hereto agrees that each of the other parties shall have the right to bring any action or proceeding for enforcement of a judgment entered by the Illinois Courts or the English Courts in any other court or jurisdiction.

     Section 13.11 Service of Process. Each party irrevocably consents to the service of process outside the territorial jurisdiction of the courts referred to in Section 13.10 hereof in any such action or proceeding by giving copies thereof by hand-delivery or air courier to his, her or its address as specified in or pursuant to Section 13.7 hereof. However, the foregoing shall not limit the right of a party to effect service of process on the other party by any other legally available method.

     Section 13.12 Words in Singular and Plural Form. Words used in the singular form in this Agreement shall be deemed to import the plural, and vice versa, as the sense may require.

     Section 13.13 Counterparts. This Agreement may be executed simultaneously in several counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

     Section 13.14 [Intentionally Left Blank]

     Section 13.15 Restrictive Trade Practices Act. Notwithstanding any other provision of this Agreement, or the arrangement of which it forms a part, no provision of this arrangement which is of such a nature as to make the arrangement liable to registration under the UK Restrictive Trade Practices Act 1976 shall take effect until the day after that on which particulars thereof have been duly furnished to the Director General of Fair Trading pursuant to said Act. This Section 13.15 shall not apply if this arrangement is non-notifiable within the meaning of section 27A of said Act.

     Section 13.16 WAIVER OF JURY TRIAL. EACH PARTY HEREBY WAIVES (TO THE FULLEST EXTENT PERMITTED BY LAW) ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF THIS AGREEMENT. THE PARTIES ACKNOWLEDGE THAT THIS WAIVER IS A MATERIAL INDUCEMENT TO ENTER INTO THIS AGREEMENT. THIS WAIVER IS IRREVOCABLE, MEANING THAT IT MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THIS WAIVER SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, RENEWALS, SUPPLEMENTS OR MODIFICATIONS TO THIS AGREEMENT OR TO ANY OTHER DOCUMENTS OR AGREEMENTS RELATING TO THE TRANSACTIONS CONTEMPLATED HEREBY. IN THE EVENT OF LITIGATION, THIS AGREEMENT MAY BE FILED AS A WRITTEN CONSENT TO A TRIAL BY THE COURT.


                              ARTICLE IV

                          CERTAIN DEFINITIONS

           "Action" shall mean any action, suit, arbitration, inquiry, proceeding or investigation by or before any Authority of any nature, civil, criminal, regulatory or otherwise, in law or in equity.

           "Affiliate" means, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls or is controlled by, or is under common control with, such first mentioned Person.

           "Asia Region Shareholders" means, collectively, the Persons named as "Shareholders" on the Preliminary Master Shareholder List under the Asia Region Agreement who have duly executed and delivered to Parent the Joinder Agreement (Asia) and each of the other Operative Agreements.

           "Australasia Region Shareholders" means, collectively, the Persons on the Preliminary Master Shareholder List under the Australasia Region Agreement who have duly executed and delivered to Parent the Joinder Agreement (Australasia) and each of the other Operative Agreements.

           "Business Day" means any day (other than a Saturday or Sunday) on which banks are permitted to be open and transact business in Chicago, Illinois and London, England.

           "Closing Net Worth" means, in respect of a specified group of companies, the sum of the book values of all assets of such companies, minus the sum of all liabilities of such companies, determined in each case on a consolidated or combined basis (as applicable) in accordance with the Agreed Generally Accepted Accounting Principles based on the applicable Closing Balance Sheet, or applicable Final Closing Balance Sheet, as applicable. Notwithstanding the foregoing, for purposes of calculating such Closing Net Worth: (a) the applicable Closing Balance Sheets or Final Closing Balance Sheets shall include, among other things, accruals (if not satisfied in full) for (i) Liabilities to former partners of JLW England, JLW Ireland and JLW Scotland, (ii) Liabilities relating to the Jones Lang Wootton (Hong Kong) Annuity Scheme, (iii) Transfer Taxes payable by any of such companies in connection with the Integration and the other transactions contemplated by this Agreement and the Other Purchase Agreements, (iv) other Tax Liabilities of any such companies relating to the Integration and the other transactions contemplated by this Agreement and the Other Purchase Agreements, and (v) out-of-pocket fees and expenses (including, without limitation, legal, financial advisory and accounting) payable by any of such companies in connection with the Integration and the other transactions contemplated by this Agreement and the Other Purchase Agreements; and (b) there shall be added to the assets of the applicable group of companies to the extent paid prior to Closing or accrued on the applicable Closing Balance Sheet or Final Closing Balance Sheet, an amount equal to (i) any Transfer Taxes of a type described in clause (iii) above ("JLW Transfer Taxes"), whether so accrued or previously paid (or payable by Parent or any Parent Subsidiaries and deemed accrued or accrued as provided below), to the extent that the total of such JLW Transfer Taxes so accrued or paid is less than or equal to US$3 million in the aggregate for all Companies, Asia Region Companies and Australasia Region Companies and their respective Subsidiaries and (ii) any out-of-pocket fees and expenses of a type described in clause (v) above ("JLW Fees and Expenses"), whether accrued or previously paid (or payable by Parent or any Parent Subsidiaries and deemed accrued or accrued as provided below), to the extent that the total of such fees and expenses is less than or equal to US$12 million in the aggregate for all Companies, Asia Region Companies and Australasia Region Companies and their respective Subsidiaries (it being understood that the credits for any such JLW Transfer Taxes or JLW Fees and Expenses so previously paid or accrued shall be allocated among the Closing Balance Sheets (or Final Closing Balance Sheets) in such manner as the Shareholders' Representatives shall specify); provided that the amount required to be added back to the assets of the applicable group of companies shall be net of any associated tax benefits to such group of companies as included on the applicable Closing Balance Sheet (or Final Closing Balance Sheet). For the purpose of determining such Closing Net Worth, there shall be pro forma accruals on the applicable Closing Balance Sheets and Final Closing Balance Sheets (a) in an aggregate amount equal to any Transfer Taxes paid or payable by Parent or any of its Subsidiaries in connection with the Integration or the transactions contemplated by this Agreement and the Other Purchase Agreements (to the extent not already accrued for on any Closing Balance Sheet or Final Closing Balance Sheet) and (b) in an aggregate amount equal to the aggregate amount of any out-of-pocket fees and expenses (including, without limitation, legal, financial advisory and accounting fees and expenses) that are (i) attributable to any JLW Partnership, Company, Asia Region Company or Australasia Region Company or any of their respective Subsidiaries in connection with the Integration or the transactions contemplated by this Agreement and the Other Purchase Agreements but (ii) have not been accrued on any Closing Balance Sheet or Final Closing Balance Sheet, as the case may be, and (iii) are payable by Parent or any Parent Subsidiary. Any such pro forma accruals shall be apportioned among the five Closing Balance Sheets (and corresponding Final Closing Balance Sheets) in such manner as the Shareholders' Representatives shall specify.

           "Code" means the Internal Revenue Code of 1986, as amended.

           "Company Disclosure Schedule" means the disclosure schedule delivered by the Sellers' Representatives to Parent prior to the execution of this Agreement.

           "Company Material Adverse Effect" means (i) an individual or cumulative material adverse change in or effect on the business, properties, assets, liabilities, financial condition or results of operations of the Companies, the Asia Region Companies and the Australasia Region Companies and their respective Subsidiaries, taken as a whole, (ii) an individual or cumulative event or development that is reasonably expected to have a material adverse change in or effect on the business, properties, assets, liabilities, financial condition or results of operations of the Companies, the Asia Region Companies and the Australasia Region Companies and their respective Subsidiaries, taken as a whole, or
(iii) any adverse change which would prevent any Shareholder, Other Shareholder, JLW Seller, Company, Asia Region Company or Australasia Region Company from consummating the transactions contemplated by this Agreement and the Other Purchase Agreements.

           "Company Subsidiary" or "Company Subsidiaries" means any direct or indirect Subsidiary of a Company; provided, that, for purposes of this Agreement and the other Operative Agreements, the following entities shall be deemed to be Company Subsidiaries of JLW Supply: Jones Lang Wootton KK (Japan) and Jones Lang Wootton International Limited (Bermuda).

           "Consent" means any consent, approval, waiver, grant, concession, Contract, License, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any Person, including, without limitation, any Authority.

           "Consideration" means, collectively, the Consideration Shares and the Cash Consideration.

           "Contract" or "Contracts" means any agreement, arrangement or understanding, whether written or oral, including, without limitation, any agreement to manage the operation and/or leasing of commercial or retail property, mortgage, indenture, note, guarantee, lease, License, franchise purchase agreement or sale agreement.

           "Controlled Affiliate" means, with respect to any Shareholder or, if applicable, Related JLW Owner, any Person controlled, directly or indirectly, through one or more intermediaries, by such Shareholder or, if applicable, such Related JLW Owner.

           "DEL" means DEL-LPL Limited Partnership, a Delaware limited partnership, or DEL-LPAML Limited Partnership, a Delaware limited partnership, or both.

           "Domestic Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, supplemental pension or retirement plan, program, Contract, agreement or arrangement, and each other "employee benefit plan" (within the meaning of Section 3(3) of ERISA) that is sponsored, maintained or contributed to or required to be contributed to by any Company or Company Subsidiary for the benefit of any employee or former employee of any Company or Company Subsidiary and with respect to which any Company or Company Subsidiary may incur liability, but excluding any such plan, program, Contract, agreement or arrangement maintained outside the United States (as described in Section 4(b)(4) of ERISA).

           "Encumbrances" means all Liens and any other material limitations or restrictions on rights of ownership (including any restriction on the right to vote, sell or otherwise dispose of any share capital or capital stock or other ownership interest) or other encumbrances of any nature whatsoever.

           "Environmental Laws" means all federal, national, interstate, state, provincial, local and foreign Laws, legislation (whether, without limitation, civil, criminal or administrative) statutes, treaties, statutory instruments, directives, by-laws, judgments (including any judgment of the European Court of Justice), regulations, notices, orders, government circulars, codes of practice and guidance notes or decisions of any competent regulatory body relating to pollution or protection of or compensation of harm to human health, safety, or the environment (including, without limitation, ambient air, surface water, ground water, land surface or subsurface strata), including, without limitation, laws and regulations relating to emissions, discharges, releases or threatened releases of Materials of Environmental Concern, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Materials of Environmental Concern.

           "ERISA Affiliate" means, with respect to any entity, any trade or business, whether or not incorporated that, together with any such entity would be deemed a "single employer" within the meaning of Section 4001(b)(1) of ERISA.

           "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Final Master Shareholder List" means the definitive list of Shareholders who, together with any Related JLW Owners, have executed and delivered to Parent each of the Applicable Joinder Agreement, the Stockholder Agreement, the Escrow Agreement, and any other documents, instruments or writings required to be delivered by such Shareholders and Related JLW Owners pursuant to this Agreement, which list is to be delivered to Parent pursuant to Section 2.1 hereof and shall set forth with respect to each Shareholder, (i) the name of such Shareholder and, if applicable, the Related JLW Owner, (ii) the residence and citizenship of such Shareholder and, if applicable, the Related JLW Owner, (iii) the Shares (by Company) currently owned by or allocated to such Shareholder and, if applicable, the Related JLW Owner (in the Integration), (iv) the number of shares of Parent Common Stock issuable (other than Adjustment Shares) in respect of such Shares, which shares shall be identified as Initial Distribution Shares, Forfeiture Shares and Escrow Shares, and (v) the Cash Consideration (or a formula for calculating such Cash Consideration) payable to such Shareholder.

           "Foreign Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement, or supplemental pension or retirement plan, program, Contract, agreement or arrangement, and each other employee benefit plan or perquisite that (i) is sponsored, maintained or contributed to or required to be contributed to by any Company or Company Subsidiary, for the benefit of any employee or former employee of any Company or Company Subsidiary and with respect to which any Company or Company Subsidiary may incur liability and (ii) is not a Domestic Plan.

           "Guernsey Insurance Laws" means The Companies (Guernsey) Law, 1994, as amended, and The Insurance Business (Guernsey) Law, 1986, as amended.

           "Income Tax" or "Income Taxes" means any federal, state, local or foreign income, franchise or similar Tax.

           "Independent Director" means any individual who is not (i) a past or present employee or officer of Parent or any Europe/USA Region Company, Asia Region Company or Australasia Region Company, or any of their respective Affiliates, or (ii) any Affiliate of such an employee or officer, except in each case as otherwise agreed by the Parent Nominating Committee and the JLW Nominating Committee.

           "Intangible Property Rights"  means the following:

                        Patent Rights. All United States, international and foreign patents and patent applications, and utility models
("Patents");

                        Trademarks.  Common law and registered
trademarks, service marks and tradenames and all applications for registration of the foregoing ("Trademarks");

                        Computer Programs. Computer programs, including all source and object code, data compilations and collections of data, whether machine-readable or otherwise (the "Computer Programs");

                        Copyrights. United States and foreign registered and unregistered copyrights, applications for copyright registration, including copyrights in Computer Programs, business information and topography or semi-conductor chip product "mask works" ("Copyrights");

                        Personal Rights. Rights of publicity and privacy including, without limitation, the right to use the names, likenesses, signatures, voices, personal information and biographies of real persons; and

                        Technology. Trade secrets and confidential information, technology and know-how.

           "Integration" means the series of actions contemplated to be taken under the terms of the Integration Plan and the Integration
Agreements.

           "Irish Service Subsidiaries" means the Company Subsidiaries identified as "Irish Service Subsidiaries" in Section 3.4 of the Company Disclosure Schedule.

           "IRS" means the United States Internal Revenue Service.

           "JLW Combined 9/30 Balance Sheet Schedules"means the schedules combining the Nine-Month Interim Financial Statements, so as to eliminate or adjust the (A) intercompany activity between or among any one or more of

(1) JLW England and its Subsidiaries, (2) JLW Scotland and its Subsidiaries and (3) JLW Ireland and its Subsidiaries, (B) intercompany activity between or among (x) any one or more of such entities and (y) any one or more of the Asia Region Companies and their respective Subsidiaries and (z) any one or more of the Australasia Region Companies and their respective Subsidiaries and (C) the gross-up of revenues and expenses (previously accounted for under the cost or equity method of accounting) related to the businesses which will be one-hundred percent owned as a result of the transactions contemplated by this Agreement and the Other Purchase Agreements, in each case as of September 30, 1998.

           "JLW Combined 9/30 Financial Statement Schedules" means, collectively, the JLW Combined 9/30 Income Statement Schedules and the JLW Combined 9/30 Balance Sheet Schedules.

           "JLW Combined 9/30 Income Statement Schedules" means the schedules combining the consolidated or combined (as applicable) profit and loss accounts contained in the Nine-Month Interim Financial Statements, so as to eliminate or adjust for (A) intercompany activity between or among any one or more of (1) JLW England and its Subsidiaries, (2) JLW Scotland and its Subsidiaries, and (3) JLW Ireland and its Subsidiaries, (B) intercompany activity between or among (x) any one or more of such entities and (y) any one or more of the Asia Region Companies and their respective Subsidiaries and (z) any one or more of the Australasia Region Companies and their respective Subsidiaries and (C) the gross-up of revenues and expenses (previously accounted for under the cost or equity method of accounting) related to the businesses which will be one-hundred percent owned as a result of the transactions contemplated by this Agreement and the Other Purchase Agreements, in each case for the nine months period ended September 30, 1998.

           "JLW Parties" means, collectively, the JLW Partnerships, the Companies and the Management Shareholders, and any one of them is individually referred to as a JLW Party.

           "JLW Sellers" means, collectively, (i) each of the JLW
Partnerships, (ii) the Persons named as "Sellers" in the Asia Region Agreement and (iii) the Persons named as "Sellers" in the Australasia Region Agreement.

           "Knowledge" means with respect to (i) any Management Shareholder such Management Shareholder's actual knowledge without any obligation to undertake any inquiry, (ii) JLW Partnerships, the Companies and the Company Subsidiaries, the actual knowledge of the persons identified on Exhibit 10 hereto after reasonable inquiry of the employees of the JLW Partnerships, Companies and Company Subsidiaries who are responsible for information technology and intellectual property matters, regulatory matters, compliance with environmental laws, employee benefits and labor matters and litigation matters and (iii) Parent and the Parent Subsidiaries, the actual knowledge of the persons identified on Exhibit 11 hereto after reasonable inquiry of the employees of Parent and the Parent Subsidiaries who are responsible for regulatory matters, employee benefits and labor matters and litigation matters.

           "Liabilities" shall mean any and all debts, losses, liabilities, claims, damages, fines, costs, royalties, proceedings, deficiencies or obligations (including those arising out of any Action, such as any settlement or compromise thereof or judgment or award therein), of any nature, whether known or unknown, absolute, accrued, contingent or otherwise and whether due or to become due, and whether or not resulting from third-party claims, and any out-of-pocket costs and expenses (including reasonable attorneys', accountants', or other fees and expenses incurred in defending any Action or in investigating any of the same or in asserting any rights hereunder).

           "Licenses" means all licenses, permits, franchises and other authorizations.

           "Liens" means all mortgages, pledges, security interests, liens, charges, options, conditional sales Contracts, claims, restrictions, covenants, easements, rights of way, title defects or third party interests or other Encumbrances or restrictions of any nature whatsoever.

           "Materials of Environmental Concern" means chemicals, pollutants, contaminants, waste, toxic substances, hazardous substances, dangerous substances, radioactive materials, asbestos, petroleum and petroleum products and similar materials.

           "Nine-Month Interim Financial Statements" means the unaudited consolidated or combined (as applicable) balance sheets of (A) JLW England and its Subsidiaries, (B) JLW Scotland and its Subsidiaries and (C) JLW Ireland and its Subsidiaries, in each case as of September 30, 1998 and the related consolidated or combined (as applicable) profit and loss accounts, statements of cash flows, statements of movements on reserves and statements of total recognized gains and losses for the nine month period then ended.

           "NYSE" means the New York Stock Exchange, Inc.

           "Offering Memorandum" means the Offering Memorandum relating to the transactions contemplated by the Operative Agreements (as defined herein and as defined in each Other Purchase Agreement) to be delivered to the Designated JLW Shareholders.

           "Operative Agreements" means, collectively, this Agreement, the Joinder Agreements, the Stockholder Agreements, the Escrow Agreement and the Indemnification Agreement Guarantees.

           "Other Joinder Agreements" means the Joinder Agreements (Asia) and the Joinder Agreements (Australasia), in the forms attached to the Asia Region Agreement and the Australasia Region Agreement, respectively.

           "Other Shareholders" means, collectively, the Asia Region Shareholders and the Australasia Region Shareholders.

           "Parent Disclosure Schedule" means the disclosure schedule delivered by Parent to the Shareholders' Representatives prior to the execution of this Agreement.

           "Parent Material Adverse Effect" means (i) an individual or cumulative material adverse change in, or effect on, the business, properties, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or (ii) an individual or cumulative event or development that is reasonably expected to have a material adverse change in or effect on the business, properties, assets, liabilities, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, or (iii) any adverse change which would prevent Parent or any other Buyer (as defined in the Asia Region Agreement or the Australasia Region Agreement) from consummating the transactions contemplated by this Agreement and the Other Purchase Agreements.

           "Parent Domestic Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, supplemental pension or retirement plan, program, Contract, agreement or arrangement, and each other "employee benefit plan" (within the meaning of section 3(3) of ERISA) that is sponsored, maintained or contributed to or required to be contributed to by Parent or a Parent Subsidiary for the benefit of any employee or former employee of the Parent or Parent Subsidiary and with respect to which any Parent or Parent Subsidiary may incur liability , but excluding any such plan, program, Contract, agreement or arrangement that is (i) maintained outside of the United States (as described in Section 4(b)(4) of ERISA) or (ii) benefitting any employee or former employee of any Compass entity.

           "Parent Foreign Plan" shall mean each bonus, deferred compensation, incentive compensation, stock purchase, stock option and other equity compensation, employment, consulting, severance or termination pay, hospitalization or other medical, life or other insurance, supplemental unemployment benefits, profit-sharing, pension or retirement, or supplemental pension or retirement plan, program, Contract, agreement or arrangement, and each other employee benefit plan or perquisite that (i) is sponsored, maintained or contributed to or required to be contributed to by Parent or a Parent Subsidiary for the benefit of any employee of former employee of Parent or Parent Subsidiary and with respect to which Parent or Parent Subsidiary may incur liability and (ii) is not a Parent Domestic Plan; provided, however, that, for purposes of this Agreement, the term "Parent Foreign Plan" shall not include any such plan benefitting any employee or former employee of any Compass entity.

           "Parent Significant Subsidiary" means any Parent Subsidiary that constitutes a "significant subsidiary" within the meaning of Rule 1-02 of Regulation S-X of the SEC.

           "Parent Subsidiary" or "Parent Subsidiaries" means any direct or indirect Subsidiary of Parent.

           "Permitted Liens" means (i) liens shown on the Interim
Financial Statements or the Parent Interim Balance Sheet, as applicable, as securing specified liabilities (with respect to which no default exists),
(ii) liens for current taxes not yet due and (iii) minor imperfections of title and encumbrances, if any, which are not substantial in amount, do not detract from the value of the property subject thereto or impair the operations related thereto and have arisen only in the ordinary and usual course of business consistent with past practice.

           "Person" means any corporation, individual, joint stock company, joint venture, partnership, unincorporated association, governmental regulatory entity, country, state or political subdivision thereof, trust or other entity.

           "Related JLW Owner" means the director, officer, employee or partner of a JLW Partnership, Company or Company Subsidiary both (i) who owns or holds an interest (beneficial or otherwise), direct or indirect, in any Shareholder or through which such Shareholder will acquire Shares in the Integration and (ii) whose name is set forth opposite such Shareholder's name on the Final Master Shareholder List.

           "Related Parties" means any Shareholder, the Related JLW Owner of such Shareholder (if applicable), the spouse of such Shareholder, the spouse of such Related JLW Owner (if applicable), any descendant of such Shareholder, any descendant of the Related JLW Owner (if applicable) and any Controlled Affiliate of any of the foregoing Persons.

           "Scottish Service Subsidiaries" means the Company Subsidiaries identified as "Scottish Service Subsidiaries" in Section 3.4 of the Company Disclosure Schedule.

           "SEC" means the United States Securities and Exchange
Commission.

           "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

           "Sellers' Representative" shall mean Chris Peacock and Mike Smith or, after execution of the SCCA, any of their respective alternates as provided in the SCCA.

           "Shareholders' Representatives" shall mean Robert Orr, Ken Winterschladen and Gerry Kipling, and Richard Jones, Christopher Radford and Andrew Martin, as their respective alternates, pursuant to the SCCA.

           "Shareholder Determination Date" means the date upon which the Final Master Shareholder List is accepted by Parent.

           "Subsidiary" or "Subsidiaries" means, with respect to any Person, any other Person, the voting securities, other voting ownership or voting partnership interests of which that are sufficient to elect at least a majority of its board of directors or other governing body (or, if there are not such voting interests, 50% or more of the equity interest of which) at the time of determination, are owned directly or indirectly by such first mentioned Person; provided that, for purposes of this definition, JLW Supply and JLW USA shall be deemed to be a Subsidiary of JLW England.

           "Tax" or "Taxes" means taxes of any kind, levies or other like assessments, customs, duties, imposts, charges or fees, including, without limitation, income, gross receipts, ad valorem, value added, excise, real or personal property, asset, document, sales, use, license, payroll, transaction, capital, net worth and franchise taxes, withholding, employment, social security, workers compensation, utility, severance, production, unemployment compensation, occupation, premium, windfall profits, transfer and gains taxes or other governmental taxes imposed by or payable to the United States, or any state, county, local or foreign government or subdivision or agency thereof, imposed with respect to the income, business, operations or assets of any Company or Company Subsidiary, and in each instance such term shall include any interest, penalties and additions to Tax attributable to any such Tax.

           "Tax Return" means any return, report, information return, schedule or other document (including any related or supporting information) with respect to Taxes filed or required to be filed with any Authority.

           "Transfer Taxes" means any transfer, documentary, sales, use, stamp, duties, recording, filing or other similar tax or fees (including any penalties, interest or additions).

           "UK GAAP" means generally accepted accounting principles, as in effect in the United Kingdom.

           "US GAAP" means generally accepted accounting principles, as in effect in the United States.

           IN WITNESS WHEREOF, this Purchase and Sale Agreement
(Europe/USA) has been duly executed and delivered by each of the Management Shareholders and the duly authorized officer of each of the JLW
Partnerships and Companies and Parent as of the day and year first above written.

                            LASALLE PARTNERS INCORPORATED


                            By:       /s/ William E. Sullivan
                            Name:  William E. Sullivan
                            Title:  Executive Vice President and Chief
Financial
                                       Officer


                            JONES LANG WOOTTON, a limited partnership
                                  existing under the laws of England


                            By:     /s/ Clive Pickford
                            Name:  Clive Pickford
                            Title:  European Chairman


                            JONES LANG WOOTTON, a partnership existing
                                  under the laws of Scotland


                            By:     /s/ Andrew Irvine
                            Name:  Andrew Irvine
                            Title:  Senior Partner, Scotland


                            JONES LANG WOOTTON, a partnership existing
                                  under the laws of Eire


                            By:     /s/ Patrick McCaffrey
                            Name:  Patrick McCaffrey
                            Title:  Managing Partner


                            JONES LANG WOOTTON, a corporation existing
                                  under the laws of England


                            By:     /s/ Andrew Jenkins
                            Name:  Andrew Jenkins
                            Title:  Director


                            J.L.W. (SCOTLAND) CORPORATE


                            By:     /s/ Andrew Irvine
                            Name:  Andrew Irvine
                            Title:  Managing Director


                            SLANEYGLEN COMPANY


                            By:     /s/ Patrick McCaffrey
                            Name:  Patrick McCaffrey
                            Title:  Director


                            J.L.W. SUPPLY COMPANY


                            By:     /s/ Clive Pickford
                            Name:  Clive Pickford
                            Title:  European Chairman, Director


                            JONES LANG WOOTTON USA INC.


                            By:     /s/ Michael J. Smith
                            Name:  Michael J. Smith
                            Title:  Authorized Signatory

                            JLW CONTINUATION, LTD.


                            By:     /s/ Andrew Jenkins
                            Name:  Andrew Jenkins
                            Title:  Director

                            MANAGEMENT SHAREHOLDERS:

                              /s/ Mike Smith
                            Mike Smith


                              /s/ Chris Peacock
                            Chris Peacock


                              /s/ Robin Broadhurst
                            Robin Broadhurst


                              /s/ Chris Brown
                            Chris Brown


                              /s/ Michael Dow
                            Michael Dow


                              /s/ Gerry Kipling
                            Gerry Kipling


                              /s/ Peter Lee
                            Peter Lee


                              /s/ Robert Orr
                            Robert Orr


                              /s/ Clive Pickford
                            Clive Pickford


                              /s/ Ken Winterschladen
                            Ken Winterschladen